     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 24, 2000

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          THERMO ELECTRON CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                 3569                                04-2209186
     (STATE OR OTHER JURISDICTION           (PRIMARY STANDARD INDUSTRIAL                 (I.R.S. EMPLOYER
  OF INCORPORATION OR ORGANIZATION)         CLASSIFICATION CODE NUMBER)               IDENTIFICATION NUMBER)

                                81 WYMAN STREET
                       WALTHAM, MASSACHUSETTS 02454-9046
                                 (781) 622-1000
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                          SANDRA L. LAMBERT, SECRETARY
                          THERMO ELECTRON CORPORATION
                                81 WYMAN STREET
                       WALTHAM, MASSACHUSETTS 02454-9046
                                 (781) 622-1000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                SETH H. HOOGASIAN, ESQ.                                   DAVID E. REDLICK, ESQ.
                    GENERAL COUNSEL                                         HALE AND DORR LLP
              THERMO ELECTRON CORPORATION                                    60 STATE STREET
                    81 WYMAN STREET                                    BOSTON, MASSACHUSETTS 02109
           WALTHAM, MASSACHUSETTS 02454-9046                                  (617) 526-6000
                     (781) 622-1000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As promptly as practicable after this Registration Statement becomes effective and the other conditions to the exchange offer are met or waived.
    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                      AMOUNT            PROPOSED MAXIMUM     PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                      TO BE           OFFERING PRICE PER   AGGREGATE OFFERING      AMOUNT OF
       SECURITIES TO BE REGISTERED(1)              REGISTERED(2)             SHARE               PRICE(3)       REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per share
  (including preferred stock purchase rights
  attached thereto)(4).......................    17,394,047 shares            N/A              $381,773,739         $100,789
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) This registration statement relates to securities of the registrant exchangeable for shares of common stock of Thermo Instrument Systems Inc., a Delaware corporation, par value $.10 per share, in the exchange offer by the registrant for all the outstanding shares of Thermo Instrument common stock and in the proposed merger of Thermo Instrument with and into the registrant.

(2) Based on the maximum number of shares expected to be issued in connection with the exchange offer and the merger, calculated as the product of (a) 20,463,584, representing the aggregate number of shares of Thermo Instrument common stock outstanding on March 31, 2000 (other than shares owned by the registrant) plus the number of such shares for which options were outstanding on March 31, 2000 and (b) the exchange ratio of 0.85 shares of the registrant's common stock for each share of Thermo Instrument common stock.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(f) under the Securities Act of 1933, based upon (a) $18.65625, the average of the high and low prices per share of Thermo Instrument common stock on April 20, 2000 as reported in the consolidated transaction reporting system, multiplied by (b) 20,463,584, representing the aggregate number of shares of Thermo Instrument common stock outstanding on March 31, 2000 (other than shares owned by the registrant) plus the number of such shares for which options were outstanding on March 31, 2000.

(4) Shares of Thermo Electron common stock being registered hereby are accompanied by Thermo Electron's preferred stock purchase rights. Until the occurrence of certain prescribed events, such rights are not exercisable, are evidenced by the certificate for the Thermo Electron common stock and will be transferred along with and only with the Thermo Electron common stock.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE RELATED REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  Subject to Completion, dated April 24, 2000

                          THERMO ELECTRON CORPORATION

                               OFFER TO EXCHANGE
                          0.85 SHARES OF COMMON STOCK
                                       OF
                          THERMO ELECTRON CORPORATION
                                      FOR
                     EACH OUTSTANDING SHARE OF COMMON STOCK
                                       OF
                         THERMO INSTRUMENT SYSTEMS INC.
                            ------------------------

                                     MERGER
                                       OF
                         THERMO INSTRUMENT SYSTEMS INC.
                                      INTO
                          THERMO ELECTRON CORPORATION
                            ------------------------

                        THE OFFER AND WITHDRAWAL RIGHTS
               WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME,
             ON FRIDAY, MAY 19, 2000, UNLESS THE OFFER IS EXTENDED.

    We are offering to exchange 0.85 shares of Thermo Electron Corporation common stock for each outstanding share of common stock of Thermo Instrument Systems Inc. that stockholders of Thermo Instrument validly tender, and do not properly withdraw, before the exchange offer expires. You may withdraw shares of Thermo Instrument common stock that you tender pursuant to this exchange offer at any time prior to the expiration of the exchange offer.
    If we complete the exchange offer, we intend to cause Thermo Instrument to merge into Thermo Electron. In the merger, we will issue 0.85 shares of Thermo Electron common stock for each outstanding share of Thermo Instrument common stock, subject to any applicable appraisal rights. This prospectus also relates to the shares of our common stock that we would issue in the merger.
    You should read this prospectus carefully. It sets forth the terms and conditions of the exchange offer and the merger. It also describes our and Thermo Instrument's businesses and finances. We have prepared this prospectus so that you will have the information necessary to make a decision about the exchange offer and whether to pursue your appraisal rights in connection with the merger.
    OUR OBLIGATION TO EXCHANGE THERMO ELECTRON COMMON STOCK FOR THERMO INSTRUMENT COMMON STOCK IS SUBJECT TO THE IMPORTANT CONDITIONS LISTED BELOW UNDER "THE EXCHANGE OFFER -- CONDITIONS OF THE OFFER." THESE INCLUDE THE CONDITION THAT STOCKHOLDERS OF THERMO INSTRUMENT VALIDLY TENDER, AND DO NOT WITHDRAW, A SUFFICIENT NUMBER OF SHARES OF THERMO INSTRUMENT COMMON STOCK WHICH, TOGETHER WITH SHARES OF THERMO INSTRUMENT COMMON STOCK OWNED BY US, CONSTITUTE AT LEAST 90% OF THE OUTSTANDING SHARES OF THERMO INSTRUMENT COMMON STOCK UPON THE EXPIRATION OF THE EXCHANGE OFFER. AS OF MARCH 31, 2000, WE OWNED 114,602,387 SHARES OF THERMO INSTRUMENT COMMON STOCK, REPRESENTING APPROXIMATELY 88.6% OF THE OUTSTANDING SHARES OF THERMO INSTRUMENT COMMON STOCK ON THAT DATE.
    Our common stock trades on the New York Stock Exchange under the symbol "TMO." On April 20, 2000, the last reported sale price for our common stock was $19.1875. Thermo Instrument common stock trades on the American Stock Exchange under the symbol "THI." On April 20, 2000, the last reported sale price for Thermo Instrument common stock was $18.75.
    An investment in our common stock involves a high degree of risk. You should carefully review the "Risk Factors" beginning on page 15 for a discussion of important factors that you should consider in connection with our offer, the merger and an investment in our common stock.
                            ------------------------

    We incorporate by reference into this prospectus important business and financial information about Thermo Instrument and about us. This information is not included in, or delivered with, this prospectus.
    We will provide you with a copy of any and all of the information that we incorporate by reference in this prospectus, without charge, upon written or oral request. If we do not specifically incorporate by reference in this prospectus exhibits to the documents that we incorporate in this prospectus, then we will not provide copies of those exhibits. TO OBTAIN TIMELY DELIVERY, YOU MUST REQUEST THE INFORMATION NO LATER THAN MAY 12, 2000.
    You should direct any requests for documents relating to Thermo Instrument or to us to: Sandra L. Lambert, Corporate Secretary, Thermo Electron Corporation, 81 Wyman Street, Waltham, Massachusetts 02454 (telephone:
781-622-1000; facsimile: 781-768-6620).
                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIME.
                            ------------------------

               The date of this prospectus is             , 2000

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER AND THE
  MERGER....................................................    1
SUMMARY.....................................................    4
RISK FACTORS................................................   15
FORWARD-LOOKING STATEMENTS..................................   21
INFORMATION ABOUT THERMO ELECTRON AND THERMO INSTRUMENT.....   22
BACKGROUND TO THE EXCHANGE OFFER AND THE MERGER.............   23
THE EXCHANGE OFFER..........................................   31
MARKET PRICES AND DIVIDENDS.................................   46
THE MERGER; APPRAISAL RIGHTS................................   47
FEDERAL INCOME TAX CONSEQUENCES.............................   49
COMPARISON OF THE RIGHTS OF HOLDERS OF OUR COMMON STOCK AND
  THE RIGHTS OF HOLDERS OF THERMO INSTRUMENT COMMON STOCK...   51
TRANSACTIONS WITH RELATED PARTIES...........................   57
LEGAL MATTERS...............................................   57
EXPERTS.....................................................   57
WHERE YOU CAN FIND MORE INFORMATION.........................   58
THERMO ELECTRON CORPORATION PRO FORMA CONSOLIDATED CONDENSED
  FINANCIAL STATEMENTS (UNAUDITED)..........................  F-1
ANNEX A.....................................................  A-1
ANNEX B.....................................................  B-1
ANNEX C.....................................................  C-1

     THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT THERMO ELECTRON AND THERMO INSTRUMENT THAT IS NOT INCLUDED OR DELIVERED WITH THE PROSPECTUS. YOU MAY OBTAIN THIS INFORMATION WITHOUT CHARGE TO YOU UPON WRITTEN OR ORAL REQUEST. YOU MUST ADDRESS YOUR REQUEST TO SANDRA L. LAMBERT, CORPORATE SECRETARY, THERMO ELECTRON CORPORATION, 81 WYMAN STREET, WALTHAM, MASSACHUSETTS 02454-9046, TELEPHONE (781) 622-1000. TO OBTAIN TIMELY DELIVERY, YOU MUST REQUEST THE INFORMATION NO LATER THAN MAY 12, 2000.

         QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER AND THE MERGER

Q: What is the exchange offer?

A: We are offering to exchange shares of our common stock for all of the outstanding shares of Thermo Instrument common stock that we do not already own.

Q: What is the exchange ratio?

A: We are offering to exchange 0.85 shares of our common stock for each share of Thermo Instrument common stock that stockholders of Thermo Instrument validly tender in the exchange offer. This exchange ratio represents a valuation of the Thermo Instrument common stock at a premium of 2.3% over its last reported sale price on March 7, 2000, the day before we announced the exchange ratio, based on the last reported sale price of our common stock on that date.

Q: What happens to any fractional shares?

A: We will not issue fractional shares of our common stock in the exchange offer or the short-form merger in which we will cause Thermo Instrument to merge into Thermo Electron. Instead, we will pay you cash in an amount equal to $19.1875 per whole share of our common stock for your fractional shares.

Q: How do I participate in the exchange offer?

A: To tender your shares, you should:

     - If you hold your shares in your own name, complete and sign the enclosed letter of transmittal. Once completed, you should return it with your share certificates to American Stock Transfer & Trust Company, the depositary for the exchange offer, at one of its addresses on the back cover of this prospectus.

     - If you hold your shares in "street name" through a broker, ask your broker to tender your shares.

Q: Will I have to pay any fees or commissions?

A: If you are the record owner of your shares and you tender your shares in the exchange offer, you will not have to pay brokerage fees or incur similar expenses. If you own your shares through a broker or other nominee and your broker tenders the shares on your behalf, your broker may charge you a fee for doing so. You should consult your broker or nominee to determine whether any charges will apply.

Q: Can I withdraw shares that I have tendered?

A: You may withdraw shares that you have tendered at any time on or before May 19, 2000, or, if we extend the exchange offer, before the exchange offer expires. Unless we have accepted your shares for exchange on or before June 22, 2000, you may also withdraw shares you have tendered which we have not accepted for exchange at any time after that date.

Q: What are the conditions to the exchange offer?

A: Our obligation to complete the exchange offer is subject to a number of conditions. Thermo Instrument stockholders must tender, and not withdraw, a sufficient number of shares of Thermo Instrument common stock so that when the exchange offer expires we own at least 90% of Thermo Instrument's outstanding shares. As of March 31, 2000:

Our ownership of Thermo Instrument common stock as a
  percentage of outstanding shares was:.....................        88.6%
Based on that percentage, the number of shares of Thermo
  Instrument common stock that Thermo Instrument
  stockholders must tender for us to meet the 90% condition
  is:.......................................................    1,822,900
Our ownership of Thermo Instrument common stock as a
  percentage of the shares of Thermo Instrument common stock then outstanding, assuming that optionholders had
  exercised all outstanding Thermo Instrument options issued by Thermo Instrument or by us and debenture holders did
  not convert any of the two issues of Thermo Instrument's
  outstanding $422.5 million total principal amount of
  convertible debentures into Thermo Instrument common stock at their conversion prices of $35.65 per share and $34.456
  per share, would have been:...............................        84.8%
Based on that percentage, the number of shares of Thermo
  Instrument common stock that Thermo Instrument
  stockholders must tender for us to meet the 90% condition
  is:.......................................................    6,967,438

Our obligation to complete the exchange offer is also subject to the other conditions described below under "The Exchange Offer -- Conditions Of The Offer."

Q: How long will it take to complete the exchange offer and the merger?

A: The exchange offer will expire at 12:00 midnight on May 19, 2000. We can elect at any time to extend the exchange offer. We will need to extend the exchange offer if the registration statement of which this prospectus is a part is not effective by May 19, 2000. If we complete the exchange offer, we expect to close the merger as promptly as practicable after we have completed the exchange offer.

Q: What will happen after you complete the exchange offer?

A: We plan to take Thermo Instrument private by acquiring all of the outstanding shares of Thermo Instrument common stock that we do not currently own. The exchange offer is the first step in this plan. If we complete the exchange offer, we will own at least 90% of Thermo Instrument's outstanding shares. We would then cause Thermo Instrument to merge with and into Thermo Electron in a so-called "short-form" merger. A short-form merger would not require approval of Thermo Instrument's board of directors or the stockholders of Thermo Instrument other than Thermo Electron.

Q. What will happen to my shares if you complete the exchange offer and I have not tendered my shares?

A: If you do not tender your shares of Thermo Instrument common stock and we complete the exchange offer, your shares will remain outstanding until the closing of the merger of Thermo Instrument and Thermo Electron. After the merger, each of your shares will be converted, subject to appraisal rights, into the right to receive 0.85 shares of our common stock.

Q: What are the federal income tax consequences to me of the exchange offer and the merger?

A: For federal income tax purposes, your receipt of shares of our common stock in the exchange offer or the merger would be tax-free. However, your receipt of cash in lieu of fractional shares of our common stock in the exchange offer or the merger would be taxable to you.

Q: Is Thermo Electron's financial condition relevant to my decision to tender my shares in the exchange offer or to pursue my appraisal rights in connection with the merger?

A: Yes. If you tender your shares of Thermo Instrument common stock and we close the exchange offer, you will receive shares of our common stock in exchange for your Thermo Instrument common stock. Similarly, if you do not tender your shares of Thermo Instrument common stock, you will receive shares of our common stock in the merger unless you pursue your appraisal rights. You should consider our financial condition before you decide to become one of our stockholders through the exchange offer or the merger. In considering our financial condition, you should review this prospectus and the documents that we incorporate by reference in this prospectus, because they contain detailed business, financial and other information about us.

Q: Where can I find more information about Thermo Electron and Thermo
Instrument?

A: You can find more information about Thermo Electron and Thermo Instrument from various documents that we file and that Thermo Instrument files with the SEC. You can obtain copies of these documents in the manner described under "Where You Can Find More Information" on page 58.

Q: What should I do if I have questions?

A: If you have any questions about the exchange offer, you should call our information agent, D.F. King & Co., Inc. If you are a banker or broker, call collect at (212) 269-5550. All others should call toll-free at (800) 290-6433.

                                    SUMMARY

     Before you make any decision with respect to the exchange offer or the merger, you should read the following summary together with the more detailed information included elsewhere, or that we incorporate by reference, in this prospectus.

- THE COMPANIES

     - Thermo Electron Corporation (page 22). Thermo Electron Corporation, a Delaware corporation, develops, manufactures and sells measurement and detection instruments that our customers use to collect, monitor and analyze data. We conduct this business in significant part through Thermo Instrument. As discussed below, we are in the process of spinning off a business that serves the healthcare industry with a range of medical products for diagnosis and monitoring, and our paper recycling and papermaking equipment business. We are also in the process of selling various non-core businesses. We plan to take Thermo Ecotek Corporation, our electric power generation business, private. Although we no longer consider it a core business under our new strategy, we expect to retain Thermo Ecotek after it is taken private while we continue to evaluate how to best exit that business and create maximum value for our stockholders.

      Our common stock is listed on the New York Stock Exchange under the symbol "TMO." Our principal executive offices are located at 81 Wyman Street, P.O. Box 9046, Waltham, Massachusetts 02454-9046, and our telephone number is (781) 622-1000.

     - Thermo Instrument Systems Inc. (page 22). Thermo Instrument Systems Inc., a Delaware corporation, is a worldwide leader in developing, manufacturing and marketing measurement instruments used to monitor, collect and analyze information. Thermo Instrument's customers use these systems for multiple applications in a range of industries, including industrial processing, food and beverage production, life sciences research and medical diagnostics. Thermo Instrument common stock is listed on the American Stock Exchange under the symbol "THI." Thermo Instrument's principal executive offices are located at 81 Wyman Street, P.O. Box 9046, Waltham, Massachusetts 02454-9046, and its telephone number is (781) 622-1000.

     - Affiliation of Thermo Instrument and Thermo Electron (pages 25 and
       27). We own a majority of Thermo Instrument's common stock. Several officers of Thermo Instrument are also officers or directors of Thermo Electron. See "Background To The Exchange Offer And The Merger."

     - The Thermo Electron reorganization (page 23). On January 31, 2000, we announced that our board of directors had authorized our management to proceed with a major reorganization of our operations. As part of this reorganization, we plan to:

        - acquire the public minority interest in most of our subsidiaries that have minority investors;

        - spin off a business that serves the healthcare industry with a range of medical products for diagnosis and monitoring, and our paper recycling and papermaking equipment business; and

        - divest a variety of non-core businesses.

      The primary goal of the reorganization is to allow us to focus on our core business and each of our spun-off subsidiaries to focus on its core business. The purpose of the exchange offer and merger described in this prospectus is to allow us to acquire the minority public interest in Thermo Instrument as part of our overall reorganization. The exchange offer and merger also would provide the public stockholders of Thermo Instrument with a continuing equity interest in the restructured company. We plan to retain Thermo Instrument as part of our core instrument business.

     - The Thermo Instrument reorganization. Thermo Instrument has historically conducted its business through wholly-owned subsidiaries and divisions, as well as majority-owned subsidiaries that are partially owned by public or private investors. On January 31, 2000, Thermo Instrument announced its intention to acquire, through cash tender offers and mergers, the interests of public stockholders in five subsidiaries that it does not wholly own. Thermo Instrument expects to complete these acquisitions in the second quarter of 2000. Thermo Instrument's total cost of acquiring the public minority interests in these subsidiaries will be approximately $231 million. We agreed to loan Thermo Instrument up to $400 million to finance these acquisitions and related expenses. If Thermo Instrument successfully completes these tender offers and mergers, Thermo Instrument will not own any subsidiary with publicly-held minority interests, other than its interest in Spectra-Physics Lasers, Inc. Thermo Instrument is acquiring the publicly-held minority interests in these subsidiaries as part of our reorganization described above.

- PRINCIPAL TERMS OF THE EXCHANGE OFFER

     - Exchange offer for all outstanding Thermo Instrument shares (page
       31). We are offering to acquire all of the outstanding shares of common stock of Thermo Instrument that we do not currently own in exchange for shares of our common stock.

     - Exchange ratio (page 31). We are offering to exchange 0.85 shares of our common stock for each share of Thermo Instrument common stock that Thermo Instrument stockholders validly tender in the exchange offer. We sometimes refer to this ratio of 0.85 to 1 as the "exchange ratio." The following table shows the last reported sale price of Thermo Instrument common stock on the American Stock Exchange and our common stock on the New York Stock Exchange on March 7, 2000, the last trading date before we announced the exchange ratio, and on April 20, 2000, the last trading date before the commencement of the exchange offer.

      DATE                                                     THERMO INSTRUMENT    THERMO ELECTRON
      ----                                                     -----------------    ---------------
      March 7, 2000..........................................      $19.9375            $  24.00
      April 20, 2000.........................................      $  18.75            $19.1875

      The exchange ratio represents a valuation of the Thermo Instrument common stock at a premium of 2.3% over its last reported sale price on March 7, 2000, based on the last reported sale price of our common stock on that date. For more information regarding the trading ranges of our common stock and Thermo Instrument common stock, see "-- Comparative Per Share Market Information."

     - Cash in lieu of fractional shares (page 31). We will not issue fractional shares of our common stock in the exchange offer or the merger. Instead, we will pay an amount in cash equal to $19.1875 per whole share of our common stock for fractional shares.

     - Expiration of the exchange offer (page 31). The exchange offer will expire at 12:00 midnight on Friday, May 19, 2000. We can elect at any time to extend the exchange offer. If we extend the exchange offer, we will issue a press release announcing the extension. See "The Exchange Offer -- Terms Of The Offer; Expiration Date."

     - Procedures for accepting the exchange offer and tendering shares (page
       34). To exchange your shares of Thermo Instrument common stock for shares of our common stock in the exchange offer, you must follow the procedures described below under "The Exchange Offer -- Procedures For Accepting The Offer And Tendering Shares" and in the accompanying letter of transmittal before the exchange offer expires.

     - Issuance of Thermo Electron shares for tendered shares (page 33). If we satisfy or waive all of the conditions of the exchange offer and we accept for exchange shares of Thermo Instrument common stock that you tendered, we will issue you shares of our common stock in exchange for your shares of Thermo Instrument common stock promptly after the exchange offer expires. See "The Exchange Offer -- Acceptance For Exchange And Exchange Of Shares."

     - Withdrawal rights (page 38). You may withdraw shares of Thermo Instrument common stock that you have tendered at any time on or before May 19, 2000, or, if we extend the exchange offer, before the exchange offer expires. Unless accepted for exchange on or before June 22, 2000, you may also withdraw shares that you have tendered and which we have not accepted for exchange at any time after June 22, 2000. For your withdrawal to be effective, American Stock Transfer & Trust Company, the depositary for the exchange offer, must receive your notice of withdrawal at one of the addresses on the back cover of this prospectus before the exchange offer expires. For more information on your withdrawal rights, see "The Exchange
       Offer -- Withdrawal Rights."

     - Conditions of the exchange offer (page 39). Our obligation to complete the exchange offer is subject to a number of conditions. In particular, Thermo Instrument stockholders must tender, and not withdraw, enough shares of Thermo Instrument common stock so that at the time the exchange offer expires we own at least 90% of Thermo Instrument's outstanding shares of common stock. In addition, our obligation to complete the exchange offer is subject to the condition that the SEC declare effective the registration statement of which this prospectus is a part. You can tender your shares of Thermo Instrument common stock before the registration statement is effective but we cannot accept these shares for exchange before the registration statement is effective or before the exchange offer expires. If the SEC has not declared the registration statement effective by the expiration date, we will extend or withdraw the exchange offer. For more information regarding the conditions to our obligation to complete the exchange offer, see "The Exchange
       Offer -- Conditions Of The Offer." We are not aware of any other material filing, approval or other action by any federal or state governmental or administrative authority that we must obtain in connection with our acquisition of shares of Thermo Instrument common stock as contemplated in this prospectus.

- THE MERGER

     - Subsequent merger (page 47). We plan to take Thermo Instrument private by acquiring all of the outstanding shares of Thermo Instrument common stock that we do not currently own. The exchange offer is the first step in this plan. If we complete the exchange offer, we will own at least 90% of Thermo Instrument's outstanding shares of common stock. We would then cause Thermo Instrument to merge with and into Thermo Electron in a so-called "short-form" merger. A short-form merger would not require approval of Thermo Instrument's board of directors or the stockholders of Thermo Instrument other than Thermo Electron.

     - No public stockholder action for merger; appraisal rights (page 47). We do not intend to enter into a merger agreement with Thermo Instrument or to seek the approval of the directors of Thermo Instrument for the merger. Even if you do not tender your shares of Thermo Instrument common stock in the exchange offer, you would not be entitled to vote your shares with respect to the merger. If you do not tender your shares and we complete the merger, you would have a right to demand a judicial appraisal of the fair value of your shares of Thermo Instrument common stock. You could lose your right to an appraisal, however, if you fail to follow the statutory procedure. See "The Merger; Appraisal Rights."

     - Merger consideration (page 47). In the merger, we would issue 0.85 shares of our common stock for each share of Thermo Instrument common stock that we do not already own. This is the same consideration for each share of Thermo Instrument common stock that we are offering in this exchange offer. See "Background To The Exchange Offer And The
       Merger -- The Merger."

- SHARE OWNERSHIP INFORMATION

     - Thermo Instrument shares outstanding. As of March 31, 2000, Thermo Instrument had outstanding:

        - 129,361,430 shares of common stock;

        - options to purchase 5,600,038 shares of common stock;

        - $250 million principal amount of 4% convertible subordinated debentures due January 2005 convertible into a total of 7,012,623 shares of common stock; and

        - $172.5 million principal amount of 4.5% senior convertible debentures due October 2003 convertible into a total of 5,006,385 shares of common stock.

     - Ownership of Thermo Instrument common stock by Thermo Electron and officers and directors of Thermo Electron and Thermo Instrument. On March 31, 2000, we owned 114,602,387 shares of Thermo Instrument common stock, or approximately 88.6% of the outstanding shares of Thermo Instrument common stock. Assuming that optionholders exercised all outstanding options to purchase Thermo Instrument common stock and debenture holders did not convert any of Thermo Instrument's outstanding 4% convertible subordinated debentures into Thermo Instrument common stock at the current conversion price of $35.65 per share or 4.5% senior convertible debentures into Thermo Instrument common stock at the current conversion price of $34.456 per share, we would have owned 84.8% of the outstanding shares of Thermo Instrument common stock on that date. In addition, on January 31, 2000, our directors and executive officers owned less than 1% of the outstanding shares of our common stock and less than 1% of the outstanding shares of Thermo Instrument common stock. On January 31, 2000, the directors and executive officers of Thermo Instrument who are not also our directors or executive officers owned less than 1% of the outstanding shares of Thermo Instrument common stock and less than 1% of the outstanding shares of our common stock. On that date, our executive officers and directors also owned options to purchase 2,660,715 shares of our common stock and 733,790 shares of Thermo Instrument common stock.

     - Ownership of Thermo Electron after the exchange offer and the merger. If we acquire all of the outstanding shares of Thermo Instrument common stock pursuant to the exchange offer and the merger, former stockholders of Thermo Instrument would acquire through the exchange offer and the merger approximately 8% of the then outstanding shares of our common stock, based upon the number of shares of Thermo Instrument common stock and of our common stock outstanding on March 31, 2000 and the assumption that no Thermo Instrument optionholders exercise their options and that no Thermo Instrument debenture holders convert their debentures. In our reorganization, we are also offering shares of our common stock in connection with acquiring the minority interests in a number of our other public subsidiaries. We would issue approximately 9.8 million additional shares of our common stock in these other transactions, assuming that optionholders do not exercise any options to purchase shares of common stock of the subject companies and debenture holders do not convert any convertible debt securities of the subject companies.

- RISK FACTORS (PAGE 15)

     Before you make any decision about the exchange offer or the merger, you should read carefully this prospectus and the documents that we incorporate by reference in this prospectus. You should also carefully consider the risks of the exchange offer and the merger, our reorganization and our business that we identify in this prospectus and in the documents that we incorporate by reference in this prospectus. These risks include the following:

     - we may not complete our reorganization as proposed, including the two proposed spin-offs, the acquisition of the minority interests in most of our subsidiaries and the dispositions of our non-core businesses;

     - we may not realize the anticipated benefits of our reorganization;

     - the fixed exchange ratio in this exchange offer and the merger may work to your disadvantage if Thermo Instrument common stock increases in value or our common stock decreases in value;

     - the trading price for our common stock has been and may continue to be volatile; and

     - our business is subject to a number of risks, including intense competition, rapid technological changes, significant governmental regulation and difficulties of international operations.

     You should carefully review "Risk Factors" beginning on page 15 for a more complete discussion of these and other risk factors relating to the exchange offer, the merger, our reorganization and our business.

- FEDERAL INCOME TAX CONSEQUENCES (PAGE 49)

     For federal income tax purposes, your receipt of shares of our common stock pursuant to the exchange offer or the merger would be tax-free. However, you would recognize taxable income upon the receipt of cash in lieu of fractional shares of our common stock in the exchange offer or the merger.

     For a more detailed discussion of the tax consequences of the exchange offer and the merger, you should carefully review "Federal Income Tax Consequences." We urge you to consult with your own tax advisor.

- CONSEQUENCES OF THE OFFER AND THE MERGER (PAGE 27)

     Completion of the exchange offer and the merger would have the following consequences:

     - The shares of Thermo Instrument would no longer be listed on the American Stock Exchange; and

     - Thermo Instrument would no longer be subject to the requirements of the Securities Exchange Act of 1934, including requirements to file annual and other periodic reports.

     If you do not tender your shares of Thermo Instrument common stock and we complete the exchange offer, your shares will remain outstanding until the merger of Thermo Instrument and Thermo Electron. After the merger, each of your shares will convert, subject to appraisal rights, into the right to receive 0.85 shares of our common stock.

- EFFECT OF THE MERGER ON THERMO INSTRUMENT STOCK OPTIONS AND DEBENTURES (PAGES 29 AND 30)

     - Stock options. In connection with the exchange offer and the merger, we will assume Thermo Instrument's stock option plans and any outstanding options to purchase shares of Thermo Instrument common stock under those plans. After we have assumed these options, they will be exercisable for shares of our common stock. The number of shares of our common stock underlying each assumed option will equal the number of shares of Thermo Instrument common stock underlying the option before the merger multiplied by the exchange ratio. The exercise price for each assumed option will be calculated by dividing the exercise price of the Thermo Instrument stock option before the merger by the exchange ratio, rounded up to the nearest whole cent.

     - Debentures. In connection with the merger, we will assume Thermo Instrument's 4% convertible subordinated debentures due January 2005 and its 4.5% senior convertible debentures due October 2003. After we assume these debentures, they will be convertible into shares of our common stock, instead of shares of Thermo Instrument common stock. A total of $250 million principal amount of the 4% debentures was outstanding and a total of $172.5 million principal amount of the 4.5% debentures was outstanding as of March 31, 2000. As of that date, the 4% debentures were convertible into a total of 7,012,623 shares of Thermo Instrument common stock at a conversion price of $35.65 per share and the 4.5% debentures were convertible into a total of 5,006,385 shares of Thermo Instrument common stock at a conversion price of $34.456 per share. After the merger, the 4% debentures would be convertible into a total of 5,960,729 shares of our common stock at a conversion price of $41.94 per share and the 4.5% debentures would be convertible into a total of 4,255,427 shares of our common stock at a conversion price of $40.54 per share. Holders of these debentures will not have the right to require Thermo Instrument to redeem their debentures as a result of the merger.

- POTENTIAL CONFLICTS OF INTEREST (PAGE 25)

     In setting the exchange ratio, our financial interest was adverse to the financial interest of the public stockholders of Thermo Instrument. We set the exchange ratio on our own and without any negotiations with Thermo Instrument.

- APPRAISAL RIGHTS (PAGE 47)

     If you tender your shares of Thermo Instrument common stock in the exchange offer, you will not be entitled to exercise appraisal rights under the Delaware General Corporation Law. If you do not tender your shares in the exchange offer, upon the merger of Thermo Instrument into Thermo Electron, you will have a right to dissent and demand payment of the judicially appraised fair value of your Thermo Instrument shares under the Delaware General Corporation Law. This value may be more or less than the market value of the 0.85 shares of our common stock issuable for each share of Thermo Instrument common stock in the exchange offer and the merger. See "The Merger; Appraisal Rights."

- COMPARISON OF STOCKHOLDERS' RIGHTS (PAGE 51)

     If you tender your shares of Thermo Instrument common stock in the exchange offer or do not exercise appraisal rights in the merger, you will become a stockholder of Thermo Electron. Your rights as a stockholder of Thermo Electron will be governed by our certificate of incorporation and bylaws. Unlike Thermo Instrument, we have a classified board of directors and we have adopted a stockholders rights plan. The classified board, the rights plan and other provisions of our certificate of incorporation and bylaws may make it more difficult for a third party to acquire us, even if an acquisition is favored by many of our stockholders. See "Comparison Of The Rights Of Holders Of Our Common Stock And The Rights Of Holders Of Thermo Instrument Common Stock."

- SUMMARY HISTORICAL AND UNAUDITED PRO FORMA COMBINED SELECTED FINANCIAL INFORMATION (PAGES 10 AND 12)

     We will exchange shares of our common stock for shares of Thermo Instrument common stock that we accept in the exchange offer or we acquire in the merger. You should consider our financial condition before you decide to become one of our stockholders through the exchange offer or the merger. In considering our financial condition, you should review the documents that we incorporate by reference in this prospectus because they contain detailed business, financial and other information about us and about Thermo Instrument.

               SELECTED FINANCIAL INFORMATION -- THERMO ELECTRON

     We have derived the selected financial information presented below as of and for the fiscal years ended January 1, 2000, and January 2, 1999, and for the fiscal year ended January 3, 1998, from our consolidated financial statements, which Arthur Andersen LLP, independent public accountants, audited, as indicated in their report. We incorporate these financial statements by reference into this prospectus from our Annual Report on Form 10-K for the fiscal year ended January 1, 2000. We have derived the selected financial information presented below as of January 3, 1998, and as of and for the fiscal years ended December 28, 1996 and December 30, 1995, from our consolidated financial statements, which Arthur Andersen LLP audited, but which we have not included or incorporated by reference in this prospectus. You should read this information in conjunction with our consolidated financial statements and the related notes that we incorporate by reference into this prospectus.

                                                                FISCAL YEAR(1)
                                        --------------------------------------------------------------
                                         1999(2)      1998(3)        1997       1996(4)        1995
                                        ----------   ----------   ----------   ----------   ----------
                                                   (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Revenues..............................  $2,471,193   $2,055,805   $1,979,602   $1,573,005   $1,059,064
Income (Loss) from Continuing
  Operations Before Extraordinary
  Items...............................     (14,580)     114,676      174,665      164,172       76,167
Net Income (Loss).....................    (174,573)     181,901      239,328      190,816      139,582
Earnings (Loss) per Share from
  Continuing Operations Before
  Extraordinary Items:
  Basic...............................        (.09)         .71         1.15         1.16          .60
  Diluted.............................        (.11)         .67         1.05         1.03          .55
Earnings (Loss) per Share:
  Basic...............................       (1.10)        1.12         1.57         1.35         1.10
  Diluted.............................       (1.13)        1.08         1.41         1.17          .95
BALANCE SHEET DATA (AT END OF PERIOD):
Working Capital.......................  $1,450,858   $2,163,010   $2,001,963   $2,218,617   $1,317,146
Total Assets..........................   5,181,842    5,421,060    4,961,046    4,546,942    3,247,952
Long Term Obligations.................   1,565,974    1,808,582    1,518,687    1,531,668    1,079,761
Minority Interest.....................     364,278      399,512      464,191      364,163      200,868
Common Stock of Subsidiaries Subject
  to Redemption.......................       7,692       40,500       40,500        2,613           --
Shareholders' Investment..............   2,014,486    2,254,802    2,007,862    1,755,576    1,311,311
OTHER DATA (UNAUDITED):
Book Value per Share..................  $    12.87   $    14.23   $    12.62   $    11.71   $     9.82
Cash Dividends Declared per Share.....          --           --           --           --           --
Ratio of Earnings to Fixed
  Charges(5)..........................        1.32x        3.35x

---------------
(1) Our 1999, 1998, 1997, 1996 and 1995 fiscal years ended January 1, 2000,
    January 2, 1999, January 3, 1998, December 28, 1996 and December 30, 1995, respectively.

(2) Reflects a $182.4 million pretax charge for restructuring and related costs.

(3) Reflects a $32.5 million pretax charge for restructuring and related costs, the issuance of $150.0 million principal amount of our notes and our public offering of common stock for net proceeds of $290.1 million.

(4) Reflects the issuance of $585.0 million principal amount of our convertible debentures.

(5) For purposes of computing the ratios of earnings to fixed charges, "earnings" represent income from continuing operations before taxes and minority interest, plus fixed charges. "Fixed charges" consist of interest on indebtedness and amortization of debt expense and one-third of rental expense, which is treated as the interest component of rental expense.

              SELECTED FINANCIAL INFORMATION -- THERMO INSTRUMENT

     We have derived the selected financial information presented below as of and for the fiscal years ended January 1, 2000, and January 2, 1999, and for the fiscal year ended January 3, 1998, from Thermo Instrument's consolidated financial statements, which Arthur Andersen LLP, independent public accountants, audited, as indicated in their report. We incorporate these financial statements by reference into this prospectus from Thermo Instrument's Annual Report on Form 10-K for the fiscal year ended January 1, 2000. We have derived the selected financial information presented below as of January 3, 1998, and as of and for the fiscal years ended December 28, 1996 and December 30, 1995, from Thermo Instrument's consolidated financial statements, which Arthur Andersen LLP audited, but which we have not included or incorporated by reference in this prospectus. You should read this information in conjunction with Thermo Instrument's consolidated financial statements and the related notes that we incorporate by reference into this prospectus.

                                                               FISCAL YEAR(1)
                                       --------------------------------------------------------------
                                        1999(2)      1998(3)      1997(4)      1996(5)        1995
                                       ----------   ----------   ----------   ----------   ----------
                                                  (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
STATEMENT OF INCOME DATA:
Revenues.............................  $2,093,537   $1,659,981   $1,592,314   $1,209,362   $  782,662
Income Before Extraordinary Item.....      87,799      103,565      147,258      132,751       79,306
Net Income...........................      87,799      104,084      147,258      132,751       79,306
Earnings per Share:
  Basic..............................         .74          .86         1.21         1.12          .70
  Diluted............................         .67          .79         1.09         1.01          .64
BALANCE SHEET DATA (AT END OF
  PERIOD):
Working Capital......................  $  368,800   $  745,955   $  612,666   $  636,703   $  489,895
Total Assets.........................   2,885,358    2,565,774    2,351,153    1,924,400    1,372,813
Long Term Obligations................     596,494      743,443      673,194      554,214      441,034
Shareholders' Investment.............     984,566      945,007      877,558      746,267      542,705
OTHER DATA (UNAUDITED):
Book Value per Share.................  $     8.29   $     7.92   $     7.19   $     6.16   $     4.74
Cash Dividends Declared per Share....          --           --           --           --           --
Ratio of Earnings to Fixed
  Charges(6).........................        3.78x        4.45x

---------------
(1) Thermo Instrument's 1999, 1998, 1997, 1996 and 1995 fiscal years ended January 1, 2000, January 2, 1999, January 3, 1998, December 28, 1996 and December 30, 1995, respectively.

(2) Reflects a pretax charge of $21.7 million for restructuring and related costs, consisting of restructuring and unusual costs, net, of $15.0 million and inventory provisions of $6.7 million. Also reflects the February 1999 acquisition of Spectra-Physics AB, the reclassification as short-term of an aggregate of $130.0 million of 5% subordinated convertible debentures of ThermoQuest Corporation and Thermo Optek Corporation due August and October 2000, respectively, and the classification as noncurrent of Thermo Instrument's $140.0 million 3 3/4% senior convertible note as a result of its conversion by Thermo Electron in February 2000.

(3) Reflects a pretax charge of $31.8 million, consisting of restructuring and unusual costs, net, of $23.2 million and inventory provisions of $8.6 million. Also reflects nontaxable gains of $18.6 million from the issuance of stock by subsidiaries and the January 1998 issuance of $250.0 million principal amount of 4% subordinated convertible debentures due 2005.

(4) Reflects the March 1997 acquisition of Life Sciences International PLC and nontaxable gains of $46.4 million from the issuance of stock by subsidiaries.

(5) Reflects the March 1996 acquisition of a substantial portion of the businesses constituting the Scientific Instruments Division of Fisons plc, the October 1996 issuance of $172.5 million principal amount of 4 1/2% senior convertible debentures due 2003 and nontaxable gains of $71.7 million from the issuance of stock by subsidiaries.

(6) For purposes of computing the ratios of earnings to fixed charges, "earnings" represent income before taxes and minority interest, plus fixed charges. "Fixed charges" consist of interest on indebtedness and amortization of debt expense and one-third of rental expense, which is treated as the interest component of rental expense.

          UNAUDITED PRO FORMA COMBINED SELECTED FINANCIAL INFORMATION
                         AND COMPARATIVE PER SHARE DATA

     The following table presents unaudited pro forma combined selected financial information for us and for Thermo Instrument, historical selected financial information for us and for Thermo Instrument, and unaudited pro forma combined per share data for us and for Thermo Instrument. We derived the historical financial information from our financial statements and those of Thermo Instrument, which we incorporate by reference into this prospectus. We derived the pro forma information from the pro forma consolidated condensed financial information included elsewhere in this prospectus. The unaudited pro forma consolidated condensed statement of operations data sets forth our results of operations for the fiscal year ended January 1, 2000, assuming that we had successfully completed the exchange offer and the merger as of the beginning of fiscal 1999. The unaudited pro forma consolidated condensed balance sheet data set forth our financial position as of January 1, 2000, assuming that we had successfully completed the exchange offer and the merger on January 1, 2000.

     This data is not necessarily indicative of the results of the future operations of the combined entity or the actual results that would have occurred had we completed the exchange offer and the merger prior to the periods indicated.

                                                              FISCAL YEAR ENDED
                                                               JANUARY 1, 2000
                                                              -----------------
                                                                (IN THOUSANDS
                                                              EXCEPT PER SHARE
                                                                  AMOUNTS)
PRO FORMA COMBINED:
STATEMENT OF OPERATIONS DATA:
  Revenues..................................................     $2,471,193
  Loss from Continuing Operations Before Extraordinary
     Items..................................................         (7,572)
BALANCE SHEET DATA (AT END OF PERIOD):
  Working Capital...........................................     $1,450,858
  Total Assets..............................................      5,354,813
  Long-term Obligations.....................................      1,565,974
  Minority Interest.........................................        244,380
  Common Stock of Subsidiaries Subject to Redemption........          7,692
  Shareholders' Investment..................................      2,307,355
                                                                 ----------

PER SHARE DATA:
THERMO ELECTRON (HISTORICAL):
  Book Value per Common Share...............................     $    12.87
  Cash Dividends Declared per Share.........................             --
  Loss per Share from Continuing Operations Before
     Extraordinary Items:
     Basic..................................................     $     (.09)
     Diluted................................................     $     (.11)
  Ratio of Earnings to Fixed Charges(2).....................           1.32x
PRO FORMA:
COMBINED PER SHARE OF THERMO ELECTRON STOCK:
  Book Value per Common Share...............................     $    13.65
  Cash Dividends Declared per Share.........................             --
  Loss per Share from Continuing Operations Before
     Extraordinary Items:
     Basic..................................................     $     (.04)
     Diluted................................................     $     (.06)
  Ratio of Earnings to Fixed Charges(2).....................           1.29x

                                                              FISCAL YEAR ENDED
                                                               JANUARY 1, 2000
                                                              -----------------
                                                                (IN THOUSANDS
                                                              EXCEPT PER SHARE
                                                                  AMOUNTS)
COMBINED PER THERMO ELECTRON SHARE EQUIVALENT(1):
  Book Value per Common Share...............................     $    11.60
  Cash Dividends Declared per Share.........................             --
  Loss per Share from Continuing Operations Before
     Extraordinary Items:
     Basic..................................................     $     (.04)
     Diluted................................................     $     (.05)
  Ratio of Earnings to Fixed Charges(2).....................           1.10x
THERMO INSTRUMENT (HISTORICAL):
  Book Value per Common Share...............................     $     8.29
  Cash Dividends Declared per Share.........................             --
  Earnings per Share:
     Basic..................................................     $      .74
     Diluted................................................     $      .67
  Ratio of Earnings to Fixed Charges(2).....................           3.78x

---------------
(1) Pro forma combined per Thermo Electron share equivalent data has been calculated based on the pro forma combined data for Thermo Electron common stock, multiplied by an exchange ratio of 0.85. See "-- Principal Terms of the Exchange Offer -- Exchange ratio" for a description of the exchange ratio. The exchange ratio is the 0.85 shares of our common stock which you would have received for each share of Thermo Instrument common stock in the exchange offer or the merger.

(2) For purposes of computing the ratios of earnings to fixed charges, "earnings" represent income from continuing operations before taxes and minority interest, plus fixed charges. "Fixed charges" consist of interest on indebtedness and amortization of debt expense and one-third of rental expense, which is treated as the interest component of rental expense.

- COMPARATIVE PER SHARE MARKET INFORMATION (PAGE 46)

     Our common stock is traded on the New York Stock Exchange under the symbol "TMO." Thermo Instrument common stock is traded on the American Stock Exchange under the symbol "THI."

     The following table presents the closing prices per share of Thermo Instrument common stock and the closing prices per share of our common stock on:

     - March 7, 2000, the last trading day before our public announcement of the terms, including the exchange ratio, of the exchange offer and the merger; and

     - April 20, 2000, the last trading date before we commenced the exchange offer.

     The table also presents, in the line entitled "Equivalent Per Share Price," the price per share of Thermo Instrument common stock based upon the exchange ratio of 0.85 shares of our common stock for each share of Thermo Instrument common stock.

                                                            MARCH 7, 2000    APRIL 20, 2000
                                                            -------------    --------------
Thermo Instrument.........................................    $19.9375          $18.75
Thermo Electron...........................................    $24.00            $19.1875
Equivalent Per Share Price................................    $20.40            $16.31

     You should obtain current stock price quotations for our common stock and the Thermo Instrument common stock.

- FOR MORE INFORMATION (PAGE 58)

     You can obtain more information about Thermo Instrument and about us from our respective public filings with the SEC. See "Where You Can Find More Information."

     If you have any questions about the exchange offer, you should call the information agent, D.F. King & Co., Inc. If you are a banker or broker, call collect at (212) 269-5550. All others should call toll-free at (800) 290-6433.

                                  RISK FACTORS

     The exchange offer, the merger and an investment in our common stock involve a high degree of risk. If any of the following events occurs, our business, financial condition and results of operations would likely suffer, possibly materially.

RISK RELATED TO THE EXCHANGE OFFER AND THE MERGER

BECAUSE WE WILL NOT ADJUST THE EXCHANGE RATIO TO REFLECT CHANGES IN OUR OR THERMO INSTRUMENT'S STOCK PRICE, THE FIXED EXCHANGE RATIO USED IN THE EXCHANGE OFFER MAY PROVE UNFAVORABLE TO YOU.

     We have fixed the exchange ratio at 0.85 shares of our common stock for each share of Thermo Instrument common stock. We will not adjust the exchange ratio to reflect fluctuations in the market value of shares of our common stock or Thermo Instrument common stock. We will use the same exchange ratio in the exchange offer and the merger. If you tender your shares of Thermo Instrument common stock and we complete the exchange offer or if you do not tender your shares of Thermo Instrument common stock and do not properly exercise your appraisal rights in connection with the merger, you will be locked into the exchange ratio and you will not be able to capture gains from possible increases in the value of Thermo Instrument common stock. You may incur losses from possible decreases in the value of our common stock.

RISKS RELATED TO OUR REORGANIZATION

BECAUSE OUR REORGANIZATION IS VERY COMPLEX AND WILL REQUIRE GOVERNMENTAL AND THIRD PARTY CONSENTS AND APPROVALS, WE MAY NOT BE ABLE TO SUCCESSFULLY COMPLETE THIS REORGANIZATION OR TO DO SO ON THE TIME SCHEDULE WE CONTEMPLATE.

     Our reorganization consists of:

     - the acquisition of the public minority interest in most of our subsidiaries that have minority investors;

     - the spin off of two of our businesses; and

     - the sale of a variety of non-core businesses.

To accomplish these objectives, we will need to obtain a variety of governmental and third party consents and approvals. In particular, in addition to the Internal Revenue Service ruling that we discuss below, we will need to obtain:

     - approval of the spin-offs and some of the other transactions by our board of directors;

     - when we are making a tender or exchange offer, the tender by minority stockholders of enough shares to allow us to own at least 90% of the target subsidiary's outstanding shares;

     - the satisfactory resolution of any comments raised by the SEC on various registration statements, tender offer documents and other filings; and

     - the receipt of any necessary third party contractual consents.

     If we do not receive these consents and approvals, we may not be able to effect some aspects of our reorganization. If we are not able to effect all aspects of the reorganization, we may not achieve some or all of the anticipated benefits of our reorganization. Until we have completed the entire reorganization, we will continue to own and operate a diverse group of businesses, some of which may continue to have minority stockholders.

     Our reorganization is time-consuming and expensive, and consumes management resources. The failure of our management to complete the proposed reorganization in a timely manner could negatively affect the public market's confidence in our management, which in turn may adversely affect the market price of our common stock.

WE DO NOT EXPECT TO PROCEED WITH OUR TWO PLANNED SPIN-OFFS UNTIL WE RECEIVE A FAVORABLE RULING FROM THE INTERNAL REVENUE SERVICE, WHICH THE INTERNAL REVENUE SERVICE MAY NOT ISSUE OR WHICH MAY TAKE A SUBSTANTIAL PERIOD OF TIME FOR US TO OBTAIN.

     We do not expect to spin-off our business that serves the healthcare industry with a range of medical products for diagnosis and monitoring or our paper recycling and papermaking equipment business unless we obtain a favorable ruling from the Internal Revenue Service. The Internal Revenue Service may not grant the necessary ruling or may seek to impose conditions to the granting of the ruling that are not acceptable to us. We do not expect the Internal Revenue Service to issue a tax ruling before the end of 2000, and additional delays are possible.

AS PART OF OUR REORGANIZATION, WE ARE SEEKING TO DIVEST A SIGNIFICANT NUMBER OF BUSINESSES; WE MAY NOT SUCCEED IN SELLING ALL OF THESE BUSINESSES IN A TIMELY MANNER OR AT PRICES WE CONSIDER ACCEPTABLE.

     We plan to sell a significant number of businesses as part of our reorganization. This process will entail a number of risks:

     - We may not find buyers for all of these businesses.

     - The timing of these dispositions is uncertain.

     - We cannot be certain that the terms, including price, for the sale of these businesses will be acceptable to us.

     - Each of these sales will be subject to various conditions, including conditions in the agreements governing the transaction and the receipt of necessary governmental approvals.

EVEN IF WE SUCCEED IN COMPLETING OUR REORGANIZATION, WE WILL FACE A NUMBER OF CHALLENGES IN INTEGRATING OUR INSTRUMENT BUSINESS.

     Currently we operate our instrument business directly and through a number of majority-owned subsidiaries, including Thermo Instrument, Thermedics Inc. and their publicly traded subsidiaries. We have conducted these operations largely as autonomous, unaffiliated businesses. As part of our reorganization, we plan to manage these operations in a more coordinated manner. The following factors may make it difficult for us to successfully integrate and consolidate our instrument operations:

     - Our success in integrating these businesses will depend on our ability to coordinate geographically separate organizations and integrate personnel with different business backgrounds and corporate cultures.

     - Our ability to combine these businesses will require coordination of administrative, sales and marketing, distribution and accounting and finance functions and expansion of information and management systems.

     - The integration process could disrupt our instrument business.

     - Retaining key employees of these businesses may be difficult.

OUR REORGANIZATION CONTEMPLATES THE ISSUANCE OF A SIGNIFICANT NUMBER OF ADDITIONAL SHARES OF OUR COMMON STOCK, WHICH MAY DEPRESS THE MARKET PRICE OF OUR SHARES.

     We expect to issue a substantial number of shares of our common stock or securities exercisable for shares of our common stock in connection with the exchange offer, the merger and our reorganization. At March 31, 2000, 156,904,025 shares of our common stock were outstanding. The number of shares of our common stock outstanding may increase by as many as 58.1 million shares because, as part of our reorganization:

     - We plan to exchange shares of our common stock for the common stock held by minority stockholders in a number of our public subsidiaries, including Thermo Instrument. We expect to issue a total of approximately
       22.3 million shares of our common stock in these transactions.

     - We plan to assume employee stock options in these transactions, including the merger with Thermo Instrument, that would be exercisable for approximately 17.9 million shares of our common stock. In addition, we may be required to issue additional stock options to retain our key employees.

     - The debentures issued by some of our subsidiaries, including Thermo Instrument, will become convertible into shares of our common stock. Based on the total principal amounts outstanding of these debentures and the conversion prices at March 31, 2000, these debentures would be convertible into approximately 17.9 million shares of our common stock.

     The increase in the number of outstanding shares of our common stock, as well as the potential future issuance of shares of our common stock upon conversion of debentures or exercise of employee stock options, may depress the market price of our common stock.

WE ARE UNABLE TO PREDICT THE LIQUIDITY OR PROSPECTIVE PERFORMANCE OF THE COMMON STOCK OF THE COMPANIES THAT WE INTEND TO SPIN OFF.

     We are unable to predict the liquidity or market performance of the shares of the businesses we plan to spin off. Although Thermo Fibertek Inc., the company that conducts our paper recycling and papermaking equipment business, has publicly traded shares, the historic prices of these shares may not be representative of the trading price of Thermo Fibertek's common stock after the number of shares held by its stockholders other than us increases as a result of the spin-off. We currently conduct our business that serves the healthcare industry with a range of medical products for diagnosis and monitoring both directly and through some of our subsidiaries. There is currently no public trading market for the shares of the company that will conduct this business following the proposed spin-off. The businesses that we are spinning off may not have the financial resources and management skills necessary to succeed as independent entities.

AS A RESULT OF THE SPIN-OFF OF THERMO FIBERTEK AND ITS SUBSIDIARIES, WE WILL REMAIN AS THE GUARANTOR OF INDEBTEDNESS AND STOCK REDEMPTION RIGHTS OF THESE COMPANIES EVEN THOUGH WE WILL NO LONGER CONTROL THEIR BUSINESS OR OPERATIONS.

     We have guaranteed the payment of principal and interest on $153 million principal amount of debentures issued by Thermo Fibertek. These debentures mature in July 2004. We have also guaranteed the financial obligations of Thermo Fibergen Inc., a subsidiary of Thermo Fibertek, under stock redemption rights granted by Thermo Fibergen. We are contingently liable for $60.1 million under these stock redemption rights, some of which terminate in September 2000 and the remainder of which terminate in September 2001. We will remain liable as a guarantor for these obligations following the spin-offs, although we will no longer control the business or operations of Thermo Fibertek or of its subsidiaries.

RISKS RELATED TO OUR BUSINESS AND FINANCIAL CONDITION

OUR STOCK PRICE MAY BE VOLATILE, WHICH COULD CAUSE YOU TO LOSE PART OR ALL OF YOUR INVESTMENT.

     The market price for our common stock can be very volatile. The market price for our common stock may be affected by a number of factors, including:

     - the risks described in this prospectus;

     - our financial results; and

     - general market conditions.

In addition, the stock market has experienced extreme price and volume fluctuations. This volatility has significantly affected the market prices of securities for reasons frequently unrelated to or disproportionate to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

WE MAY NOT BE ABLE TO COMPLETE PENDING OR FUTURE ACQUISITIONS, AND WE MAY NOT BE ABLE TO INTEGRATE ANY ACQUIRED BUSINESSES INTO OUR EXISTING BUSINESS OR MAKE THE ACQUIRED BUSINESSES PROFITABLE.

     One of our strategies is to supplement our internal growth by acquiring businesses and technologies that complement or augment our existing product lines. Some of the businesses we have acquired have had low levels of profitability. In addition, businesses we may seek to acquire may be marginally profitable or unprofitable. For these acquired businesses to achieve acceptable levels of profitability, we must change their operations and improve their market penetration. We may not be successful in this regard.

     We may be unable to identify or complete promising acquisitions for many reasons, including:

     - competition among buyers;

     - the need for regulatory approvals, including antitrust approvals; and

     - the high valuations of businesses resulting from historically high stock prices.

     We may have to pay, and have paid, substantial premiums over the fair value of the net assets of the companies we acquire. We have acquired significant intangible assets, including approximately $1.2 billion of cost in excess of net assets of acquired companies, or goodwill, recorded on our balance sheet as of January 1, 2000. We expect to record additional goodwill in 2000 as a result of our plans to acquire the minority interests in most of our publicly-traded subsidiaries. Our ability to realize the value of this asset will depend on future cash flows of the acquired businesses. These cash flows in turn depend on how well we have identified these acquired businesses as desirable acquisition candidates and how well we can integrate these acquired businesses.

     To finance our acquisitions, we may have to raise additional funds, either through public or private financings. We may be unable to obtain such funds or may be able to do so only on unfavorable terms.

IT MAY BE DIFFICULT FOR US TO EXPAND BECAUSE SOME OF THE MARKETS FOR OUR PRODUCTS ARE NOT GROWING.

     Some of the markets in which we compete have been flat or declining over the past several years. To address this issue, we have pursued a number of potential growth strategies, including:

     - acquiring complementary businesses;

     - developing new applications for our technologies; and

     - strengthening our presence in selected geographic markets.

These strategies may not result in growth of our business, and we may not be able to successfully implement these strategies.

WE HAVE SIGNIFICANT INTERNATIONAL OPERATIONS WHICH CAN ENTAIL ADDITIONAL RISKS.

     We are a global company with substantial operations outside of the United States. We intend to continue to expand our international operations. In 1999, our international revenues from continuing operations, including export revenues from the U.S., accounted for approximately 63% of our total revenues. Our international revenues are subject to many risks, including the following:

     - changes in exchange rates may adversely affect demand for our products and the profitability in U.S. dollars of products and services we provide in foreign markets, where payment for our products and services is made in the local currency;

     - we may find it hard to enforce agreements and collect receivables using a foreign country's legal system;

     - our foreign customers may have longer payment cycles;

     - foreign countries may impose additional withholding taxes or otherwise tax our foreign income, impose tariffs, or adopt other restrictions on foreign trade;

     - U.S. export licenses may be difficult to obtain;

     - intellectual property rights may be harder to enforce in foreign countries;

     - foreign countries may have unexpected changes in regulatory requirements;

     - we may have difficulty managing and staffing our foreign operations because of, among other factors, language and cultural differences;

     - foreign countries in which we operate may be characterized by unpredictable political instability; and

     - our revenues could be affected by seasonal reductions in business activity in some foreign countries.

     Of these factors, exchange rate fluctuations, in particular, have had an adverse impact upon our business and results of operations.

     A portion of our revenues come from exports to Asia. Some countries in Asia experienced a severe economic crisis in the late 1990's, involving sharply reduced economic activity and liquidity, highly volatile foreign-currency-exchange and interest rates, and unstable stock markets. Unstable conditions in Asia depressed our export sales to Asia in 1998 and early 1999. Unstable economic conditions in this region and other parts of the world may adversely affect our future export sales.

WE MUST DEVELOP NEW PRODUCTS, ADAPT TO RAPID AND SIGNIFICANT TECHNOLOGICAL CHANGE AND RESPOND TO INTRODUCTIONS OF NEW PRODUCTS TO REMAIN COMPETITIVE.

     Our growth strategy includes significant investment in product development. We intend to increase our investment in research and development. We sell our products in several industries that are characterized by rapid and significant technological changes, frequent new product and service introductions and enhancements and evolving industry standards. Without the timely introduction of new products, services and enhancements, our products and services will likely become technologically obsolete over time, in which case our revenue and operating results would suffer.

     Our customers use many of our products to develop, test and manufacture their new products. As a result, we must anticipate industry trends and develop products in advance of the commercialization of our customers' products. If we fail to adequately predict our customers' needs and future activities, we may invest heavily in research and development of products and services that do not lead to significant revenue.

     Many of our products and products under development are technologically innovative and require significant planning, design, development and testing at the technological, product and manufacturing-process levels. These activities require us to make significant investments.

     Products in our markets undergo rapid and significant technological change because of quickly changing industry standards and the introduction of new products and technologies that make existing products and technologies uncompetitive or obsolete. Our competition may adapt more quickly to new technologies and changes in our customers' requirements than we can. The products we are currently developing, or those we will develop in the future, may not be technologically feasible or accepted by the marketplace, and our products or technologies could become uncompetitive or obsolete.

CHANGES IN GOVERNMENTAL REGULATIONS MAY REDUCE DEMAND FOR OUR PRODUCTS OR INCREASE OUR EXPENSES.

     We compete in many markets in which we or our customers must comply with federal, state, local and foreign regulations, such as environmental, health and safety and food and drug regulations. We develop, configure and market our products to meet customer needs created by these regulations. Any significant change in these regulations could reduce demand for our products. For example, demand for electromagnetic compatibility test instruments made by one of our subsidiaries decreased because of the declining importance of IEC 801, the European Union directive on electromagnetic compatibility.

DEMAND FOR SOME OF OUR PRODUCTS DEPENDS ON CAPITAL SPENDING POLICIES OF OUR CUSTOMERS AND ON GOVERNMENT FUNDING POLICIES.

     Our customers include manufacturers of semiconductors and products incorporating semiconductors, pharmaceutical and chemical companies, laboratories, universities, healthcare providers, government agencies and public and private research institutions. Many factors, including public policy spending provisions, available resources and economic cycles have a significant effect on the capital spending policies of these entities. These policies in turn can have a significant effect on the demand for our products. For example, a reduction in discretionary capital spending by petrochemical, oil and gas, and mining companies, due to difficult market conditions, has adversely affected our businesses operating in the process control industry. Similarly, softness in the semiconductor industry has resulted in lower revenues at some of our businesses. Also, our Thermedics Detection Inc. subsidiary has experienced lower demand for its detection instruments as a result of a shift in the process of recycling plastic containers in Europe, from sanitizing and reusing recyclables, to melting and re-forming plastic containers.

OBTAINING AND ENFORCING PATENT PROTECTION FOR OUR PROPRIETARY PRODUCTS, PROCESSES AND TECHNOLOGIES MAY BE DIFFICULT AND EXPENSIVE.

     Patent and trade secret protection is crucial to us, because developing and marketing new technologies and products is time-consuming and expensive. We own many U.S. and foreign patents, and intend to apply for additional patents as appropriate to cover our products. We may not obtain issued patents from any pending or future patent applications owned by or licensed to us. The claims allowed under any issued patents may not be broad enough to protect our technology.

     We may incur significant expense in any legal proceedings to protect our proprietary rights. In addition, third parties may seek to challenge, invalidate or circumvent any issued patents owned by or licensed to us, and the rights granted under those patents may not provide competitive advantages to us. Defending infringement and/or invalidity claims would be expensive and divert management's attention. In addition, those claims could result in awards of substantial damages, which could have a significant adverse effect on our results of operations, or court orders that could effectively prevent us from making, using or selling our products and services in the United States or abroad.

                           FORWARD-LOOKING STATEMENTS

     This prospectus and the information that we incorporate by reference into this prospectus include statements that are subject to risks and uncertainties and are based on the beliefs and assumptions of our and Thermo Instrument's management, based on information currently available to each company's management. When we use words such as "believes," "expects," "anticipates," "intends," "plans," "estimates," "should," "likely" or similar expressions, we are making forward-looking statements. Forward-looking statements include the information concerning possible or assumed future results of our and Thermo Instrument's operations set forth:

     - under "Summary," "Risk Factors," "Information About Thermo Electron And Thermo Instrument," "Background To The Exchange Offer And The Merger," "Transactions With Related Parties" and "Unaudited Pro Forma Financial Statements" in this prospectus; and

     - under "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our and Thermo Instrument's Annual Reports on Form 10-K that we incorporate by reference into this prospectus.

     Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and stockholder values of Thermo Electron and Thermo Instrument may differ materially from those expressed in the forward-looking statements. Many of the important factors that will determine these results and values are beyond our ability to control or predict. You should not put undue reliance on any forward-looking statements. For a discussion of some of the factors that may cause actual results to differ materially from those suggested by the forward-looking statements, you should read carefully the section of this prospectus captioned "Risk Factors" that starts on page 15.

            INFORMATION ABOUT THERMO ELECTRON AND THERMO INSTRUMENT

THERMO ELECTRON

     Thermo Electron Corporation, a Delaware corporation, develops, manufactures and sells measurement and detection instruments that our customers use to collect, monitor and analyze data. We conduct these businesses in significant part through Thermo Instrument. We are in the process of spinning off our business that serves the healthcare industry with a range of medical products for diagnosis and monitoring, and our paper recycling and papermaking equipment business. We are also in the process of selling various non-core businesses. We plan to take Thermo Ecotek, our electric power generation business, private. Although we no longer consider it a core business under our new strategy, we expect to retain Thermo Ecotek after it is taken private while we continue to evaluate how to best exit that business and create maximum value for our stockholders.

     Our common stock is listed on the New York Stock Exchange under the symbol "TMO." Our principal executive offices are located at 81 Wyman Street, P.O. Box 9046, Waltham, Massachusetts 02454-9046, and our telephone number is (781) 622-1000.

     The name, business address, principal occupation, five-year employment history and citizenship of each of our directors and executive officers is included in Annex A to this prospectus. Except as set forth in Annex B to this prospectus, none of our executive officers or directors purchased or sold any shares of Thermo Instrument common stock during the 60-day period ended on April 20, 2000.

     During the past five years, we have not been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or been a party to any judicial or administrative proceeding, except for any matters that were dismissed without sanction or settlement, that resulted in a judgment, decree or final order enjoining us from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

     We are subject to the disclosure requirements of the Exchange Act and are required to file reports, proxy statements and other information with the SEC relating to our business, financial condition and other matters. You can inspect and copy, at prescribed rates, these reports, proxy statements and other information at the offices of the SEC and the New York Stock Exchange. See "Where You Can Find More Information."

THERMO INSTRUMENT

     Thermo Instrument Systems Inc., a Delaware corporation, is a worldwide leader in developing, manufacturing and marketing measurement instruments used to monitor, collect and analyze information. Thermo Instrument's customers use these systems for multiple applications in a range of industries, including industrial processing, food and beverage production, life sciences research and medical diagnostics.

     Thermo Instrument common stock is listed on the American Stock Exchange under the symbol "THI." Thermo Instrument's principal executive offices are located at 81 Wyman Street, P.O. Box 9046, Waltham, Massachusetts 02454-9046, and its telephone number is (781) 622-1000.

     The name, business address, principal occupation, five-year employment history and citizenship of each of Thermo Instrument's directors and executive officers is included in Annex A to this prospectus. None of Thermo Instrument's executive officers or directors purchased or sold any shares of Thermo Instrument common stock during the 60-day period ended on April 20, 2000.

     Thermo Instrument is subject to the disclosure requirements of the Exchange Act and is required to file reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. You can inspect and copy, at prescribed rates, these reports, proxy statements and other information at the offices of the SEC and the American Stock Exchange. See "Where You Can Find More Information."

                BACKGROUND TO THE EXCHANGE OFFER AND THE MERGER

OUR REORGANIZATION; PURPOSE AND REASONS FOR THE EXCHANGE OFFER AND THE MERGER

     Our Reorganization. On January 31, 2000, we announced that our board of directors had authorized our management to proceed with a major reorganization of our operations. The reorganization reflects a significant change in strategic direction for us, both in terms of our business focus and operating structure.

     - Until we adopted the reorganization plan, we had historically been engaged in a diversified group of businesses, including the instruments business. If we complete all aspects of the reorganization, we will focus primarily on a variety of segments in the instruments business. The businesses that we currently conduct through Thermo Instrument would be central to this new focus.

     - We have historically pursued a strategy of publicly offering minority interests in some of our subsidiaries. These subsidiaries, in turn, pursued the same strategy. Our management has reevaluated the benefits and detriments of this corporate structure and concluded that we would benefit if we reorganized our instrument businesses under a single parent company without minority interests. To acquire the minority interests in our subsidiaries, this new strategy includes exchanging shares of our common stock for publicly held shares of the common stock of a number of our subsidiaries, and tender offers and mergers by Thermo Instrument and Thermedics involving publicly held shares of common stock of their subsidiaries.

     As part of our reorganization, we intend to spin-off or dispose of all of our businesses other than the instrument business and our electric power generation business. We do not expect to complete the spin-offs until the end of 2000 or early 2001. If you receive shares of our common stock in the exchange offer or the merger and hold them at the time we complete the spin-offs, you will receive shares of common stock of companies that will conduct our business that serves the healthcare industry with a range of medical products for diagnosis and monitoring and our paper recycling and papermaking equipment business. See "Risk Factors -- Risks Related to Our Reorganization -- We are unable to predict the liquidity or prospective performance of the common stock of the companies that we intend to spin off." In addition, we will continue to hold non-core assets until we sell them, which may not occur until after we complete the proposed spin-offs. During the fiscal year ended January 1, 2000, revenue from these non-core businesses and the businesses we are spinning off was approximately $1.83 billion and net loss from the non-core businesses and the businesses we are spinning off was approximately $111.5 million.

     We plan to take Thermo Ecotek, our electric power generation business, private. Although we no longer consider it a core business under our new strategy, we expect to retain Thermo Ecotek after it is taken private while we continue to evaluate how to best exit that business and create maximum value for our stockholders.

     Purpose of the Exchange Offer and the Merger. The purpose of this exchange offer and the merger is to acquire the minority public interest in Thermo Instrument as part of our overall reorganization. We are seeking through the reorganization to:

     - eliminate the complexity of our corporate structure; and

     - focus on and integrate our instruments business.

     We anticipate that our stockholders may realize the following benefits from the exchange offer and the merger:

     - By conducting our operations in a more coordinated manner with our other instruments subsidiaries, we would achieve greater marketing, operating and administrative efficiency.

     - We would eliminate additional burdens on management associated with public reporting and other tasks resulting from Thermo Instrument's public company status. For example, Thermo Instrument's management would no longer need to dedicate time and resources to stockholder and analyst inquiries and investor and public relations.

     - We would lower costs, particularly those associated with being a public company. For example, as a privately-held entity, Thermo Instrument would no longer be required to file quarterly, annual or other periodic reports with the SEC or publish and distribute to its stockholders annual reports and proxy statements. We anticipate that eliminating these costs, including fees for an audit by an independent accounting firm and legal fees, will result in savings of approximately $450,000 per year.

CERTAIN PROJECTED FINANCIAL DATA

     Thermo Instrument does not, as a matter of course, make public forecasts or projections as to future sales, earnings or other income statement data, cash flows or balance sheet and financial position information. However, in connection with the exchange offer and the merger, we had access to Thermo Instrument's projections for the fourth quarter of fiscal 1999 and for fiscal 1999 and 2000. These projections were prepared by management of Thermo Instrument in the course of its regular business planning.

     We have included a summary of these Thermo Instrument projections below. These projections do not reflect any of the effects of the exchange offer or the merger or other changes that may in the future be appropriate concerning Thermo Instrument and its assets, business, operations, properties, policies, corporate structure, capitalization and management in light of the circumstances then existing. We and Thermo Instrument believe that the assumptions were reasonable at the time Thermo Instrument prepared the projections, given the information known by our and Thermo Instrument's management.

     Thermo Instrument did not prepare its projections for the fourth quarter of fiscal 1999 and for fiscal 1999 and 2000 with a view toward public disclosure or compliance with published guidelines of the SEC or the American Institute of Certified Public Accountants regarding forward-looking information or generally accepted accounting principles. Neither Thermo Instrument's independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information contained in these projections nor have they expressed any opinion or given any form of assurance on this information or its achievability. They assume no responsibility for, and disclaim any association with, this prospective financial information.

     In preparing its projections for the fourth quarter of fiscal 1999 and for fiscal 1999 and 2000, Thermo Instrument necessarily made numerous assumptions, many of which are beyond our or Thermo Instrument's control and may prove not to have been, or may no longer be, accurate. Except as otherwise indicated, this information does not reflect revised prospects for Thermo Instrument's business, changes in general business and economic conditions or any other transaction or event that has occurred or that may occur and that Thermo Instrument did not anticipate at the time it prepared this information. Accordingly, this information is not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than as set forth below, and you should not regard our including these projections in this prospectus as a representation that they will be achieved.

     THE THERMO INSTRUMENT PROJECTIONS FOR THE FOURTH QUARTER OF FISCAL 1999 AND FOR FISCAL 1999 AND 2000 ARE NOT GUARANTEES OF PERFORMANCE. THEY INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS. THE FUTURE FINANCIAL RESULTS AND STOCKHOLDER VALUE OF THERMO INSTRUMENT MAY DIFFER MATERIALLY FROM THOSE EXPRESSED IN THESE PROJECTIONS. MANY OF THE FACTORS THAT WILL DETERMINE THESE RESULTS AND VALUES ARE BEYOND THERMO INSTRUMENT'S ABILITY TO CONTROL OR PREDICT. YOU SHOULD NOT PLACE UNDUE RELIANCE ON THESE PROJECTIONS. THERMO INSTRUMENT'S FUTURE FINANCIAL RESULTS MAY VARY MATERIALLY FROM THESE PROJECTIONS. NEITHER THERMO INSTRUMENT NOR WE INTEND TO UPDATE OR REVISE THESE PROJECTIONS.

                         THERMO INSTRUMENT PROJECTIONS
                                 (IN THOUSANDS)

                                                           FOURTH         FISCAL        FISCAL
                                                           QUARTER         YEAR          YEAR
                                                         FISCAL 1999       1999          2000
                                                         -----------    ----------    ----------
SELECTED INCOME STATEMENT DATA:
Revenues...............................................  $  570,144     $2,092,567    $2,291,414
                                                         ----------     ----------    ----------
Costs and Operating Expenses
  Cost of revenues.....................................     304,207      1,128,745     1,209,458
  Operating expenses...................................     199,199        743,024       825,402
  Restructuring costs, net.............................         328          1,871           279
                                                         ----------     ----------    ----------
                                                            503,734      1,873,640     2,035,139
                                                         ----------     ----------    ----------
Operating Income.......................................      66,410        218,927       256,275
Interest Income........................................       4,742         22,341        18,456
Interest Expense.......................................     (13,454)       (52,818)      (54,834)
Equity in Loss of Affiliates...........................       2,343         (7,947)         (646)
Gain on Sale of Investments............................          --          1,116            --
Other Expense, Net.....................................          (1)        (3,387)           (1)
                                                         ----------     ----------    ----------
Income Before Provision for Income Taxes and Minority
  Interest.............................................      60,040        178,232       219,250
Provision for Income Taxes.............................      25,218         77,230        92,084
Minority Interest Expense..............................       5,326         16,402        20,219
                                                         ----------     ----------    ----------
Net Income.............................................  $   29,496     $   84,600    $  106,947
                                                         ==========     ==========    ==========
SELECTED BALANCE SHEET DATA:
Accounts Receivable, Net...............................  $  478,370     $  478,370    $  494,514
Inventories............................................     338,660        338,660       326,721
Prepaid Income Taxes and Other Current Assets..........     121,052        121,052       133,277
                                                         ----------     ----------    ----------
Total Current Assets Excluding Cash and Investments....     938,082        938,082       954,512
Property, Plant and Equipment:
  Balance, Beginning of Period.........................     290,211        220,231       289,488
  Additions............................................      18,024         52,636        61,618
  Depreciation Expense.................................     (14,098)       (48,555)      (54,619)
  Sales................................................         299         70,124            78
                                                         ----------     ----------    ----------
  Balance, End of Period...............................     294,436        294,436       296,565
Cost in Excess of Net Assets of Acquired Companies.....   1,081,751      1,081,751     1,048,743

CONFLICTS OF INTEREST

     Thermo Electron. In setting the exchange ratio, our financial interest was adverse to the financial interest of the public stockholders of Thermo Instrument. We set the exchange ratio on our own and without any negotiations with Thermo Instrument.

     Our Directors. The members of our board of directors own, or hold options to purchase, shares of our common stock and/or shares of common stock of Thermo Instrument. These positions and equity interests presented these directors with actual or potential conflicts of interest in determining the exchange ratio and the other terms of the exchange offer and the merger.

     Officers and Directors of Thermo Instrument. We set the exchange ratio on our own and without negotiation with Thermo Instrument. The board of directors of Thermo Instrument has formed a special committee to evaluate the exchange offer and to make a recommendation to Thermo Instrument's stockholders as to whether to accept or reject the exchange offer. Mr. Polyvios C. Vintiadis, the only director of Thermo Instrument who is not an employee of Thermo Electron or one of our affiliates, is the sole member of this special committee.

     The special committee of the board of directors of Thermo Instrument has not yet made a recommendation with respect to the exchange offer. Thermo Instrument must file a Schedule 14D-9 with the SEC, which will include Thermo Instrument's recommendation with respect to the exchange offer, no later than May 5, 2000. Thermo Instrument also must publish or send you its recommendation. YOU SHOULD CAREFULLY CONSIDER THERMO INSTRUMENT'S RECOMMENDATION BEFORE DETERMINING WHETHER TO TENDER YOUR SHARES IN THE EXCHANGE OFFER OR TO PURSUE YOUR APPRAISAL RIGHTS IN CONNECTION WITH THE MERGER.

     In considering any position that Thermo Instrument may take with respect to the exchange offer and the merger, you should be aware that the officers and several directors of Thermo Instrument have interests in connection with the exchange offer and the merger that present them with actual or potential conflicts of interest, as summarized below.

     Officers and directors of Thermo Instrument who own shares of Thermo Instrument common stock will receive shares of our common stock in the exchange offer or the merger at the same exchange ratio and on the same terms as the Thermo Instrument public stockholders.

     Several members of the board of directors and executive officers of Thermo Instrument are directors or officers of ours and of our other affiliates, as set forth below:

     - Mr. Earl R. Lewis, the chief executive officer, president and a director of Thermo Instrument, is our chief operating officer, measurement and detection, and a director of our affiliates FLIR Systems Inc., SpectRx Inc. and Spectra-Physics Lasers, Inc.;

     - Mr. Theo Melas-Kyriazi, the chief financial officer of Thermo Instrument, is also our chief financial officer; and

     - Mr. Vintiadis is also a director of our affiliates, Thermo TerraTech Inc. and Spectra-Physics Lasers, Inc.

Consequently, these directors and officers receive or have received compensation not only from Thermo Instrument but also from us and/or our other affiliates.

     As of January 31, 2000, the members of the board of directors and executive officers of Thermo Instrument owned a total of 168,043 shares of Thermo Instrument common stock. These individuals would receive in exchange for their shares of Thermo Instrument common stock a total of 142,836 shares of our common stock, assuming that they tender all of their shares of Thermo Instrument common stock in the exchange offer.

     In addition, as of January 31, 2000, the members of the board of directors and executive officers of Thermo Instrument held options to acquire a total of 1,270,168 shares of Thermo Instrument common stock, with exercise prices ranging from $4.88 to $27.89. We would assume these options and convert them into options to acquire shares of our common stock on the same terms as all of the other holders of Thermo Instrument options in connection with the exchange offer and the merger. See "-- Treatment of Thermo Instrument Options."

     As of January 31, 2000, Mr. Vintiadis had accumulated deferred units representing 5,590 shares of Thermo Instrument common stock under Thermo Instrument's deferred compensation plan for directors. These units would be converted into the right to receive 4,751.5 shares of our common stock in the merger. See "-- Treatment of Thermo Instrument Deferred Compensation Plan for Directors."

     Indemnification Agreements. We have entered into separate indemnification agreements with each of Thermo Instrument's executive officers and directors. These agreements require us to indemnify and advance expenses to the indemnified director or officer if he or she, by reason of his or her status as a director or officer of Thermo Instrument, or service as a director, officer or fiduciary of another enterprise at our request, is made or threatened to be made a party to any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative or investigative. We are only required to provide these benefits if the director or officer seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. We are required to provide indemnification to the maximum extent permitted by Delaware law in the case of any threatened, pending or completed action, suit or proceeding by or in our right.

THE MERGER

     If we successfully complete the exchange offer, we plan to cause Thermo Instrument to merge into us in a so-called "short-form" merger. This merger would occur as promptly as practicable after completion of the exchange offer. Under the Delaware General Corporation Law, if we own at least 90% of the outstanding shares of Thermo Instrument common stock, we would have the power to approve, adopt and complete the merger without a vote of Thermo Instrument's stockholders or board of directors. Our stockholders would own all of the outstanding shares of the surviving corporation after the merger.

     On the effective date of the merger, each outstanding share of Thermo Instrument common stock, other than shares of Thermo Instrument common stock held by us or Thermo Instrument and shares of Thermo Instrument common stock held by stockholders, if any, who are entitled to and perfect their appraisal rights under Section 262 of the Delaware General Corporation Law, would be cancelled and converted into the right to receive 0.85 shares of our common stock.

EFFECTS OF THE EXCHANGE OFFER AND THE MERGER

     General. Upon completion of the exchange offer and the merger, we would have complete control over the conduct of Thermo Instrument's business and would have a 100% interest in the net book value and net earnings of Thermo Instrument. In addition, we would receive the benefit of complete control over any future increases in the value of Thermo Instrument and would bear the complete risk of any losses incurred in the operation of Thermo Instrument and any decrease in the value of Thermo Instrument. Our ownership of Thermo Instrument, before the transactions contemplated by the exchange offer and the merger, totaled approximately 88.6%.

     Possible Effect of the Exchange Offer on the Market for Thermo Instrument Common Stock. After the completion of the exchange offer and before the effective date of the merger, our exchange of shares of our common stock for shares of Thermo Instrument common stock pursuant to the exchange offer would reduce the number of shares of Thermo Instrument common stock that might otherwise trade publicly and may reduce the number of holders of shares of Thermo Instrument common stock. These exchanges could adversely affect the liquidity and market value of the remaining shares of Thermo Instrument common stock held by the public.

     American Stock Exchange Listing. If we complete the exchange offer and the merger, the shares of Thermo Instrument common stock would not meet the requirements for continued listing on the American Stock Exchange and would be delisted. Assuming that the merger occurs shortly after the completion of the exchange offer, we do not expect the American Stock Exchange to delist the shares of Thermo Instrument common stock until after the effective date of the merger. However, as discussed below, it is possible that the American Stock Exchange could take this action.

     The shares of Thermo Instrument common stock may not meet the quantitative requirements for continued listing on the American Stock Exchange following the closing of the exchange offer and prior to the effective date of the merger. Whether the shares of Thermo Instrument common stock meets those requirements will depend upon:

     - the aggregate market value and the number of shares of Thermo Instrument common stock that we do not exchange for shares of our common stock pursuant to the exchange offer; and

     - the number of Thermo Instrument public stockholders who are not affiliated with us.

     To be listed on the American Stock Exchange, an issuer must have at least 200,000 publicly held shares, held by at least 300 stockholders, with a market value of at least $1,000,000 and have stockholders' equity of at least $2,000,000 or $4,000,000, depending on profitability levels during the issuer's four most recent fiscal years.

     If the shares of Thermo Instrument common stock no longer meet the requirements for listing on the American Stock Exchange, it is possible that the shares would continue to trade in the over-the-counter market before the effective date of the merger and that price or other quotations might still be available from other sources. The extent of the public market for the shares of Thermo Instrument common stock and the availability of such quotations would, however, depend upon such factors as:

     - the number of holders and/or the aggregate market value of such shares of Thermo Instrument common stock remaining at the time;

     - the interest in maintaining a market in those shares of Thermo Instrument common stock on the part of securities firms; and

     - the possible termination of registration of shares of Thermo Instrument common stock under the Exchange Act, as described below.

     We cannot predict whether a reduction in the number of shares of Thermo Instrument common stock that might otherwise trade publicly would have an adverse or beneficial effect on the market price for or marketability of the shares of Thermo Instrument common stock or whether it would cause future market prices to be greater or less than the price paid in the exchange offer and the merger.

     Exchange Act Registration. The shares of Thermo Instrument common stock are currently registered under the Exchange Act. If we complete the exchange offer and the merger, Thermo Instrument's reporting obligations under the Exchange Act would terminate.

     Before the effective date of the merger, the exchange of shares of Thermo Instrument common stock for shares of our common stock pursuant to the exchange offer may result in the shares of Thermo Instrument common stock becoming eligible for deregistration under the Exchange Act. Thermo Instrument may apply to the SEC for termination of the registration of its common stock if the common stock is not listed on a national securities exchange and there are fewer than 300 record holders of the shares of Thermo Instrument common stock. See
"-- American Stock Exchange Listing."

     If Thermo Instrument terminates the registration of its common stock under the Exchange Act:

     - Thermo Instrument would no longer be required to provide its stockholders with annual, quarterly and other reports under the Exchange Act;

     - Thermo Instrument would no longer be required to comply with other provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b), the requirement of furnishing a proxy statement in connection with stockholders' meetings pursuant to Section 14(a) and the requirements of Rule 13e-3 under the Exchange Act with respect to "going private" transactions;

     - "affiliates" of Thermo Instrument and persons holding "restricted securities" of Thermo Instrument may be deprived of the ability to dispose of their securities pursuant to Rule 144 under the Securities Act; and

     - the shares of Thermo Instrument common stock would no longer be "margin securities" or eligible for listing on the American Stock Exchange.

     We presently intend to cause Thermo Instrument to terminate the registration of the shares of Thermo Instrument common stock under the Exchange Act as soon after the completion of the exchange offer or the merger as the requirements for termination of registration are met.

     Margin Regulations. The shares of Thermo Instrument common stock are currently "margin securities" under the rules of the Board of Governors of the Federal Reserve System. As a result, brokers are allowed to extend credit, known as purpose loans, on the collateral of shares of Thermo Instrument common stock for the purpose of buying, carrying or trading in securities. If we complete the exchange offer and the merger, shares of Thermo Instrument common stock would no longer be "margin securities." Following the exchange of shares of Thermo Instrument common stock pursuant to the exchange offer and before the effective date of the merger, depending upon factors such as the number of record holders of the shares of Thermo Instrument common stock and the number and market value of publicly held shares of Thermo Instrument common stock, the shares of Thermo Instrument common stock might no longer constitute "margin securities" for purposes of the Federal Reserve Board's margin regulations and you could not then use your shares of Thermo Instrument common stock as collateral for purpose loans made by brokers. In addition, if Thermo Instrument terminated the registration of shares of its common stock under the Exchange Act, the shares of its common stock would no longer constitute "margin securities."

     Treatment of Thermo Instrument Options. Thermo Instrument has issued options to acquire shares of its common stock pursuant to Thermo Instrument's Equity Incentive Plan, Directors Stock Option Plan and Employees Equity Incentive Plan. In connection with the exchange offer and the merger, we would assume Thermo Instrument's plans and each outstanding option under these plans. Each option that we assume would continue to have, and be subject to, the same terms and conditions applicable to the option immediately before the effective date of the merger, except that:

     - each option would be exercisable, or would become exercisable in accordance with its terms, for that number of whole shares of our common stock equal to the product of the number of shares of Thermo Instrument common stock that were issuable upon exercise of the option immediately before the effective date of the merger multiplied by the exchange ratio, rounded down to the nearest whole number of shares of our common stock; and

     - the per share exercise price for the shares of our common stock issuable upon exercise of such assumed option would be equal to the quotient determined by dividing the exercise price per share at which the option was exercisable immediately before the effective date of the merger by the exchange ratio, rounded up to the nearest whole cent.

     Treatment of Thermo Instrument Employees' Stock Purchase Plan. In connection with the exchange offer and the merger, we would assume each outstanding option to purchase shares of Thermo Instrument common stock under Thermo Instrument's Employees' Stock Purchase Plan. Each stock option under the plan that we assume would continue to have, and be subject to, the same terms and conditions as set forth in the plan immediately before the effective date of the merger, except that:

     - the assumed stock option would be exercisable, or would become exercisable in accordance with its terms, for that number of whole shares of our common stock equal to the product of the number of shares of Thermo Instrument common stock that were issuable upon exercise of the assumed stock option immediately before the effective date of the merger multiplied by the exchange ratio, rounded down to the nearest whole number of shares of our common stock;

     - the purchase price per share of our common stock would be the lower of:

        -- 85% of the per share market value of the shares of Thermo Instrument common stock on the grant date of the assumed stock option divided by the exchange ratio, with the resulting price rounded up to the nearest whole cent; and

        -- 85% of the per share market value of our common stock as of the exercise date of the assumed stock option; and

     - the $25,000 limit under Section 9.2(i) of the plan would be applied by taking into account our assumption of the stock options in accordance with Section 423(b)(8) of the Internal Revenue Code of 1986 and regulations under that section.

     Treatment of Thermo Instrument Deferred Compensation Plan for
Directors. In connection with the exchange offer and the merger, we would assume Thermo Instrument's deferred compensation plan for directors and the units for Thermo Instrument common stock outstanding under the plan would be converted into units for our common stock at the exchange ratio. Based on the units accumulated on January 1, 2000, Mr. Vintiadis would receive units for 4,751.5 shares of our common stock.

     Treatment of Thermo Instrument Debentures. From and after the effective date of the merger, we would assume Thermo Instrument's 4% convertible subordinated debentures due January 2005 and Thermo Instrument's 4.5% senior convertible debentures due October 2003. These debentures would be convertible into shares of our common stock, instead of Thermo Instrument common stock. As of March 31, 2000, a total of $250 million principal amount of the 4% debentures was outstanding and a total of $172.5 million principal amount of the 4.5% debentures was outstanding. At that date, the 4% debentures were convertible into a total of 7,012,623 shares of Thermo Instrument common stock at a conversion price of $35.65 per share and the 4.5% debentures were convertible into a total of 5,006,385 shares of Thermo Instrument common stock at a conversion price of $34.456 per share. Holders of Thermo Instrument debentures would not have the right to require Thermo Instrument to redeem their debentures as a result of the merger. After the merger, the 4% debentures would be initially convertible into a total of 5,960,729 shares of our common stock at a conversion price of $41.94 per share and the 4.5% debentures would be initially convertible into a total of 4,255,427 shares of our common stock at a conversion price of $40.54 per share.

     Accounting Treatment. The exchange offer and the merger would be accounted for as the acquisition of a minority interest by us using the purchase method of accounting.

     Tax Consequences. For federal income tax purposes, your receipt of shares of our common stock pursuant to the exchange offer or the merger would be tax-free. However, you would be taxed upon your receipt of cash in lieu of fractional shares of our common stock in the exchange offer or the merger. See "Federal Income Tax Consequences."

CONDUCT OF THERMO INSTRUMENT'S BUSINESS AFTER THE OFFER AND THE MERGER

     Following our reorganization, we plan to retain Thermo Instrument as part of our core measurement and detection instruments business. We intend to evaluate ways in which we can more efficiently integrate and operate our instruments business, including Thermo Instrument's business. We do not currently have any commitment or agreement for the sale of all or any material portion of Thermo Instrument's business.

     Except as otherwise described in this prospectus, we have not as of the date of this prospectus approved any specific plans or proposals for:

     - any extraordinary corporate transaction involving Thermo Instrument's business after the completion of the exchange offer and the merger; or

     - any sale or transfer of a material amount of assets currently held by Thermo Instrument after the completion of the exchange offer and the merger.

CONDUCT OF THERMO INSTRUMENT'S BUSINESS IF THE OFFER IS NOT COMPLETED

     If we do not complete the exchange offer because, on the date the exchange offer expires, we do not own at least 90% of Thermo Instrument's outstanding shares or because another condition to the exchange offer is not satisfied or waived, we expect that Thermo Instrument's current management will continue to operate Thermo Instrument's business substantially as presently operated. In that event, we may consider:

     - engaging in open market or privately negotiated purchases of shares of Thermo Instrument common stock to increase our ownership of shares of Thermo Instrument common stock to at least 90% of the outstanding shares of Thermo Instrument common stock;

     - proposing that we and Thermo Instrument enter into a long-form merger agreement, which would require the consent of Thermo Instrument's board of directors, and vote all of our shares of Thermo Instrument common stock in favor of such merger; or

     - keeping outstanding the public minority interest in Thermo Instrument, in which case the Thermo Instrument public stockholders would not receive shares of our common stock for their shares of Thermo Instrument common stock and the trading price for the shares of Thermo Instrument common stock could decline, including to a price that is less than the value of the shares of our common stock that we propose to issue in exchange for shares of Thermo Instrument common stock in the exchange offer and the merger.

     If we were to pursue any of these alternatives, it may take considerably longer for you to receive any consideration for your shares of Thermo Instrument common stock, other than through sales in the open market, than if you had tendered your shares in the exchange offer. Any such transaction may result in proceeds per share to you that are more or less than the value of the shares of our common stock that we propose to issue in exchange for shares of Thermo Instrument common stock in the exchange offer and the merger.

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER; EXPIRATION OF THE EXCHANGE OFFER

     Offer For All Outstanding Shares. We are offering to acquire all the shares of Thermo Instrument common stock, par value $.10 per share, outstanding on the expiration date that we do not currently own.

     Exchange Ratio. We are offering to exchange 0.85 shares of our common stock for each outstanding share of common stock of Thermo Instrument that Thermo Instrument stockholders validly tender and do not properly withdraw.

     Fractional Shares. We will not issue fractional shares of our common stock in the exchange offer or the merger. Instead, we will pay an amount in cash equal to $19.1875 for each whole share of our common stock in lieu of any fractional share that we would otherwise issue to you.

     Withdrawal Rights. You may withdraw shares that you have tendered at any time on or before May 19, 2000. If we extend the exchange offer, all shares of Thermo Instrument common stock that you have previously tendered and not properly withdrawn would remain subject to the exchange offer, although you would have the right to withdraw your shares of Thermo Instrument common stock. Unless we accept your shares for exchange on or before June 22, 2000, you may also withdraw shares that you have tendered at any time after that date. See "-- Withdrawal Rights."

     Expiration Date. This exchange offer will expire at 12:00 midnight, New York City time, on Friday, May 19, 2000, unless we, in our sole discretion, extend the period during which the exchange offer is open.

     Extension of Expiration Date. If allowed by the rules of the SEC, we may extend the period during which the exchange offer is open. We may exercise this right in our sole discretion at any time and for any reason, including the failure to satisfy any of the conditions specified below under "-- Conditions Of The Offer." We can extend the period during which the exchange offer is open by providing oral or written notice to American Stock Transfer & Trust Company, the depositary for the exchange offer. If we extend the period during which the exchange offer is open, we will make an announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration of the exchange offer. Any extension would delay our acceptance for exchange and the actual exchange of any shares of Thermo Instrument common stock that you tender.

     Termination, Amendment and Waiver. If allowed by the rules of the SEC, we may also, in our sole discretion, at any time before the exchange offer expires:

     - terminate the exchange offer and not accept for exchange, or exchange, any shares of Thermo Instrument common stock if any of the conditions described in "-- Conditions Of The Offer" has not been satisfied or upon the occurrence and during the continuance of any of the events specified in "-- Conditions Of The Offer" or

     - waive any condition or amend the exchange offer in any respect,

in each case by giving oral or written notice of termination, waiver or amendment to the depositary and by making a public announcement thereof. If we terminate or withdraw the exchange offer, we will promptly return any shares of Thermo Instrument common stock that you have tendered. We may not delay acceptance for exchange, or the exchange, of any shares of Thermo Instrument common stock upon the occurrence of any of the conditions specified in "-- Conditions Of The Offer" without extending the period during which the exchange offer is open.

     If the number of shares of Thermo Instrument common stock tendered is insufficient to satisfy the minimum tender condition or any other condition specified in "-- Conditions Of The Offer" is not fulfilled by the expiration of the exchange offer, we may:

     - decline to exchange shares of our common stock for any of the shares of Thermo Instrument common stock tendered, return to you all shares of Thermo Instrument common stock that you tendered and terminate the exchange offer;

     - extend the exchange offer and retain all tendered shares of Thermo Instrument common stock until the expiration of the exchange offer, as extended, subject to the terms and conditions of the exchange offer, including your rights to withdraw your shares of Thermo Instrument common stock; or

     - waive or amend the condition and, subject to complying with the rules of the SEC, accept for exchange and exchange shares of our common stock for all shares of Thermo Instrument common stock validly tendered.

     We will publicly announce any extension, termination or amendment of the exchange offer as promptly as practicable. Without limiting the manner in which we may choose to make any public announcement, except as provided by applicable law, including Rules 14d-4(c), 14d-6(d) and 14e-1 under the Exchange Act, which require that material changes be promptly disseminated to holders of shares of Thermo Instrument common stock, we will have no obligation to publish, advertise or otherwise communicate any public announcement other than by issuing a release to the Dow Jones News Service.

     Material Change to Exchange Offer. If we make a material change in the terms of the exchange offer or the information concerning the exchange offer, or waive a material condition of the exchange offer, we will disseminate additional exchange offer materials, including by public announcement as described above, and extend the exchange offer to the extent required by Rules 14d-4(d), 14d-6(d) and 14e-1 under the Exchange Act. The minimum period during which we will keep the exchange offer open following material changes in the terms of the exchange offer or information concerning the exchange offer, other than a change in price, a change in percentage of securities sought or a change in any dealer's soliciting fee, will depend upon the facts and circumstances, including the relative materiality of the changes.

     With respect to a change in price or, subject to limitations, a change in the percentage of securities sought or a change in any dealer's soliciting fee, we will keep the exchange offer open for a minimum ten business day period from the date of the change to allow for adequate dissemination to stockholders. Accordingly, if, before the exchange offer expires, we:

     - decrease the number of shares of Thermo Instrument common stock sought in the exchange offer,

     - increase the consideration offered in the exchange offer, or

     - add a dealer's soliciting fee,

and if the exchange offer is scheduled to expire at any time earlier than the period ending on the tenth business day from the date that we first publish, send or give to stockholders notice of such increase, decrease or addition, we will extend the exchange offer at least until the ten business day period expires. For purposes of the exchange offer, a "business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

     Mailing of the Prospectus. Thermo Instrument has provided us with its stockholder list and security position listings for the purpose of disseminating materials relating to the exchange offer to holders of shares of Thermo Instrument common stock. We will mail this prospectus and a related letter of transmittal and, if required, other relevant materials to record holders of shares of Thermo Instrument common stock. We will also furnish those materials to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on Thermo Instrument's stockholder list or who are listed as participants in a clearing agency's security position listing for subsequent transmittal to beneficial owners of shares of Thermo Instrument common stock.

     Subsequent Offering Period. Although we do not currently intend to, we may elect to provide a subsequent offering period. Any subsequent offering period would last between three and 20 business days after our acceptance of Thermo Instrument shares in the exchange offer. We will comply with the requirements under Exchange Act Rule 14d-11 if we elect to provide a subsequent offering period. You will not have the right to withdraw any Thermo Instrument shares that you tender during any subsequent offering period.

ACCEPTANCE FOR EXCHANGE AND EXCHANGE OF SHARES

     Timing of Exchange of Shares. Upon the terms and subject to the conditions of this exchange offer, including, if we extend or amend the exchange offer, the terms and conditions of any such extension or amendment, we will accept for exchange, and will exchange for shares of our common stock, all shares of Thermo Instrument common stock validly tendered before the exchange offer expires and not properly withdrawn, including shares of Thermo Instrument common stock validly tendered and not withdrawn during any extension of the exchange offer, if we extend the exchange offer, subject to the terms and conditions of the extension, promptly after the expiration of the exchange offer. In addition, subject to complying with Rule 14e-1 under the Exchange Act, we may, in our sole discretion, delay the acceptance for exchange or exchange of shares of Thermo Instrument common stock to comply, in whole or in part, with any law.

     In all cases, we will exchange shares of our common stock for shares of Thermo Instrument common stock tendered and accepted for exchange pursuant to the exchange offer only after timely receipt by the depositary of:

     - certificates evidencing shares of Thermo Instrument common stock or timely confirmation, known as a book-entry confirmation, of a book-entry transfer of shares of Thermo Instrument common stock into the depositary's account at The Depository Trust Company pursuant to the procedures set forth below under "-- Procedures For Accepting The Offer And Tendering Shares;"

     - a properly completed and duly executed letter of transmittal, or a facsimile of that document, with any required signature guarantees, or an agent's message in connection with a book-entry transfer; and

     - any other documents required by the letter of transmittal.

Accordingly, we may issue shares of our common stock to tendering stockholders at different times if delivery of their shares of Thermo Instrument common stock and other required documents occurs at different times.

     Agent's Message. The term "agent's message" means a message transmitted by The Depository Trust Company to, and received by, the depositary and forming a part of a book-entry confirmation, which states that The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering the shares of Thermo Instrument common stock which are the subject of the book-entry confirmation, that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce the agreement against such participant.

     Acceptance of Shares. For purposes of the exchange offer, we will have accepted for exchange, and thereby exchanged, shares of our common stock for shares of Thermo Instrument common stock validly tendered and not properly withdrawn if, as and when we give oral or written notice to the depositary of our acceptance for exchange of such shares of Thermo Instrument common stock pursuant to the exchange offer. Upon the terms and subject to the conditions of the exchange offer, we will issue shares of our common stock in exchange for shares of Thermo Instrument common stock that we accept for exchange by depositing the total number of shares of our common stock issuable in exchange for shares of Thermo Instrument common stock with the depositary.

     The depositary will act as agent for tendering stockholders for the purpose of receiving shares of our common stock and transmitting these shares to stockholders whose shares of Thermo Instrument common stock we have accepted for exchange. UNDER NO CIRCUMSTANCES WILL WE PAY INTEREST ON THE MARKET VALUE OF SHARES OF OUR COMMON STOCK OR ON THE AMOUNT OF ANY CASH PAYABLE TO A TENDERING STOCKHOLDER IN LIEU OF FRACTIONAL SHARES OF OUR COMMON STOCK, REGARDLESS OF ANY EXTENSION OF THE EXCHANGE OFFER OR DELAY IN MAKING SUCH EXCHANGE. When we deposit shares of our common stock with the depositary for the purpose of issuing these shares to validly tendering stockholders, our obligation to make such exchange will be satisfied and from then on tendering stockholders must look solely to the depositary for the shares of our common stock owed to them by reason of the acceptance for exchange of shares of Thermo Instrument common stock pursuant to the exchange offer.

     Shares Not Accepted for Exchange. If for any reason we do not accept any shares of Thermo Instrument common stock that you tender pursuant to the terms and conditions of the exchange offer, or if you submit share certificates representing more shares of Thermo Instrument common stock than you are tendering, we will return share certificates representing shares of Thermo Instrument common stock that we do not accept for exchange or that you do not tender, without expense, to you. In the case of shares of Thermo Instrument common stock that you tender by book-entry transfer, we will credit your account at The Depository Trust Company for any shares that we do not accept for exchange as promptly as practicable following expiration or termination of the exchange offer.

     Other Terms. If we increase the exchange ratio or otherwise increase the consideration in the exchange offer before the exchange offer expires, we will apply the higher rate or increased consideration to all shares of Thermo Instrument common stock that you tender in the exchange offer, whether or not you tendered or we exchanged such shares of Thermo Instrument common stock before we increased the in exchange ratio or other consideration.

     We may transfer or assign to one or more of our affiliates our right to exchange shares of our common stock for shares of Thermo Instrument common stock tendered pursuant to the exchange offer. We may exercise this right in whole or in part from time to time. If we exercise this right, we will still be required to comply with our obligations under the exchange offer. Your right to receive shares of our common stock in exchange for your shares of Thermo Instrument common stock that you validly tender and that we accept for exchange pursuant to the exchange offer will not be prejudiced by any such transfer or assignment by us.

PROCEDURES FOR ACCEPTING THE OFFER AND TENDERING SHARES

     General. Except as set forth below, for you to validly tender your shares of Thermo Instrument common stock pursuant to the exchange offer, the depositary must receive either:

     - your letter of transmittal, or a facsimile of your letter of transmittal, properly completed and duly executed, together with any required signature guarantees, or

     - an agent's message in connection with a book-entry delivery of shares of Thermo Instrument common stock, together with any other documents required by the letter of transmittal. The depositary must receive these documents at one of its addresses set forth on the back cover of this prospectus before the exchange offer expires. In addition, either

     - the depositary must receive share certificates evidencing your tendered shares of Thermo Instrument common stock at one of the addresses set forth on the back cover of this prospectus or you must tender your shares of Thermo Instrument common stock pursuant to the procedures for book-entry transfer set forth below, and the depositary must receive a book-entry confirmation, in each case before the exchange offer expires; or

     - you must comply with the guaranteed delivery procedures set forth below.

     We will not accept alternative, conditional or contingent tenders. We will not accept for exchange fractional shares of Thermo Instrument common stock. By execution of the letter of transmittal included with this prospectus, or a facsimile thereof, you will waive any right to receive any notice of the acceptance for exchange of your shares of Thermo Instrument common stock.

     THE METHOD OF DELIVERY OF SHARE CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH THE DEPOSITORY TRUST COMPANY, IS AT YOUR SOLE OPTION AND RISK. EXCEPT AS OTHERWISE PROVIDED UNDER THIS HEADING "PROCEDURES FOR ACCEPTING THE OFFER AND TENDERING SHARES," WE WILL TREAT YOUR SHARE CERTIFICATES, LETTER OF TRANSMITTAL AND OTHER REQUIRED DOCUMENTS AS DELIVERED ONLY WHEN THEY ARE ACTUALLY RECEIVED BY THE DEPOSITARY. IF YOU USE THE MAIL FOR DELIVERY, WE RECOMMEND THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

     Book-Entry Transfer. Within two business days after the commencement date of the exchange offer, the depositary will request that The Depository Trust Company establish an account with respect to the shares of Thermo Instrument common stock for purposes of the exchange offer. Any financial institution that is a participant in the system of The Depository Trust Company may make book-entry delivery of your shares of Thermo Instrument common stock by causing The Depository Trust Company to transfer your shares into the depositary's account at The Depository Trust Company in accordance with The Depository Trust Company's procedures for such transfer. Although you may deliver your shares of Thermo Instrument common stock through book-entry transfer into the depositary's account at The Depository Trust Company, the depositary must receive:

     - your letter of transmittal, or a facsimile of your letter of transmittal, properly completed and duly executed, together with any required signature guarantees, or an agent's message, and

     - any other documents required by the letter of transmittal,

at one of its addresses set forth on the back cover of this prospectus before the exchange offer expires for you to validly tender your shares of Thermo Instrument common stock pursuant to the exchange offer, or you must comply with the guaranteed delivery procedures described below.

     DELIVERY OF DOCUMENTS TO THE DEPOSITORY TRUST COMPANY IN ACCORDANCE WITH THE DEPOSITORY TRUST COMPANY'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

     Signature Guarantees. Except as described below, a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of:

     - the Securities Transfer Agents Medallion Program,

     - the Stock Exchanges' Medallion Program, or

     - the New York Stock Exchange, Inc. Medallion Signature Program must guarantee signature on your letter of transmittal. Each firm that is a member of these medallion programs is referred to in this prospectus as an "eligible institution." We will not require a signature guarantee on your letter of transmittal if:

     - you are the registered holder of shares of Thermo Instrument common stock and do not complete either the box entitled "Special Delivery Instructions" or the box entitled "Special Issuance Instructions" on your letter of transmittal; or

     - you tender shares of Thermo Instrument common stock for the account of an eligible institution.

For more information regarding these procedures, you should review Instruction 1 of the letter of transmittal.

     If your share certificates are registered in the name of a person other than the person who signs the letter of transmittal, or if you direct us to make payment or to return your share certificates for exchanged shares of Thermo Instrument common stock to a person other than the registered holders, then the tendered share certificates must be endorsed or accompanied by appropriate stock powers signed exactly as the names of the registered holders appear on the share certificates, with the signatures on the share certificates or stock powers guaranteed by an eligible institution as provided above and in the letter of transmittal. See Instructions 1 and 5 of the letter of transmittal.

     Guaranteed Delivery. If you wish to tender shares of Thermo Instrument common stock pursuant to the exchange offer and your share certificates are not immediately available or you cannot deliver all of the required documents to the depositary before the exchange offer expires or you cannot comply with the procedures for book-entry transfer on a timely basis, you may still tender your shares of Thermo Instrument common stock, so long as all of the following conditions are satisfied:

     - you make your tender by or through an eligible institution;

     - the depositary receives a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided with this prospectus, as provided below before the exchange offer expires; and

     - the depositary receives within three American Stock Exchange trading days after the date of execution of the notice of guaranteed delivery the share certificates, or a book-entry confirmation, for your tendered shares of Thermo Instrument common stock, in proper form for transfer, in each case together with a properly completed and duly executed letter of transmittal, or a facsimile of a properly completed and duly executed letter of transmittal, with any required signature guarantees or, in the case of a book-entry transfer, an agent's message and any other documents required by the letter of transmittal.

You may deliver the notice of guaranteed delivery by hand or transmit it by telegram, facsimile transmission or mail to the depositary. You must include a guarantee by an eligible institution in the form set forth in the notice of guaranteed delivery.

     Timing for Exchange. In all cases, we will exchange shares of Thermo Instrument common stock that you have tendered and we have accepted for exchange pursuant to the exchange offer only after timely receipt by the depositary of:

     - share certificates for Thermo Instrument shares, or book-entry confirmation of the transfer of the shares of Thermo Instrument common stock into the depositary's account at The Depository Trust Company;

     - a properly completed and duly executed letter of transmittal, or a facsimile of a properly completed and duly executed letter of transmittal, together with any required signature guarantees or, in the case of a book-entry transfer, an agent's message; and

     - any other documents required by the letter of transmittal.

Accordingly, tendering stockholders of Thermo Instrument may receive shares of our common stock at different times depending upon when share certificates or book-entry confirmations for their shares of Thermo Instrument common stock are received by the depositary.

     Backup Federal Income Tax Withholding. Under U.S. federal income tax laws, the depositary may be required to withhold 31% of the amount of any cash payments made to you in lieu of fractional shares of our common stock. To prevent backup federal income tax withholding with respect to any reportable cash payments made to you in the exchange offer, you must provide the depositary with your correct taxpayer identification number and certify that you are not subject to backup federal income tax withholding by completing the Substitute Form W-9 included in the letter of transmittal. See Instruction 9 of the letter of transmittal.

     Appointment as Proxy. By executing the letter of transmittal, you irrevocably appoint our designees as your attorneys-in-fact and proxies in the manner set forth in the letter of transmittal, each with full power of substitution with respect to any shares of Thermo Instrument common stock you tendered, and with respect to any and all other shares of Thermo Instrument common stock or other securities issued or issuable in respect of such shares of Thermo Instrument common stock on or after April 24, 2000. This appointment will not be effective until we accept your tendered shares of Thermo Instrument common stock for exchange and deposit shares of our common stock as the exchange consideration with the depositary. All such proxies will be irrevocable and coupled with an interest in your tendered shares of Thermo Instrument common stock. When this appointment becomes effective, all other powers of attorney and proxies that you have given will be revoked, and you may not give any subsequent powers of attorney or proxies or execute any subsequent written consents and, if given or executed, we will treat them as ineffective.

     Upon our deposit of shares of our common stock as the exchange consideration with the depositary, our designees will, with respect to your shares of Thermo Instrument common stock and other securities for which the appointment is effective, be empowered to exercise all of your voting and other rights as they in their sole discretion consider proper. We may exercise these rights at any time Thermo Instrument stockholders vote. We reserve the right to require that, for us to treat your shares of Thermo Instrument common stock as validly tendered, we be able to exercise full voting and other rights of a record and beneficial holder immediately upon our acceptance for exchange of your shares of Thermo Instrument common stock.

     Determination of Validity. We will determine all questions as to the validity, form, eligibility, including the time of receipt, and acceptance for exchange of any tendered shares of Thermo Instrument common stock pursuant to any of the procedures described above. We will make these determinations in our sole discretion, and our determinations will be final and binding. We reserve the absolute right to reject any and all tenders of shares of Thermo Instrument common stock that we determine are not in proper form or for which the acceptance of, or exchange for, may, in the opinion of our counsel, be unlawful.

     We also reserve the absolute right to waive any of the conditions of the exchange offer or any defect or irregularities in the tender of any shares of Thermo Instrument common stock, whether or not similar defects or irregularities are waived in the case of any other shares of Thermo Instrument common stock. We will not treat your tender of shares of Thermo Instrument common stock as validly made until all defects and irregularities have been cured or waived. Neither we nor any of our affiliates or assigns, the information agent, the depositary or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. Our interpretations of the terms and conditions of the exchange offer, including the letter of transmittal and the instructions to the letter of transmittal, will be final and binding.

     OUR ACCEPTANCE FOR EXCHANGE OF YOUR SHARES OF THERMO INSTRUMENT COMMON STOCK TENDERED PURSUANT TO THE PROCEDURES DESCRIBED ABOVE WILL BE A BINDING AGREEMENT BETWEEN US AND YOU UPON THE TERMS AND CONDITIONS OF THIS EXCHANGE OFFER.

WITHDRAWAL RIGHTS

     General. Your tender of shares of Thermo Instrument common stock pursuant to the exchange offer is irrevocable except as otherwise provided in this section. You may withdraw shares of Thermo Instrument common stock that you tender in the exchange offer at any time before the exchange offer expires and, unless we have previously accepted these shares for exchange as provided in this prospectus, at any time after June 22, 2000. If we elect to provide a subsequent offering period under Exchange Act Rule 14d-11, you will not have the right to withdraw shares of Thermo Instrument common stock that you tender in the subsequent offering period.

     Extensions.  If we:

     - extend the exchange offer,

     - are delayed in, or delay, our acceptance for exchange or the actual exchange of shares of Thermo Instrument common stock, or

     - are unable for any reason to accept for exchange or exchange shares of Thermo Instrument common stock,

then, without prejudice to our other rights under the exchange offer, the depositary, on our behalf, may nevertheless return your tendered shares of Thermo Instrument common stock and you may not exercise withdrawal rights except to the extent described in this section. We will extend the exchange offer to the extent required by law in the event of any extension or delay.

     Effectiveness of Withdrawal. For your withdrawal to be effective, the depositary must receive from you a written, telegraphic or facsimile transmission notice of withdrawal at one of its addresses set forth on the back cover of this prospectus. Your notice of withdrawal must include:

     - your name;

     - the number of shares of Thermo Instrument common stock that you wish to withdraw; and

     - the name of the registered holder of the shares of Thermo Instrument common stock that you wish to withdraw, if different from that of the person who tendered the shares of Thermo Instrument common stock.

If you have delivered or otherwise identified your share certificates to the depositary, then, before the physical release of the share certificates, you must also submit the serial numbers shown on the share certificates to the depositary and you must have the signatures on the notice of withdrawal guaranteed by an eligible institution, unless the shares of Thermo Instrument common stock have been tendered for the account of an eligible institution. If you tendered shares of Thermo Instrument common stock pursuant to the procedures for book-entry transfer, as set forth above under "-- Procedures For Accepting The Offer And Tendering Shares," any notice of withdrawal must specify the name and number of the account at The Depository Trust Company to be credited with the withdrawn shares of Thermo Instrument common stock and must otherwise comply with the procedures of The Depository Trust Company.

     Revocation of Withdrawal. You may not revoke a withdrawal. We will treat any shares of Thermo Instrument common stock properly withdrawn as not validly tendered for purposes of the exchange offer. However, you may re-tender withdrawn shares of Thermo Instrument common stock at any time before the exchange offer expires by again following one of the procedures described above under "-- Procedures For Accepting The Offer And Tendering Shares."

     Validity of Withdrawals. We will determine all questions as to the form and validity, including the time of receipt, of any notice of withdrawal in our sole discretion, and our determination will be final and binding. Neither we nor any of our affiliates or assigns, the information agent, the depositary or any other person will be under any duty to notify you of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

CONDITIONS OF THE OFFER

     We have the right to extend or amend the exchange offer in our sole discretion at any time before the exchange offer expires. In addition, we:

     - are not required to accept for exchange or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act, relating to our obligation to return tendered shares of Thermo Instrument common stock promptly after termination or withdrawal of the exchange offer, exchange shares of our common stock for any tendered shares of Thermo Instrument common stock, and

     - may delay the acceptance for exchange of or, subject to the restriction referred to above, the exchange of, any tendered shares of Thermo Instrument common stock.

     Minimum Number of Shares. We may amend or terminate the exchange offer if we would not own at least 90% of the outstanding shares of Thermo Instrument immediately following the closing of the exchange offer. As of March 31, 2000, we owned approximately 88.6% of the outstanding shares of Thermo Instrument common stock. Assuming that optionholders exercised all outstanding Thermo Instrument stock options and debenture holders did not convert any of Thermo Instrument's 4% convertible subordinated debentures or 4.5% senior convertible debentures into Thermo Instrument common stock, we would have owned approximately 84.8% of the outstanding shares of Thermo Instrument common stock at that date.

     Other Conditions. In addition, we may amend or terminate the exchange offer at any time on or after April 24, 2000 and before the time of acceptance of the shares of Thermo Instrument common stock for exchange in the exchange offer if any of the following events shall occur:

     - any change occurs in the business, properties, assets, liabilities, capitalization, stockholders' equity, financial condition, cash flows, operations, licenses, franchises or results of operations of Thermo Instrument or its subsidiaries which has a material adverse effect on Thermo Instrument and its subsidiaries taken as a whole;

     - any "governmental entity," including a government or governmental authority or agency, whether domestic, foreign or supranational, institutes or threatens any action, proceeding, application, claim or counterclaim, seeks or obtains any judgment, order or injunction, or takes any other action, which:

       -- challenges the acquisition by us or any of our affiliates of any shares of Thermo Instrument common stock pursuant to the exchange offer or the merger, restrains, prohibits or materially delays the making or consummation of the exchange offer or the merger, prohibits the performance of any of the contracts or other arrangements entered into by us or any of our affiliates in connection with the acquisition of the shares of Thermo Instrument common stock or Thermo Instrument, seeks to obtain any material amount of damages, or otherwise directly or indirectly adversely affects the exchange offer or the merger;

       -- seeks to prohibit or limit materially the ownership or operation by us, any of our affiliates or Thermo Instrument of all or any material portion of our business or assets or the businesses or assets of our affiliates or of Thermo Instrument and its subsidiaries, or to compel us, any of our affiliates or Thermo Instrument to dispose of or to hold separate all or any material portion of our, any of our affiliate's or Thermo Instrument's or its subsidiaries' businesses or assets as a result of the transactions contemplated by the exchange offer or the merger;

       -- seeks to impose any material limitation on the ability of us, any of our affiliates or Thermo Instrument to conduct Thermo Instrument's or its subsidiaries' businesses or to own Thermo Instrument's or its subsidiaries' assets;

       -- seeks to impose or confirm any material limitation on the ability of us or any of our affiliates to acquire or hold, or to exercise full rights of ownership of, any shares of Thermo Instrument common stock, including the right to vote such shares of Thermo Instrument common stock on all matters properly presented to the stockholders of Thermo Instrument;

       -- seeks to require us or any of our affiliates to divest all or any of our shares of Thermo Instrument common stock; or

       -- otherwise has resulted in or has a reasonable likelihood of resulting in a material adverse effect on our, any of our affiliate's or Thermo Instrument's business, financial condition, results of operation or prospects;

     - any statute, rule or regulation is enacted, promulgated, entered, enforced or treated as applicable to the exchange offer or the merger, or any other action is taken by any governmental entity or court, that results in, directly or indirectly, any of the consequences referred to in first four sub-bullets of the preceding bullet;

     - any preliminary or permanent judgment, order, decree, ruling or injunction is entered or issued, or any other action is taken by any governmental entity or court, whether on its own initiative or the initiative of any other person, which:

       -- restrains, prohibits or materially delays the making or completing of the exchange offer or the merger, prohibits the performance of any of the contracts or other arrangements entered into by us or any of our affiliates in connection with the acquisition of the shares of Thermo Instrument common stock or Thermo Instrument or otherwise directly or indirectly materially adversely affects the exchange offer or the merger;

       -- prohibits or limits materially the ownership or operation by us, any of our affiliates or Thermo Instrument of all or any material portion of our business or assets or the businesses or assets of our affiliates or of Thermo Instrument and its subsidiaries, or compels us, any of our affiliates or Thermo Instrument to dispose of or to hold separate all or any material portion of our, any of our affiliate's or Thermo Instrument's or its subsidiaries' businesses or assets as a result of the transactions contemplated by the exchange offer or the merger;

       -- imposes any material limitation on the ability of us or any of our affiliates to conduct Thermo Instrument's or its subsidiaries' businesses or to own Thermo Instrument's or its subsidiaries' assets;

       -- imposes or confirms any material limitation on the ability of us or any of our affiliates to acquire or hold, or to exercise full rights of ownership of, any shares of Thermo Instrument common stock, including the right to vote such shares of Thermo Instrument common stock on all matters properly presented to the stockholders of Thermo Instrument;

       -- requires us or any of our affiliates to divest of all or any of our shares of Thermo Instrument common stock; or

       -- otherwise has resulted in or has a reasonable likelihood of resulting in a material adverse effect on our, any of our affiliate's or Thermo Instrument's business, financial condition, results of operation or prospects;

     - any action, proceeding, application, claim or counterclaim is instituted or pending before any governmental entity or court, or any judgment, order or injunction is sought or any other action is taken by any person or entity, other than a governmental entity, which:

       -- challenges the acquisition by us or any of our affiliates of any shares of Thermo Instrument common stock pursuant to the exchange offer or the merger, restrains, prohibits or materially delays the making or consummation of the exchange offer or the merger, prohibits the performance of any of the contracts or other arrangements entered into by us or any of our affiliates in connection with the acquisition of the shares of Thermo Instrument common stock, seeks to obtain any material amount of damages, or otherwise directly or indirectly adversely affects the exchange offer or the merger;

       -- seeks to prohibit or limit materially the ownership or operation by us, any of our affiliates or Thermo Instrument of all or any material portion of our business or assets or the businesses or assets of our affiliates or of Thermo Instrument and its subsidiaries, or to compel us, any of our affiliates or Thermo Instrument to dispose of or to hold separate all or any material portion of our, any of our affiliate's or Thermo Instrument's or its subsidiaries' businesses or assets as a result of the transactions contemplated by the exchange offer or the merger;

       -- seeks to impose any material limitation on the ability of us, any of our affiliates or Thermo Instrument to conduct Thermo Instrument's or its subsidiaries' businesses or to own Thermo Instrument's and its subsidiaries' assets;

       -- seeks to impose or confirm any material limitation on the ability of us or any of our affiliates to acquire or hold, or to exercise full rights of ownership of, any shares of Thermo Instrument common stock, including the right to vote such shares of Thermo Instrument common stock on all matters properly presented to the stockholders of Thermo Instrument;

       -- seeks to require us or any of our affiliates to divest of all or any of our shares of Thermo Instrument common stock; or

       -- otherwise has resulted in or, in our reasonable discretion, has a reasonable likelihood of resulting in a material adverse effect on our, any of our affiliates' or Thermo Instrument's business, financial condition, results of operation or prospects;

      and which in the case of the first five sub-bullets of this bullet is successful or we determine, in our reasonable discretion, has a reasonable likelihood of being successful;

     - the registration statement of which this prospectus is a part does not become effective under the Securities Act of 1933 or is the subject of any stop order or proceedings seeking a stop order;

     - the shares of our common stock issuable to Thermo Instrument stockholders in the exchange offer and the merger and the shares issuable upon the exercise of options to purchase shares of our common stock or the conversion of debentures convertible into our common stock are not approved for listing on the New York Stock Exchange, subject to official notice of issuance;

     - any general suspension of trading in, or limitation on prices for, securities occurs on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, other than any temporary suspension pursuant to a circuit breaker procedure then in effect and lasting for not more than three trading hours;

     - any declaration of a banking moratorium by federal or New York authorities or general suspension of payments in respect of lenders that regularly participate in the U.S. market in loans occurs;

     - any material limitation by any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency in the United States occurs that materially affects the extension of credit generally by lenders that regularly participate in the U.S. market in loans;

     - any commencement of a war involving the United States or any commencement of armed hostilities or other national or international circumstance involving the United States occurs that has a material adverse effect on bank syndication or financial markets in the United States; or

     - in the case of any occurrence described in the previous four bullets that existed on or at the time of the commencement of the exchange offer, a material acceleration or worsening of that occurrence; which in our reasonable judgment, in any case and regardless of the circumstances giving rise to the condition, makes it inadvisable to proceed with the exchange offer or with acceptance of shares of Thermo Instrument common stock for exchange or exchanges of shares of our common stock for shares of Thermo Instrument common stock.

     Conditions Solely for Our Benefit. The foregoing conditions are for our sole benefit and we may assert them regardless of any circumstances giving rise to any condition. We may waive these conditions in whole or in part, at any time and from time to time before the exchange offer expires, in our reasonable discretion. Our failure, or the failure of any of our affiliates, at any time to exercise any of the foregoing rights will not constitute a waiver of any right. We will treat each right as an ongoing right which may be asserted at any time and from time to time before the exchange offer expires.

LEGAL MATTERS; REGULATORY APPROVALS

     General. Except as described below, we are not aware of any license or regulatory permit that appears to be material to the business of Thermo Instrument and its subsidiaries and may be adversely affected by our acquisition of shares of Thermo Instrument common stock in the exchange offer or the merger.

     Except as described in this section, we are not aware of any other material filing, approval or other action by any federal or state governmental or administrative authority that we must obtain in connection with our acquisition of shares of Thermo Instrument common stock as contemplated in this prospectus. Should any other similar approval or action be required, we currently contemplate seeking that approval or action. We cannot assure you that we could obtain any other approval or action, if needed, without substantial conditions or costs or that adverse consequences would not result to our or Thermo Instrument's business if we do not obtain any other required approvals or actions. Our obligation under the exchange offer to accept for exchange and exchange shares of Thermo Instrument common stock is subject to a number of conditions, including conditions relating to the legal matters discussed in this section. See "-- Conditions Of The Offer."

     Antitrust. We believe that the exchange offer and the merger are exempt from the reporting requirements contained in the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Nevertheless, we cannot assure that a challenge to the exchange offer and the merger on antitrust grounds will not be made or, if such challenge is made, what the result will be.

     Foreign Approvals. Thermo Instrument conducts business in a number of foreign countries and jurisdictions. In connection with our acquisition of shares of Thermo Instrument common stock pursuant to the exchange offer or the merger, we and/or Thermo Instrument may be required to file information with, or obtain the approval or consent of, governmental authorities in those foreign countries and jurisdictions. The governments in those countries and jurisdictions might attempt to impose additional conditions on Thermo Instrument's operations conducted in such countries and jurisdictions as a result of our acquisition of the shares of Thermo Instrument common stock pursuant to the exchange offer or the merger of Thermo Instrument into Thermo Electron.

     If foreign approvals or consents are required, we intend to make the appropriate filings and applications. We do not know if or when we will obtain any required foreign approvals or consents for which we file or apply. In addition, we may be unable to cause Thermo Instrument or its subsidiaries to satisfy or comply with foreign laws. Noncompliance may have adverse consequences for Thermo Instrument or its subsidiaries after the exchange of shares of our common stock for shares of Thermo Instrument common stock pursuant to the exchange offer or the merger.

     State Anti-Takeover Statutes. Section 203 of the Delaware General Corporation Law prohibits business combination transactions involving a Delaware corporation, such as Thermo Instrument, and an "interested stockholder" for three years following the time the person became an interested stockholder.
Section 203 defines an interested stockholder in general as any person that directly or indirectly beneficially owns 15% or more of the outstanding voting stock of the subject corporation. The prohibitions in Section 203 do not apply if special requirements are met or exceptions apply, including that prior to the time a person became an interested stockholder the board of directors of the subject corporation approved either the business combination or the transaction which resulted in such person being an interested stockholder. We believe that neither the exchange offer nor the merger is prohibited by Section 203 of the Delaware General Corporation Law.

     A number of other states have adopted laws and regulations applicable to attempts to acquire securities of corporations which are incorporated, or have substantial assets, stockholders, principal executive offices or principal places of business, or whose business operations otherwise have substantial economic effects, in such states. In 1982, in Edgar v. MITE Corp., the Supreme Court of the United States invalidated on constitutional grounds the Illinois Business Takeover Statute, which, as a matter of state securities law, made takeovers of corporations meeting the statute's requirements more difficult. However, in 1987 in CTS Corp. v. Dynamics Corp. of America, the Supreme Court held that the State of Indiana may, as a matter of corporate law, and, in particular, with respect to those aspects of corporate law concerning corporate governance, constitutionally disqualify a potential acquiror from voting on the affairs of a target corporation without the prior approval of the remaining stockholders. The state law before the Supreme Court was by its terms applicable only to corporations that had a substantial number of stockholders in that state and were incorporated there.

     Thermo Instrument, directly or through its subsidiaries, conducts business in a number of states throughout the United States, some of which have enacted anti-takeover laws. We do not know whether any of these laws will, by their terms, apply to the exchange offer or the merger, and we have not necessarily complied with any such laws. Should any person seek to apply any state anti-takeover law to the exchange offer or the merger, we will take such action as then appears desirable, which may include challenging the validity or applicability of any such statute in appropriate court proceedings. In the event it is asserted that one or more state anti-takeover laws is applicable to the exchange offer or the merger, and an appropriate court does not determine that it is inapplicable or invalid as applied to the exchange offer or the merger, we may be required to file information with, or receive approvals from, the relevant state authorities. In addition, if enjoined, we may be unable to accept for exchange any shares of Thermo Instrument common stock tendered pursuant to the exchange offer, or be delayed in continuing or consummating the exchange offer. In any such case, we may not be obligated to accept for exchange any shares of Thermo Instrument common stock tendered. See "-- Conditions Of The Offer."

DIVIDENDS AND DISTRIBUTIONS

     If, on or after April 24, 2000, Thermo Instrument should declare or pay any dividend or other distribution, including without limitation the issuance of additional shares of Thermo Instrument common stock pursuant to any stock dividend or stock split or the issuance of rights for the purchase of any securities, with respect to the shares of Thermo Instrument common stock, and the dividend or distribution is payable or distributable to stockholders of record on a date occurring before the transfer to our name or the name of our nominees or transferees on Thermo Instrument's stock transfer records of the shares of Thermo Instrument common stock acquired pursuant to the exchange offer, then, without prejudice to our rights described in "-- Conditions Of The Offer":

     - in the event of a cash dividend or distribution, the exchange ratio per share will be reduced by multiplying the exchange ratio by a fraction the numerator of which is $19.375, the closing market price of the Thermo Instrument common stock on March 7, 2000, minus the amount of the cash dividend or distribution and the denominator is $19.375; and

     - in the event of a non-cash dividend or distribution, you will be required to deliver promptly and transfer to the depositary for our account any non-cash dividend or distribution, including additional shares of Thermo Instrument common stock, together with appropriate documentation of transfer. Pending your remittance or appropriate assurance of your remittance, we will be entitled to all rights and privileges as owner of any such non-cash dividend, distribution or right, and may withhold all of the shares of our common stock issuable to you in the exchange offer or reduce the exchange ratio by multiplying the exchange ratio by a fraction, the numerator of which is $19.375, the closing price of the Thermo Instrument common stock on March 7, 2000 minus the value of such non-cash dividend, distribution or right, as determined by us in our sole discretion, and the denominator of which is $19.375.

     If, on or after April 24, 2000, Thermo Instrument should split the shares of its common stock or combine or otherwise change the shares of its common stock or its capitalization, then, without prejudice to our rights described in "-- Conditions Of The Offer," we may make appropriate adjustments to reflect such split, combination or change in the exchange ratio and other terms of the exchange offer, including without limitation the number or type of securities we are offering in exchange for Thermo Instrument common stock.

FEES AND EXPENSES

     J.P. Morgan and The Beacon Group are acting as our financial advisors in connection with the exchange offer and the merger involving Thermo Instrument described in this prospectus.

     In October 1999, we engaged The Beacon Group as our financial advisor in connection with our proposed acquisition of the outstanding shares held by public stockholders in certain of our subsidiaries. We paid The Beacon Group $500,000 in fees for services that The Beacon Group rendered pursuant to that engagement in connection with our acquisition of the outstanding publicly-held shares of common stock of ThermoTrex Corporation and ThermoLase Corporation.

     Pursuant to our letter agreement with J.P. Morgan and The Beacon Group, dated January 17, 2000, we agreed to pay each of J.P. Morgan and The Beacon Group a fee of $500,000 for its services in connection with the exchange offer and the merger involving Thermo Instrument described in this prospectus. In addition, we will reimburse J.P. Morgan and The Beacon Group for expenses incurred in connection with these transactions. The letter agreement also relates to our overall reorganization and provides for separate fees for services with respect to other elements of our reorganization. These other fees include a minimum retainer for each of J.P. Morgan and The Beacon Group of $1.25 million. The engagement letter provides for substantial additional compensation if we complete some or all of the other elements of our reorganization. We have agreed to indemnify J.P. Morgan and The Beacon Group and their affiliates against certain liabilities, including liabilities under the federal securities laws in connection with their engagement.

     We have retained D.F. King & Co., Inc. to act as the information agent and American Stock Transfer & Trust Company to act as the depositary in connection with the exchange offer. The information agent may contact holders of shares of Thermo Instrument common stock by mail, telephone, telex, telecopy, telegraph and personal interview and may request brokers, dealers, commercial banks, trust companies and other nominees to forward the exchange offer material to beneficial owners. Each of the information agent and the depositary will receive reasonable and customary compensation for its services, will be reimbursed for reasonable out-of-pocket expenses and will be indemnified against certain liabilities and expenses in connection with the exchange offer, including certain liabilities under U.S. federal securities laws.

     We will not pay any fees or commissions to any broker or dealer or any other person for soliciting tenders of shares of Thermo Instrument common stock in the exchange offer, other than to the information agent. We will, upon request, reimburse brokers, dealers, commercial banks and trust companies for customary mailing and handling expenses incurred by them in forwarding materials to their customers.

     The following is an estimate of the fees and expenses that we expect to incur in connection with the exchange offer and the merger:


Financial Advisors..........................................  $1,000,000
Legal.......................................................     250,000
Printing....................................................     100,000
Listing Fee.................................................      25,650
SEC Filing Fee..............................................     100,789
Depositary..................................................       7,500
Information Agent, including mailing........................      15,000
Miscellaneous...............................................      26,061
                                                              ----------
                                                              $1,525,000
                                                              ==========

     We will pay these fees and expenses, including any cash paid for fractional shares, out of cash that we currently hold. Thermo Instrument will not pay any of the fees and expenses to be incurred by us in connection with the exchange offer.

STOCK EXCHANGE LISTING

     Our common stock is listed on the New York Stock Exchange. We will make an application as necessary to list on the New York Stock Exchange the common stock that we will issue pursuant to the exchange offer and the merger. We will not accept for exchange, or exchange for shares of our common stock, any shares of common stock of Thermo Instrument or complete the merger unless the following shares of our common stock are approved for listing on the New York Stock Exchange, subject to official notice of issuance:

     - the shares issuable to Thermo Instrument stockholders in the exchange offer and the merger;

     - the shares issuable upon the exercise of options to purchase shares of Thermo Instrument common stock that we assume in connection with the exchange offer and the merger; and

     - shares issuable upon the conversion of the Thermo Instrument convertible debentures that we assume in connection with the exchange offer and the merger.

                          MARKET PRICES AND DIVIDENDS

PRICE RANGE OF SHARES OF OUR COMMON STOCK AND OF THERMO INSTRUMENT COMMON STOCK

     Our common stock is listed on the New York Stock Exchange under the symbol "TMO." Thermo Instrument common stock is listed on the American Stock Exchange under the symbol "THI." The following table sets forth the high and low sales prices per share of our common stock and of Thermo Instrument common stock, as reported in publicly available sources for each of the periods indicated.

                                                                                      THERMO
                                                            THERMO ELECTRON         INSTRUMENT
                                                            ----------------      --------------
                                                            HIGH        LOW       HIGH      LOW
                                                            -----      -----      ----      ----
Fiscal Year Ended January 2, 1999:
  First Quarter.......................................       43 5/16    36 5/8     35 7/16   27 13/16
  Second Quarter......................................       41 15/16   30 3/4     34 1/2    25 7/8
  Third Quarter.......................................       35 3/16    14 3/16    26 1/2    10
  Fourth Quarter......................................       20 1/16    13 9/16    15 1/8     7 7/8
Fiscal Year Ended January 1, 2000:
  First Quarter.......................................       18 3/16    13 3/8     17 7/16   13 1/2
  Second Quarter......................................       20 1/4     12 1/2     16 7/8    12 3/16
  Third Quarter.......................................       19 11/16   13 1/8     17        10 3/8
  Fourth Quarter......................................       16 1/8     12 3/4     12 3/4     8 1/8
Fiscal Year Ending December 30, 2000:
  First Quarter.......................................       26 7/8     14         23        10 1/4
  Second Quarter, through April 20, 2000..............       21 7/16    17 3/4     21        18 3/4

     As of April 20, 2000, there were 8,329 holders of record and in excess of 36,500 beneficial owners of the shares of our common stock. As of April 20, 2000, there were 2,821 holders of record and in excess of 6,700 beneficial owners of shares of Thermo Instrument common stock.

     On January 28, 2000, the last full trading day prior to the public announcement of our intention to commence the exchange offer, the closing sale price per share of Thermo Instrument common stock, as reported on the American Stock Exchange, was $15.6875. On March 7, 2000, the day prior to our announcement of the exchange ratio, the closing sale price per share of Thermo Instrument common stock, as reported on the American Stock Exchange, was $19.9375.

     YOU SHOULD OBTAIN CURRENT MARKET QUOTATIONS FOR THE SHARES OF OUR COMMON STOCK AND THERMO INSTRUMENT COMMON STOCK.

DIVIDENDS

     Neither we nor Thermo Instrument has ever declared or paid any cash dividends in respect of our common stock.

                          THE MERGER; APPRAISAL RIGHTS

THE MERGER

     If we complete the exchange offer, we will cause Thermo Instrument to merge with and into Thermo Electron in accordance with the Delaware General Corporation Law. Upon the effective date of this merger, each share of Thermo Instrument common stock issued and outstanding immediately prior to the effective date of the merger, other than shares owned by us and shares held by Thermo Instrument's public stockholders, if any, who are entitled to and who properly exercise their dissenters' rights under the Delaware General Corporation Law, as described below under "-- Appraisal Rights," will be cancelled and converted into a right to receive 0.85 shares of our common stock for each share of Thermo Instrument common stock. Thermo Instrument stockholders will also be entitled to receive cash in lieu of the issuance of fractional shares of our common stock in an amount equal to $19.1875 for each whole share of our common stock. As a result of the merger, Thermo Instrument will cease to exist as a separate legal entity, and we will own all of Thermo Instrument's assets.

     Under the Delaware General Corporation Law, if we hold at least 90% of the outstanding shares of Thermo Instrument common stock, we may effect the merger without a vote of Thermo Instrument's board of directors or Thermo Instrument's other stockholders. We intend to take all necessary and appropriate action to cause the merger to become effective as promptly as practicable after we complete the exchange offer, and without a meeting of the Thermo Instrument's stockholders.

APPRAISAL RIGHTS

     The Delaware General Corporation Law does not entitle stockholders of Thermo Instrument who tender their shares of Thermo Instrument common stock in the exchange offer to appraisal rights. If we complete the merger, then stockholders of Thermo Instrument who do not tender their shares of Thermo Instrument common stock to us pursuant to the exchange offer would have the right to demand an appraisal of the fair value of their shares of Thermo Instrument common stock in accordance with the provisions of Section 262 of the Delaware General Corporation Law, which sets forth the rights and obligations of stockholders of Thermo Instrument demanding an appraisal and the procedures to be followed.

     The Appraisal Statute. Under Delaware law, record holders of shares of Thermo Instrument common stock who follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Court of Chancery of the State of Delaware and to receive payment of the fair value of their shares together with a fair rate of interest, if any, as determined by such court. The Delaware court does not consider benefits arising from the merger in determining the value of the Thermo Instrument common stock. The following is a summary of the provisions of Section 262 of the Delaware General Corporation Law and is qualified in its entirety by reference to the full text of Section 262, a copy of which is included with this prospectus as Annex C.

     Required Notice and Demand. Within ten days following the consummation of the merger, we would notify the Thermo Instrument stockholders of record of:

     - the effective date of the merger;

     - the approval and consummation of the merger; and

     - the availability of appraisal rights under Section 262.

Any Thermo Instrument stockholder entitled to appraisal rights would have the right, within 20 days after the date of mailing of the required notice, to demand in writing from us an appraisal of the stockholder's shares. Such demand would be sufficient if it reasonably informs us of the identity of the stockholder and that the stockholder intends to demand an appraisal of the fair value of the stockholder's shares. Failure to make such a timely demand would foreclose a Thermo Instrument stockholder's right to appraisal.

     Only a record holder of shares of Thermo Instrument common stock at the time of the merger would be entitled to assert appraisal rights for the shares registered in that holder's name. You should execute any demand for appraisal in your name, as it appears on your stock certificates, if you are the holder of record. If you are not the holder of record, you should have the holder of record execute any demand for appraisal. Holders of shares of Thermo Instrument common stock who hold their shares in brokerage accounts or other nominee forms and wish to exercise appraisal rights should consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such nominee. You should send or deliver all written demands for appraisal to Sandra L. Lambert, Secretary, Thermo Instrument Systems Inc., c/o Thermo Electron Corporation, 81 Wyman Street, P.O. Box 9046, Waltham, Massachusetts 02454-9046, so that we receive the request within 20 days after our mailing of the notice of the merger described above.

     If you own shares of Thermo Instrument common stock in a fiduciary capacity, such as in a capacity as a trustee, guardian or custodian, you should execute the demand in that capacity. If more than one person owns the shares, as in a joint tenancy or tenancy in common, all of the joint owners should execute the demand or you should execute the demand on behalf of all of the joint owners.
An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners.

     A record holder, such as a broker holding shares of Thermo Instrument common stock as nominee for several beneficial owners, may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners. In such case, the written demand should set forth the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

     Filing a Petition for Appraisal. Within 120 calendar days after the effective date of the merger, we or any stockholder entitled to appraisal rights under Section 262 and who has complied with the foregoing procedures may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Thermo Instrument common stock of all such stockholders. We are not under any obligation, and have no present intention, to file a petition with respect to the appraisal of the fair value of the shares of Thermo Instrument common stock. Accordingly, it is the obligation of the stockholders to initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 262.

     Information We Will Provide. Within 120 calendar days after the effective date of the merger, any stockholder of record who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from us a statement setting forth the aggregate number of shares of Thermo Instrument common stock with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. We must mail this statement within 10 calendar days after we receive a written request or within 10 calendar days after the expiration of the period for the delivery of demands for appraisals, whichever is later.

     The Court's Determination. If you file a petition for an appraisal on a timely basis, then, after a hearing on the petition, the Delaware Court of Chancery will determine the stockholders entitled to appraisal rights and will appraise the fair value of the shares of Thermo Instrument common stock, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. If you are considering seeking appraisal, you should be aware that the fair value of your shares as determined under Section 262 could be more than, the same as or less than the amount per share that you would otherwise receive if you did not seek appraisal of your shares. The Delaware Supreme Court has stated that "proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy.

     The Court will determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares have been appraised. The Court may also determine the costs of the action and tax the parties as the Court deems equitable. The Court may also order that all or a portion of the expenses incurred by any holder of shares in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts used in the appraisal proceeding, be charged pro rata against the value of all the shares entitled to appraisal.

     The Court may require stockholders who have demanded an appraisal and who hold shares of Thermo Instrument common stock represented by certificates to submit their certificates for shares to the Court for notation thereon of the pendency of the appraisal proceedings. If any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     Consequences of a Demand for Appraisal. Any stockholder who has duly demanded an appraisal in compliance with Section 262 will not, after the effective date of the merger, be entitled to vote the shares of Thermo Instrument common stock subject to such demand for any purpose or to be entitled to the payment of dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of shares as of a date prior to the effective date of the merger.

     If any stockholder who demands appraisal of shares under Section 262 fails to perfect, or effectively withdraws or loses, the right to appraisal, as provided in the Delaware General Corporation Law, the shares of Thermo Instrument common stock of such holder will be converted into the right to receive 0.85 shares of our common stock for each share of Thermo Instrument common stock plus cash in lieu of the issuance of fractional shares of our common stock in an amount equal to $19.1875 per whole share, without interest. A stockholder will fail to perfect, or effectively lose, the right to appraisal if no petition is filed within 120 calendar days after the effective date of the merger. A stockholder may withdraw a demand for appraisal by delivering to us a written withdrawal of the demand for appraisal and acceptance of the merger, except that any such attempt to withdraw made more than 60 calendar days after the effective date of the merger will require our written approval. Once you have filed a petition for appraisal, the appraisal proceeding may not be dismissed as to any stockholder without the approval of the Court.

     For federal income tax purposes, stockholders who receive cash for their shares of Thermo Instrument common stock upon exercise of dissenters' rights will realize taxable gain or loss. See "Federal Income Tax Consequences."

     THE FOREGOING SUMMARY IS NOT A COMPLETE STATEMENT OF THE PROCEDURES THAT YOU MUST FOLLOW TO EXERCISE YOUR DISSENTING APPRAISAL RIGHTS. THE FULL TEXT OF THE DELAWARE APPRAISAL STATUTE IS ATTACHED TO THIS PROSPECTUS AS ANNEX C. YOU SHOULD READ ANNEX C IN ITS ENTIRETY BECAUSE FAILING TO COMPLY WITH THE PROCEDURES SET FORTH IN THE DELAWARE APPRAISAL STATUTE WILL RESULT IN THE LOSS OF YOUR APPRAISAL RIGHTS.

                        FEDERAL INCOME TAX CONSEQUENCES

     This section summarizes the important federal income tax consequences of the exchange offer and the merger to you. This summary is based on the current Internal Revenue Code, Treasury regulations and administrative rulings and court decisions, all of which can change. If there are any changes to the Internal Revenue Code, those regulations or those rulings and decisions, the tax consequences to you might change. Any changes could be retroactive.

     You should know that this summary does not deal with all federal income tax considerations that may be relevant to you because of your particular circumstances. Some examples of circumstances that would involve different federal income tax consequences are if you:

     - were a dealer in securities;

     - were an insurance company or financial institution;

     - were a foreign person or entity;

     - do not hold your Thermo Instrument common stock as a capital asset; or

     - acquired your shares in connection with stock option or stock purchase plans or in other compensatory transactions.

     In addition, the following discussion does not address the tax consequences of the exchange offer and the merger under foreign, state or local tax laws. WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE EXCHANGE OFFER AND THE MERGER, INCLUDING THE APPLICATION OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

     In connection with the exchange offer and merger, Hale and Dorr LLP, our legal counsel, has rendered a tax opinion to Thermo Instrument that the exchange offer and the merger of Thermo

Instrument into us should be treated as one integrated transaction that will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code. We and Thermo Instrument gave Hale and Dorr information about the exchange offer and the merger. Hale and Dorr based their tax opinion on that information. In addition, Hale and Dorr assumed some facts in giving their tax opinion, and their opinion contains various qualifications and limitations. We have filed Hale and Dorr's tax opinion as an exhibit to the registration statement of which this prospectus is a part. Subject to the assumptions, limitations and qualifications in the tax opinion, Hale and Dorr is of the opinion that the exchange offer and the merger should result in the following federal income tax consequences:

     - You will not recognize any gain or loss solely upon the exchange of your shares of Thermo Instrument common stock for our common stock pursuant to the exchange offer or the merger, except for any cash you receive in lieu of fractional shares of our common stock.

     - Your aggregate tax basis in our common stock that you receive pursuant to the exchange offer or the merger will be the same as your aggregate tax basis in the Thermo Instrument common stock that you tendered, reduced by the amount of any tax basis attributable to any fractional shares that you do not actually receive.

     - Your holding period for our common stock that you receive pursuant to the exchange offer or the merger will include the period for which you held the Thermo Instrument common stock that you exchange for our common stock, if you held the Thermo Instrument common stock as a capital asset at the time of the exchange.

     - Cash payments that you receive in lieu of a fractional share will be treated as if that fractional share of our common stock had been issued pursuant to the exchange offer or the merger and then redeemed by us after the exchange offer or the merger. You generally will recognize gain or loss upon any cash you so receive measured by the difference, if any, between the amount of cash you receive and your basis in that fractional share.

     - Neither we nor Thermo Instrument will recognize gain or loss directly as a result of the exchange offer or the merger.

     We will not, and Thermo Instrument will not, request a ruling from the Internal Revenue Service in connection with the exchange offer or the merger. You should be aware that Hale and Dorr's tax opinion will not bind the Internal Revenue Service. Hale and Dorr relied upon many factual representations by us in rendering its tax opinion and, in particular, upon our representation that if the exchange offer is successful, we will cause the merger of Thermo Instrument with and into us to occur.

     Hale and Dorr's tax opinion does not address or consider the tax effect on you of our proposed spin-offs of our business that serves the healthcare industry with a range of medical products for diagnosis and monitoring and our paper recycling and papermaking equipment business. In that regard, we have requested a ruling from the Internal Revenue Service regarding the tax consequences of the spin-offs. We expect to proceed with the spin-offs only if we receive a ruling that the spin-offs will qualify under Section 355 of the Internal Revenue Code. Accordingly, if the spin-offs occur, we anticipate that the ruling we receive from the Internal Revenue Service will address the tax consequences of the spin-offs to our stockholders, including those stockholders who received their shares pursuant to the exchange offer or the merger. Any ruling that we receive from the Internal Revenue Service may provide that the spin-offs could be taxable to some or all of our stockholders, including the prior stockholders of Thermo Instrument who received our common stock pursuant to the exchange offer or the merger.

     A successful challenge by the Internal Revenue Service to the reorganization status of the exchange offer and the merger would result in your recognizing taxable gain or loss on each share of Thermo Instrument common stock that you exchanged in the exchange offer or the merger. The amount of gain or loss would be equal to the difference between your basis in that share and the fair market value, as of the effective time of the exchange, of our common stock that you received in exchange for that share. In such event, a stockholder's aggregate basis in our common stock so received would equal its fair market value as of the effective time of the exchange, and the stockholder's holding period for such stock would begin the day after the exchange.

          COMPARISON OF THE RIGHTS OF HOLDERS OF OUR COMMON STOCK AND
            THE RIGHTS OF HOLDERS OF THERMO INSTRUMENT COMMON STOCK

     Upon completion of the exchange offer and the merger, stockholders of Thermo Instrument will become stockholders of Thermo Electron, rather than stockholders of Thermo Instrument. Thermo Electron's charter and bylaws will govern your rights as a stockholder of Thermo Electron. Our charter and bylaws differ in some important respects from Thermo Instrument's charter and bylaws. Both Thermo Electron and Thermo Instrument are incorporated under the laws of the State of Delaware. As Thermo Electron stockholders, the Delaware General Corporation Law will continue to govern the rights of former Thermo Instrument stockholders.

     The following is a comparison of:

     - the current rights of Thermo Instrument stockholders under Thermo Instrument's charter and bylaws; and

     - the rights Thermo Instrument stockholders would have as Thermo Electron stockholders under Thermo Electron's charter and bylaws after the completion of the offer and the merger.

The comparison summarizes the material differences but does not list all differences between the rights of Thermo Electron stockholders and Thermo Instrument stockholders.

                                      THERMO ELECTRON                             THERMO INSTRUMENT
                          ---------------------------------------      ---------------------------------------
BOARD OF DIRECTORS
Classified Board          Divided into three classes, as nearly        Consists of single class serving a
                          equal in number as possible, with each       one-year term.
                          class serving a staggered three-year
                          term.

Removal of Directors      Directors may be removed for cause           Directors may be removed, with or
                          only, at any special or annual meeting,      without cause, by the holders of a
                          by the affirmative vote of a majority        majority of the shares then entitled to
                          in number of shares of the stockholders      vote at an election of directors.
                          present in person or by proxy at such
                          meeting entitled to vote for the
                          election of such director.

Filling of Board          Vacancies on the board of directors may      Same.
Vacancies                 be filled by the vote of a majority of
                          the directors then in office.

Size of Board             The number of directors may be fixed by      The number of directors may be fixed by
                          resolution of the board, but may not be      resolution of the board but may not be
                          less than 3. The current number of           less than 2 nor more than 13. The
                          directors is 9.                              current number of directors is 2.

ANNUAL MEETING            Held on date fixed by the board.             Same.

CALLING A SPECIAL         Special meetings may be called only by       Special meetings may be called only by
MEETING                   the board of directors, the chairman of      the board of directors, the chairman of
                          the board of directors or the chief          the board of directors, the president
                          executive officer.                           or any vice president.

                                      THERMO ELECTRON                             THERMO INSTRUMENT
                          ---------------------------------------      ---------------------------------------
QUORUM REQUIREMENTS       The presence in person or by proxy of        Same.
                          the holders of a majority of the shares
                          entitled to vote at the meeting
                          constitute a quorum for that meeting,
                          except as otherwise provided by the
                          Delaware General Corporation Law.

STOCKHOLDER ACTION BY     May take action by written consent of        May take action by written consent of
WRITTEN CONSENT           stockholders having no less than the         stockholders having not less than 50%
                          minimum number of votes that would be        of all of the stock entitled to vote on
                          necessary to take such action at a           the action if a meeting were held.
                          meeting at which all shares entitled to
                          vote on the matter were present and
                          voted.

ADVANCE NOTICE FOR        A stockholder must deliver notice of         No advance notice provisions.
STOCKHOLDER NOMINATIONS   stockholder nominations or proposals to
AND OTHER BUSINESS        be made at an annual stockholders
                          meeting to the secretary not less than
                          60 days nor more than 75 days before
                          the first anniversary of the date on
                          which proxy materials for the preceding
                          year's annual stockholders meeting were
                          first mailed. However, if the date of
                          the annual meeting is moved ahead more
                          than 30 days before or delayed by more
                          than 30 days after the anniversary of
                          the preceding year's annual stockholder
                          meeting, a stockholder must deliver
                          notice not later than the close of
                          business on the later of:
                          - the 90th day prior to such annual
                            meeting; or
                          - the 10th day following the day on
                            which public announcement of the date
                            of such meeting is made.

AMENDMENTS TO
ORGANIZATIONAL DOCUMENTS

Certificate of            The approval of both our board of            Same.
Incorporation             directors and the holders of a majority
                          of our outstanding shares entitled to
                          vote for the amendment is required for
                          an amendment to our Certificate of
                          Incorporation.

                                      THERMO ELECTRON                             THERMO INSTRUMENT
                          ---------------------------------------      ---------------------------------------
Bylaws                    The board of directors may amend and         The board of directors may amend and
                          repeal bylaws. The holders of a              repeal bylaws. The holders of a
                          majority of the shares of capital stock      majority of the shares of capital stock
                          issued and outstanding and entitled to       issued and outstanding and entitled to
                          vote, voting together as a single            vote, voting together as a single
                          class, may also amend or repeal any          class, may also amend or repeal any
                          bylaw or may adopt a new bylaw, except       bylaw or may adopt a new bylaw.
                          that the affirmative vote of the
                          holders of at least two-thirds of the
                          shares of our capital stock issued and
                          outstanding and entitled to vote is
                          required to amend or repeal, or adopt
                          new bylaws inconsistent with, those
                          which relate to directors or amending
                          the bylaws.

CAPITALIZATION

Authorized Common Stock   350 million shares.                          250 million shares.

Authorized Preferred      50,000 shares of preferred stock;            None.
Stock                     40,000 shares of the preferred stock
                          designated as Series B junior
                          participating preferred stock, used in
                          the stockholder rights plan described
                          below. The board of directors may fix
                          the rights and preferences of any class
                          or series of the remaining 10,000
                          shares of preferred stock. The rights
                          of the holders of our common stock will
                          be subject to, and may be adversely
                          affected by, the rights of holders of
                          any preferred stock that may be issued
                          in the future.

RIGHTS PLAN               We have a rights agreement dated as of       None.
                          January 19, 1996, which is described
                          below. The rights agreement is
                          triggered by, among other things, the
                          acquisition by a third party of 15% or
                          more of our total outstanding common
                          stock without the approval of our board
                          of directors. The board of directors
                          may redeem rights at any time until ten
                          days after a triggering acquisition.

                                      THERMO ELECTRON                             THERMO INSTRUMENT
                          ---------------------------------------      ---------------------------------------
EXCULPATION AND           Certificate of Incorporation provides        Bylaws provide indemnification to
INDEMNIFICATION OF        indemnification to persons that are or       persons that are or were directors,
DIRECTORS, OFFICER AND    were directors or officers of ours, or       officers, employees or agents of Thermo
EMPLOYEES                 are or were serving at our request as        Instrument, or are or were serving at
                          directors or officers of another             the request of Thermo Instrument as
                          corporation, partnership, joint              directors, officers, employees or
                          venture, trust or other enterprise, to       agents of another corporation,
                          the fullest extent permitted by              partnership, joint venture, trust or
                          Delaware law.                                other enterprise, to the fullest extent
                                                                       permitted by Delaware law.
                          In the case of any action or suit by us
                          to procure a judgment in our favor, we       In the case of any action or suit by
                          will indemnify those directors and           Thermo Instrument to procure a judgment
                          officers only for expenses, including        in its favor, Thermo Instrument will
                          attorneys' fees, relating to any claim,      indemnify those directors, officers,
                          issue or matter as to which the              employees and agents only for expenses,
                          director or officer has been judged to       including attorneys' fees, relating to
                          be liable to us, if and only to the          any claim, issue or matter as to which
                          extent that the court determines that,       the director or officer has been judged
                          despite the adjudication of liability        to be liable to Thermo Instrument, if
                          but in view of all of the circumstances      and only to the extent that the court
                          of the case, the director or officer is      determines that, despite the
                          entitled to indemnity for such expenses      adjudication of liability but in view
                          which the court finds proper.                of all of the circumstances of the
                                                                       case, the director or officer is
                                                                       entitled to indemnity for such expenses
                                                                       which the court finds proper.

THERMO ELECTRON STOCKHOLDER RIGHTS PLAN

     Under Delaware law, every corporation may create and issue rights entitling the holders of the rights to purchase from the corporation shares of its capital stock of any class or classes, subject to any provisions of its certificate of incorporation. The price and terms of the shares must be stated in the company's certificate of incorporation or in a resolution adopted by the board of directors for the creation or issuance of such rights.

     We entered into a rights agreement dated as of January 19, 1996 with BankBoston, N.A. as rights agent. On January 19, 1996, our board declared a dividend distribution of one right for each outstanding share of our common stock to our stockholders. Each right entitles the registered holder to purchase from us a unit consisting of one ten-thousandth of a share of Series B junior participating preferred stock at a purchase price of $250.00 in cash per unit, subject to adjustment.

     The following description is a summary of all the material terms of our stockholder rights plan. It does not restate these terms in their entirety. We urge you to read our stockholder rights plan because it, and not this description, defines the terms and provisions of our plan. We have filed a copy of the rights agreement that established our rights plan as an exhibit to our Registration Statement on Form 8-A, which we filed with the SEC on January 26, 1996 and which we incorporate by reference into the registration statement which includes this prospectus. You may obtain a copy of the rights agreement at no charge by writing to us at the address listed below under the caption "Where You Can Find More Information."

     Distribution of rights. Initially, the rights attach to all of our outstanding common stock certificates and we will not distribute separate rights certificates. The rights will separate from our common stock, and a distribution date will occur, upon the earlier of the following events:

     - 10 days after a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of our common stock; and

     - 10 business days following the start of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of the outstanding shares of our common stock.

Until the distribution date:

     - the rights will be evidenced by our common stock certificates and will be transferred only with our common stock certificates;

     - new common stock certificates of ours will incorporate the rights agreement by reference; and

     - the surrender for transfer of any certificates of our common stock will also transfer the rights associated with our common stock represented by the certificate.

     The rights are not exercisable until the distribution date and will expire at the close of business on January 29, 2006, unless we redeem or exchange them earlier as described below.

     Flip in event. If a person becomes the beneficial owner of 15% or more of the shares of our common stock, each holder of a right will thereafter have the right to receive, upon exercise, a number of shares of our common stock, or, in some circumstances, cash, property or other securities of ours, which equals the exercise price of the right divided by one-half of the current market price of our common stock on the date the acquisition occurs. However, following the acquisition:

     - rights are not exercisable until the rights are no longer redeemable by us as set forth below; and

     - all rights that are, or were, under the circumstances specified in the rights agreement, beneficially owned by any acquiring person will be null and void.

The event set forth in this paragraph is referred to as a "section 11(a)(ii) event." A section 11(a)(ii) event does not occur if there is an offer for all of our outstanding shares of common stock that our board of directors determines is fair to our stockholders and in their best interests.

     For example, at an exercise price of $250 per right, each right not owned by an acquiring person, or by some related parties, following a section 11(a)(ii) event would entitle the holder to purchase for $250 the number of shares of our common stock, or other consideration, as noted above, as equals $250 divided by one-half of the current market price of our common stock. Assuming that our common stock had a per share value of $50 at that time, the holder of each valid right would be entitled to purchase ten shares of our common stock for $250.

     Flip over event. If at any time after a person has become an acquiring person:

     - we are acquired in a merger or other business combination transaction in which we are not the surviving corporation, or our common stock is changed or exchanged, or

     - 50% or more of our assets or earning power is sold or transferred,

then each holder of a right, except rights which previously have been voided as set forth above, shall thereafter have the right to receive, upon exercise, that number of shares of common stock of the acquiring company which equals the exercise price of the right divided by one-half of the current market price of that company's common stock at the date of the occurrence of the event. This exercise right does not arise if the merger or other transaction follows an offer for all of our outstanding shares of common stock that our board of directors determines is fair to our stockholders and in their best interests.

     For example, at an exercise price of $250 per right, each right following an event described in the preceding paragraph would entitle the holder to purchase for $250 the number of shares of common stock of the acquiring company as equals $250 divided by one-half of the current market price of that company's common stock. Assuming that the common stock had a per share value of $100 at that time, the holder of each valid right would be entitled to purchase five shares of common stock of the acquiring company for $250.

     Exchange of rights. At any time after a section 11(a)(ii) event, our board of directors may exchange the rights, other than rights owned by the acquiring person that have become void, in whole or in part, at an exchange ratio of one share of our common stock, or one ten-thousandth of a share of preferred stock, or of a share of a class or series of our preferred stock having equivalent rights, preferences and privileges, per right.

     Series B junior participating preferred stock. Preferred stock purchasable upon exercise of the rights will not be redeemable. Each share of preferred stock will be entitled to a minimum preferential quarterly dividend payment of $100 per share and will be entitled to an aggregate dividend of 10,000 times the dividend declared per share of our common stock. In the event of liquidation, the holders of the preferred stock will be entitled to a minimum preferential liquidating payment of $100 per share and will be entitled to an aggregate payment of 10,000 times the payment made per share of our common stock. Each share of preferred stock will have 10,000 votes, voting together with our common stock. Finally, in the event of any merger, consolidation or other transaction in which our common stock is changed or exchanged, each share of preferred stock will be entitled to receive 10,000 times the amount received per share of our common stock.

     These rights are protected by customary antidilution provisions and, in light of our stock dividend in 1996, currently provide for the following:

     - an aggregate dividend per share of preferred stock of 15,000 times the dividend declared per share of our common stock;

     - an aggregate payment per share of preferred stock, in the event of liquidation, of 15,000 times the payment made per share of our common stock; and

     - 15,000 votes per share of preferred stock, voting together with our common stock.

     Because of the nature of the preferred stock's dividend, liquidation and voting rights, the value of one ten-thousandth of a share of preferred stock purchasable upon exercise of each right should approximate the value of one share of our common stock.

     Redemption of rights. At any time until ten days following the stock acquisition date, we may redeem the rights in whole, but not in part, at a price of $.01 per right, payable in cash or stock. Immediately upon an action of our board of directors ordering redemption of the rights, the rights will terminate and the only right of the holders of rights will be to receive the $.01 redemption price.

     Status of rights holder and tax effects. Until a right is exercised, the holder of the right, as such, will have no rights as a stockholder of ours, including the right to vote or to receive dividends. Although the distribution of the rights is not taxable to stockholders or to us, stockholders may, depending upon the circumstances, recognize taxable income in the event that the rights become exercisable for our common stock, or other consideration, or for common stock of the acquiring company as described above.

     Effects of the rights. The rights are intended to have anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire us without conditioning the offer on a substantial number of rights being acquired. The rights, however, should not affect any prospective offeror willing to make an offer at a fair price and otherwise in the best interests of us and our stockholders, as determined by a majority of our board of directors. The rights should not interfere with any merger or other business combination approved by our board of directors because the board of directors may, at its option, at any time prior to the close of business on the earlier of:

     - the tenth day following the stock acquisition date, or

     - January 29, 2006,

and in other specified circumstances, redeem all of the then outstanding rights at the redemption price.

DELAWARE ANTI-TAKEOVER STATUTE

     Both we and Thermo Instrument are subject to Section 203 of the Delaware General Corporation Law which, under some circumstances, may make it more difficult for a person who would be an "interested stockholder," as defined in
Section 203, in either company, to effect various business combinations with that company for a three-year period after becoming an interested stockholder. Under Delaware law, a corporation's certificate of incorporation or bylaws may exclude a corporation from the restrictions imposed by Section 203. Neither our nor Thermo Instrument's certificate of incorporation and bylaws exclude the company from the restrictions imposed by Section 203.

                       TRANSACTIONS WITH RELATED PARTIES

PRIOR CONTACTS

     Except as set forth in, or incorporated by reference in, this prospectus, since January 1, 1998, there have been no contacts, negotiations or transactions between us, on the one hand, and Thermo Instrument or any of its officers, directors or affiliates, on the other hand, concerning a merger, consolidation or acquisition, a tender offer or other acquisition of securities, an election of directors or a sale or other transfer of a material amount of assets.

PRIOR BUSINESS RELATIONSHIPS

     Except as set forth in, or incorporated by reference in, this prospectus, we have not, since January 1, 1998, had any business relationships or transactions with Thermo Instrument or any of its executive officers, directors or affiliates that would require disclosure in this prospectus under the SEC's rules.

                                 LEGAL MATTERS

     Seth H. Hoogasian, Esq., our General Counsel, will pass on the validity of the shares of our common stock offered by this prospectus. Mr. Hoogasian is a full-time employee and officer of Thermo Electron, is an officer of Thermo Instrument and, as of April 20, 2000, owned or had the right to acquire 386,647 shares of our common stock and 132,700 shares of the common stock of our subsidiaries.

                                    EXPERTS

     Our financial statements and those of Thermo Instrument that we incorporate by reference in this prospectus and the financial statement schedules that we incorporated by reference in the registration statement of which this prospectus is a part have been audited by Arthur Andersen LLP, independent public accountants, to the extent and for the periods as indicated in their reports with respect thereto, and are incorporated by reference in reliance upon the authority of said firm as experts in giving said reports.

                      WHERE YOU CAN FIND MORE INFORMATION

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE, INCLUDING IMPORTANT BUSINESS AND FINANCIAL INFORMATION, WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR IN DOCUMENTS TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY INFORMATION THAT IS DIFFERENT.

THERMO INSTRUMENT

     We incorporate by reference into this prospectus the following documents, filed by Thermo Instrument (File No. 1-9786) with the SEC:

     - Thermo Instrument's Annual Report on Form 10-K for the fiscal year ended January 1, 2000; and

     - Thermo Instrument's Current Reports on Forms 8-K dated February 1, 2000 and April 7, 2000.

THERMO ELECTRON

     We incorporate by reference into this prospectus the following documents, which we have filed (File No. 1-8002) with the SEC:

     - Our Annual Report on Form 10-K for the fiscal year ended January 1, 2000;

     - Our Current Report on Form 8-K dated February 1, 2000;

     - Our Proxy Statement dated April 19, 2000;

     - The description of our common stock which is contained in our registration statement on Form 8-A and the amendment to that registration statement, filed under the Exchange Act; and

     - The description of our preferred stock purchase rights which is contained in our registration statement on Form 8-A and the amendments to that registration statement, filed under the Exchange Act.

     All documents that we file or that Thermo Instrument files pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus to the date that shares are accepted for exchange pursuant to our offer, the date that our offer is terminated or the date that the merger is closed will also be deemed to be incorporated in this prospectus by reference.

     The information incorporated by reference in this prospectus is deemed to be a part of this prospectus, except for any information superseded by information in this prospectus or in any subsequently filed document that we incorporate by reference in this prospectus.

     We will provide a copy of any and all of the information that we incorporate by reference in this prospectus to any person, without charge, upon written or oral request. If we do not specifically incorporate by reference exhibits to the documents that we incorporate by reference in this prospectus, then we will not provide copies of those exhibits. TO OBTAIN TIMELY DELIVERY, YOU MUST REQUEST THE INFORMATION NO LATER THAN MAY 12, 2000.

     You should direct requests for documents relating to Thermo Instrument or to us to: Sandra L. Lambert, Corporate Secretary, Thermo Electron Corporation, 81 Wyman Street, Waltham, Massachusetts 02454 (telephone: 781-622-1000; facsimile: 781-768-6620).

     We file reports, proxy statements and other information with the SEC. You may inspect and copy our reports, proxy statements and other information at the public reference facilities maintained by the SEC at:

Judiciary Plaza         Citicorp Center          Seven World Trade Center
Room 1024               500 West Madison Street  13th Floor
450 Fifth Street, N.W.  Suite 1400               New York, New York 10048
Washington, D.C. 20549  Chicago, Illinois 60661

     You can also inspect reports, proxy statements and other information concerning Thermo Instrument at:

     The American Stock Exchange
     86 Trinity Place
     New York, New York 10006-1881

     You can also inspect reports, proxy statements and other information concerning us at:

     The New York Stock Exchange
     20 Broad Street
     New York, New York 10005

     You can also obtain copies of these materials by mail at prescribed rates from the Public Reference Room at the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC toll-free at l-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy statements and other information regarding Thermo Electron and Thermo Instrument. The address of the SEC website is http://www.sec.gov.

     We have filed a registration statement on Form S-4 under the Securities Act with the SEC with respect to our common stock we would issue to Thermo Instrument stockholders in the exchange offer and the merger. This prospectus constitutes our prospectus filed as part of the registration statement. This prospectus does not contain all of the information set forth in the registration statement because we have omitted some parts of the registration statement in accordance with the SEC's rules. The registration statement and its exhibits are available for inspection and copying as set forth above.

     We have also filed with the SEC a statement on Schedule TO pursuant to Rule 14d-3 under the Exchange Act furnishing certain information about the exchange offer. You may read and copy the Schedule TO and any amendments thereto at the SEC's public reference room in Washington, D.C. referred to above.

     If you have any questions about the exchange offer, you should call the information agent, D.F. King & Co., Inc. If you are a banker or broker, call collect at (212) 269-5550. All others should call toll-free at (800) 290-6433.

     THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROSPECTUS, IN ANY JURISDICTION OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES PURSUANT TO THIS PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR INCORPORATED INTO THIS PROSPECTUS BY REFERENCE OR IN OUR AFFAIRS SINCE THE DATE OF THIS PROSPECTUS.

                      [This page intentionally left blank]

                          THERMO ELECTRON CORPORATION

         INDEX TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

                                                              PAGE
Pro Forma Consolidated Condensed Financial Information of
  Thermo Electron Corporation (Unaudited)...................  F-2
Pro Forma Consolidated Condensed Statement of Operations for
  the fiscal year ended January 1, 2000.....................  F-3
Pro Forma Consolidated Condensed Balance Sheet as of January
  1, 2000...................................................  F-4
Notes to Pro Forma Consolidated Condensed Financial
  Statements................................................  F-5

                          THERMO ELECTRON CORPORATION

             PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

     The following unaudited pro forma consolidated condensed statement of operations sets forth our results of operations for the fiscal year ended January 1, 2000, as if we had completed the exchange offer and the merger at the beginning of fiscal 1999. The following unaudited pro forma consolidated condensed balance sheet sets forth our financial position as of January 1, 2000, as if we had completed the exchange offer and the merger on January 1, 2000. For purposes of determining the number of shares of our common stock that we will issue in the exchange offer and the merger, we have used the exchange ratio of
0.85 shares of our common stock for each share of Thermo Instrument common stock. The pro forma results of operations are not necessarily indicative of future operations or the actual results that would have occurred if we had completed the exchange offer and the merger at the beginning of fiscal 1999.

                          THERMO ELECTRON CORPORATION

            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                       FISCAL YEAR ENDED JANUARY 1, 2000
                                  (UNAUDITED)

                                                                        PRO FORMA
                                                         HISTORICAL    ADJUSTMENTS    PRO FORMA
                                                         ----------    -----------    ----------
                                                         (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Revenues                                                 $2,471,193      $    --      $2,471,193
                                                         ----------      -------      ----------
Costs and Operating Expenses:
  Cost of revenues.....................................   1,378,494           --       1,378,494
  Selling, general and administrative expenses.........     673,004        4,324         677,328
  Research and development expenses....................     171,100           --         171,100
  Restructuring and other unusual costs, net...........     149,589           --         149,589
                                                         ----------      -------      ----------
                                                          2,372,187        4,324       2,376,511
                                                         ----------      -------      ----------
Operating Income.......................................      99,006       (4,324)         94,682
Other Expense, Net.....................................     (61,520)          --         (61,520)
                                                         ----------      -------      ----------
Income from Continuing Operations Before Income Taxes,
  Minority Interest and Extraordinary Items............      37,486       (4,324)         33,162
Income Tax Provision...................................      33,073           --          33,073
Minority Interest Expense..............................      18,993       11,332           7,661
                                                         ----------      -------      ----------
Loss from Continuing Operations Before Extraordinary
  Items................................................  $  (14,580)     $ 7,008      $   (7,572)
                                                         ==========      =======      ==========
Loss per Share from Continuing Operations Before
  Extraordinary Items:
  Basic................................................  $     (.09)                  $     (.04)
                                                         ==========                   ==========
  Diluted..............................................  $     (.11)                  $     (.06)
                                                         ==========                   ==========
Basic and Diluted Weighted Average Shares..............     157,987       12,545         170,532
                                                         ==========      =======      ==========

                          THERMO ELECTRON CORPORATION

                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                JANUARY 1, 2000
                                  (UNAUDITED)

                                                                        PRO FORMA
                                                         HISTORICAL    ADJUSTMENTS    PRO FORMA
                                                         ----------    -----------    ----------
                                                                     (IN THOUSANDS)
                        ASSETS
Current Assets:
  Cash and cash equivalents............................  $  281,760     $      --     $  281,760
  Short-term available-for-sale investments, at quoted
     market value......................................     555,501            --        555,501
  Accounts receivable, net.............................     574,126            --        574,126
  Other current assets.................................     588,470            --        588,470
  Net assets of discontinued operations................     517,350            --        517,350
                                                         ----------     ---------     ----------
                                                          2,517,207            --      2,517,207
                                                         ----------     ---------     ----------
Property, Plant and Equipment, at Cost, Net............     510,647            --        510,647
                                                         ----------     ---------     ----------
Other Assets...........................................     247,897            --        247,897
                                                         ----------     ---------     ----------
Cost in Excess of Net Assets of Acquired Companies.....   1,227,335       172,971      1,400,306
                                                         ----------     ---------     ----------
Long-term Net Assets of Discontinued Operations........     678,756            --        678,756
                                                         ----------     ---------     ----------
                                                         $5,181,842     $ 172,971     $5,354,813
                                                         ==========     =========     ==========

       LIABILITIES AND SHAREHOLDERS' INVESTMENT
Current Liabilities....................................  $1,066,349     $      --     $1,066,349
                                                         ----------     ---------     ----------
Deferred Income Taxes and Other Deferred Items.........     163,063            --        163,063
                                                         ----------     ---------     ----------
Long-term Obligations:
  Subordinated convertible obligations.................   1,209,305            --      1,209,305
  Other................................................     356,669            --        356,669
                                                         ----------     ---------     ----------
                                                          1,565,974            --      1,565,974
                                                         ----------     ---------     ----------
Minority Interest......................................     364,278      (119,898)       244,380
                                                         ----------     ---------     ----------
Common Stock of Subsidiary Subject to Redemption.......       7,692            --          7,692
                                                         ----------     ---------     ----------
Shareholders' Investment:
  Common stock.........................................     167,433        12,545        179,978
  Capital in excess of par value.......................   1,052,837       280,324      1,333,161
  Retained earnings....................................   1,041,968            --      1,041,968
  Treasury stock at cost...............................    (189,646)           --       (189,646)
  Deferred compensation................................      (3,190)           --         (3,190)
  Accumulated other comprehensive items................     (54,916)           --        (54,916)
                                                         ----------     ---------     ----------
                                                          2,014,486       292,869      2,307,355
                                                         ----------     ---------     ----------
                                                         $5,181,842     $ 172,971     $5,354,813
                                                         ==========     =========     ==========

                          THERMO ELECTRON CORPORATION

         NOTES TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 1 -- PRO FORMA ADJUSTMENTS TO PRO FORMA CONSOLIDATED
          CONDENSED STATEMENT OF OPERATIONS (IN THOUSANDS
          EXCEPT IN TEXT)
                                                               YEAR ENDED
                                                              JANUARY 1, 2000
                                                                 ---------
                                                              DEBIT (CREDIT)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
Amortization of cost in excess of net assets of acquired
  companies created by the acquisition of additional shares
  of Thermo Instrument......................................     $   4,324
                                                                 ---------
MINORITY INTEREST EXPENSE
Decrease in minority interest expense as a result of our
  increased ownership of Thermo Instrument..................     $ (11,332)
                                                                 ---------
WEIGHTED AVERAGE SHARES
Increase in weighted average shares outstanding due to the
  assumed issuance of 12,545,187 shares of our common stock
  for the acquisition of additional shares of Thermo
  Instrument as of the beginning of 1999....................        12,545
NOTE 2 -- PRO FORMA ADJUSTMENTS TO PRO FORMA CONSOLIDATED
          CONDENSED BALANCE SHEET (IN THOUSANDS EXCEPT IN
          TEXT)
                                                              JANUARY 1, 2000
                                                                 ---------
                                                              DEBIT (CREDIT)
COST IN EXCESS OF NET ASSETS OF ACQUIRED COMPANIES
Increase in cost in excess of net assets of acquired
  companies as a result of our increased ownership of Thermo
  Instrument................................................     $ 172,971
                                                                 ---------
MINORITY INTEREST
Decrease in minority interest as a result of our increased
  ownership of Thermo Instrument............................       119,898
                                                                 ---------
COMMON STOCK
Increase in common stock due to the assumed issuance of
  12,545,187 shares of our common stock for the acquisition
  of additional shares of Thermo Instrument.................       (12,545)
CAPITAL IN EXCESS OF PAR VALUE
Increase in capital in excess of par value as a result of
  our increased ownership of Thermo Instrument and the
  conversion of outstanding stock options of Thermo
  Instrument into our stock options.........................      (280,324)
                                                                 ---------

                      [This page intentionally left blank]

                                    ANNEX A

              DIRECTORS AND EXECUTIVE OFFICERS OF THERMO ELECTRON
                             AND THERMO INSTRUMENT

THERMO ELECTRON

     We have set forth in the following table:

     - the name, business address, position with Thermo Electron, present principal occupation or employment and five-year employment history of each of our directors and executive officers; and

     - the names, principal businesses and addresses of any corporations or other organizations in which those principal occupations are conducted.

     Unless otherwise indicated, each occupation listed in the table refers to Thermo Electron, each individual is a United States citizen and each individual's business address is 81 Wyman Street, Waltham, Massachusetts 02454.

     Unless otherwise indicated, to our knowledge, none of our directors or executive officers beneficially owns any shares of our common stock or Thermo Instrument common stock or rights to acquire shares of our common stock or Thermo Instrument common stock. Unless otherwise indicated, to our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding during the last five years, excluding traffic violations or similar misdemeanors, and none of our directors or executive officers was a party to any judicial or administrative proceeding during the last five years that resulted in a judgement, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

     Mr. John N. Hatsopoulos retired from our board of directors effective February 21, 2000. Dr. George N. Hatsopoulos retired from our board of directors effective March 31, 2000.

SAMUEL W. BODMAN...................    Dr. Bodman, 61, has been a director of
                                       Thermo Electron since May 1999. Since
                                       1988, Dr. Bodman has served as the
                                       chairman and chief executive officer of
                                       Cabot Corporation, a manufacturer of
                                       specialty chemicals and materials located at 75 State Street, Boston, MA 02109. Dr.
                                       Bodman is also a director of Cabot
                                       Corporation, John Hancock Financial
                                       Services, Inc., Security Capital Group
                                       Incorporated and Westvaco Corporation.

PETER O. CRISP.....................    Mr. Crisp, 67, has been a director of
                                       Thermo Electron since 1974. Mr. Crisp was a general partner of Venrock Associates, a venture capital investment firm located at 30 Rockefeller Plaza, New York, NY
                                       10112, for more than five years until his retirement in September 1997. He has been the vice chairman of Rockefeller
                                       Financial Services, Inc. since December
                                       1997. Mr. Crisp is also a director of
                                       American Superconductor Corporation,
                                       Evans & Sutherland Computer Corporation,
                                       Thermedics Inc., ThermoTrex Corporation
                                       and United States Trust Corporation.

ELIAS P. GYFTOPOULOS...............    Dr. Gyftopoulos, 72, has been a director
                                       of Thermo Electron since 1976. Dr.
                                       Gyftopoulos is Professor Emeritus of the Massachusetts Institute of Technology, where he was the Ford Professor of Mechanical Engineering and of Nuclear
                                       Engineering for more than 20 years until his retirement in 1996. Dr. Gyftopoulos is also a director of Thermo
                                       Cardiosystems Inc., ThermoLase
                                       Corporation, ThermoRetec Corporation and
                                       Trex Medical Corporation.

FRANK JUNGERS......................    Mr. Jungers, 73, has been a director of
                                       Thermo Electron since 1978. Mr. Jungers
                                       has been a consultant on business and
                                       energy matters since 1977. His business
                                       address is 822 N.W. Murray Boulevard,
                                       Suite 242, Portland, OR 97229. Mr.
                                       Jungers is also a director of The AES
                                       Corporation, Donaldson, Lufkin &
                                       Jenrette, Inc., Statia Terminals Group
                                       N.V., Thermo Ecotek Corporation and
                                       ThermoQuest Corporation.

ROBERT A. MCCABE...................    Mr. McCabe, 65, has been a director of
                                       Thermo Electron since 1962. He has been
                                       the chairman of Pilot Capital Corporation located at 444 Madison Avenue, Suite
                                       2103, New York, NY 10022, which is
                                       engaged in private investments, since
                                       1998. Mr. McCabe was the president of
                                       Pilot Capital Corporation from 1987 to
                                       1998. Mr. McCabe is also a director of
                                       Atlantic Bank & Trust Company, Burns
                                       International Services Corporation,
                                       Church & Dwight Company and Thermo Optek
                                       Corporation.

HUTHAM S. OLAYAN...................    Ms. Olayan, 46, has been a director of
                                       Thermo Electron since 1987. She has
                                       served since 1995 as president and a
                                       director of Olayan America Corporation, a member of the Olayan Group, and as president and a director of Competrol
                                       Real Estate Limited, another member of
                                       the Olayan Group, from 1986 until its
                                       merger into Olayan America Corporation in 1997. The surviving company which is located at 505 Park Avenue, Suite 1100,
                                       New York, NY 10022, is engaged in private investments, including real estate, and advisory services. Ms. Olayan is also a director of Trex Medical Corporation. Ms.
                                       Olayan is a citizen of Saudi Arabia.

ROBERT W. O'LEARY..................    Mr. O'Leary, 56, has been a director of
                                       Thermo Electron since June 1998. He has
                                       been the president and chairman of
                                       Premier, Inc., a strategic alliance of
                                       not-for-profit health care and hospital
                                       systems located at 12225 El Camino Real,
                                       San Diego, CA 92130, since 1995.

RICHARD F. SYRON...................    Dr. Syron, 56, has been a director of
                                       Thermo Electron since September 1997, its president and chief executive officer since June 1999 and chairman of the board since January 2000. From April 1994 until
                                       May 1999, Dr. Syron was the chairman and chief executive officer of the American
                                       Stock Exchange Inc. located at 86 Trinity
                                       Place, New York, NY 10006-1881. Dr. Syron is also a director of Dreyfus
                                       Corporation, John Hancock Financial
                                       Services, Inc., and Thermo Fibertek Inc.

ROGER D. WELLINGTON................    Mr. Wellington, 73, has been a director
                                       of Thermo Electron since 1986. Mr.
                                       Wellington serves as the president and
                                       chief executive officer of Wellington
                                       Consultants, Inc. and Wellington
                                       Associates Inc., international business
                                       consulting firms he founded in 1994 and
                                       1989, respectively, each of which is
                                       located at P.O. Box 8186, 5555 Gulf of
                                       Mexico Drive, Unit 302, Longboat Key, FL
                                       34228. Mr. Wellington is also a director of Photoelectron Corporation and Thermo
                                       Fibergen Inc.

BRIAN D. HOLT......................    Mr. Holt, 51, became the chief operating
                                       officer, energy and environment, of
                                       Thermo Electron in September 1998. Mr.
                                       Holt has been the president and chief
                                       executive officer of Thermo Ecotek
                                       Corporation, a majority-owned subsidiary of Thermo Electron located at 245 Winter
                                       Street, Waltham, MA 02451, that is
                                       involved in electric power generation
                                       since February 1994. From March 1996 to
                                       September 1998, he was a vice president
                                       of Thermo Electron. Mr. Holt is also a
                                       director of The Randers Killam Group,
                                       Inc., Thermo Ecotek Corporation,
                                       ThermoRetec Corporation and Thermo
                                       TerraTech Inc.

JOHN T. KEISER.....................    Mr. Keiser, 64, became chief operating
                                       officer, biomedical, of Thermo Electron
                                       in September 1998 and was a vice
                                       president from April 1997 until his
                                       promotion. Mr. Keiser has been the
                                       president and chief executive officer of Thermedics Inc., a manufacturer of biomedical products, product quality-assurance systems and security devices, since March 1998 and December
                                       1998, respectively, and served as a
                                       senior vice president of Thermedics Inc.
                                       from 1994 until his promotion to
                                       president. He has also been the president of Thermo Electron's wholly owned biomedical group, a manufacturer of medical equipment and instruments, since
                                       1994. Mr. Keiser is a director of Metrika
                                       Systems Corporation, Thermedics Inc.,
                                       Thermo Cardiosystems Inc., ThermoLase
                                       Corporation, ThermoTrex Corporation and
                                       Trex Medical Corporation.

EARL R. LEWIS......................    Mr. Lewis, 56, became chief operating
                                       officer, measurement and detection, of
                                       Thermo Electron in September 1998, and
                                       served as senior vice president of Thermo
                                       Electron from June 1998 to September 1998 and vice president from September 1996 to June 1998. Mr. Lewis has been president and chief executive officer of Thermo
                                       Instrument since March 1997 and January
                                       1998, respectively, and was chief
                                       operating officer from January 1996 to
                                       January 1998. Prior to that time, he was executive vice president of Thermo
                                       Instrument from January 1996 to March
                                       1997 and senior vice president from
                                       January 1994 to January 1996. Mr. Lewis
                                       served as chief executive officer of
                                       Thermo Optek Corporation, a
                                       majority-owned subsidiary of Thermo
                                       Instrument and a manufacturer of
                                       analytical instruments that measure
                                       energy and light for purposes of
                                       materials analysis, characterization and preparation, from its inception in August
                                       1995 to January 1998. Mr. Lewis is a
                                       director of FLIR Systems Inc., Metrika
                                       Systems Corporation, SpectRx Inc.,
                                       Spectra-Physics Lasers, Inc., Thermo
                                       Optek Corporation and ThermoQuest
                                       Corporation.

THEO MELAS-KYRIAZI.................    Mr. Melas-Kyriazi, 40, has been a vice
                                       president, of Thermo Electron since March
                                       1998 and its chief financial officer
                                       since January 1999. Prior to his
                                       appointment as a vice president of Thermo
                                       Electron, Mr. Melas-Kyriazi served as
                                       president and chief executive officer of ThermoSpectra Corporation, a subsidiary of Thermo Instrument that develops, manufactures, and markets precision imaging, inspection, measurement, and temperature-control instrumentation, from its inception in August 1994 until March
                                       1998. Mr. Melas-Kyriazi is a director of ThermoRetec Corporation. Mr.
                                       Melas-Kyriazi is a citizen of Greece.

WILLIAM A. RAINVILLE...............    Mr. Rainville, 58, became chief operating
                                       officer, recycling and resource recovery, of Thermo Electron in September 1998. Mr.
                                       Rainville was a senior vice president of Thermo Electron from March 1993 to
                                       September 1998, and a vice president of
                                       Thermo Electron from 1986 to 1993. He has been president and chief executive officer of Thermo Fibertek Inc., a majority-owned subsidiary of Thermo
                                       Electron located at 245 Winter Street,
                                       Waltham, MA 02451 that develops and
                                       manufactures equipment and products for
                                       the papermaking and paper-recycling
                                       industries, since its inception in 1991.
                                       Mr. Rainville is also a director of
                                       Thermo Ecotek Corporation, Thermo
                                       Fibergen Inc., Thermo Fibertek Inc.,
                                       ThermoRetec Corporation and Thermo
                                       TerraTech Inc.

     Stock Ownership. The following table sets forth the beneficial ownership of common stock of Thermo Instrument and Thermo Electron, as of January 31, 2000, with respect to each of our directors and executive officers. Our directors and executive officers disclaim beneficial ownership of the shares of Thermo Instrument common stock beneficially owned by us.

                                                                  THERMO           THERMO
                                                                 ELECTRON        INSTRUMENT
                          NAME(1)                             CORPORATION(2)   SYSTEMS INC.(3)
                          -------                             --------------   ---------------
Samuel W. Bodman............................................       27,599                 0
Peter O. Crisp..............................................      121,767             3,009
Elias P. Gyftopoulos........................................       91,399            88,842
Brian D. Holt...............................................      322,941               999
Frank Jungers...............................................      171,021            26,412
John T. Keiser..............................................      331,636           155,211
Earl R. Lewis...............................................      215,477           436,499
Robert A. McCabe............................................       66,326            46,846

                                                                  THERMO           THERMO
                                                                 ELECTRON        INSTRUMENT
                          NAME(1)                             CORPORATION(2)   SYSTEMS INC.(3)
                          -------                             --------------   ---------------
Theo Melas-Kyriazi..........................................      458,532           182,715
Hutham S. Olayan............................................       49,568             3,009
Robert W. O'Leary...........................................       43,830               666
William A. Rainville........................................      361,499            19,065
Richard F. Syron............................................    1,074,006                 0
Roger D. Wellington.........................................       55,795             6,759
All directors and current executive officers as a group (14
  persons)..................................................    3,391,396           970,032

---------------
(1) Except as reflected in the footnotes to this table, shares beneficially owned consist of shares owned by the indicated person or by that person for the benefit of minor children, and all share ownership includes sole voting and investment power.

(2) Shares of the Common Stock of Thermo Electron beneficially owned by Dr. Bodman, Mr. Crisp, Dr. Gyftopoulos, Mr. Holt, Mr. Jungers, Mr. Keiser, Mr. Lewis, Mr. McCabe, Mr. Melas-Kyriazi, Ms. Olayan, Mr. O'Leary, Mr. Rainville, Dr. Syron, Mr. Wellington and all directors and current executive officers as a group include 26,000, 25,596, 27,442, 284,948, 24,673,
    263,230, 212,278, 27,442, 384,361, 27,442, 27,000, 294,630, 1,011,000,
    24,673 and 2,660,715 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 31, 2000 through the exercise of stock options. Shares beneficially owned by Mr. Melas-Kyriazi and all directors and current executive officers as a group include 1,071 shares allocated to Mr. Melas-Kyriazi's account maintained pursuant to the Thermo Electron's employee stock ownership plan (the "ESOP"). Shares beneficially owned by Dr. Bodman, Mr. Crisp, Dr. Gyftopoulos, Mr. Jungers, Mr. McCabe, Ms. Olayan, Mr. O'Leary, Dr. Syron, Mr. Wellington and all directors and current executive officers as a group include 1,599, 49,277, 1,378, 80,427, 34,725, 19,876, 3,830, 2,506, 26,342
    and 219,960 shares, respectively, allocated to accounts maintained pursuant to Thermo Electron's deferred compensation plan for directors. Shares beneficially owned by Ms. Olayan do not include 6,150,000 shares owned by Crescent Holding GmbH, a member of the Olayan Group. Crescent Holding GmbH is indirectly controlled by Suliman S. Olayan, Ms. Olayan's father. Ms. Olayan disclaims beneficial ownership of the shares owned by Crescent Holding GmbH. No director or current executive officer beneficially owned more than 1% of the Thermo Electron common stock outstanding as of such date; all directors and current executive officers as a group beneficially owned 2.13% of the Thermo Electron common stock outstanding as of January 31, 2000.

(3) Shares of the common stock of Thermo Instrument beneficially owned by Mr. Crisp, Dr. Gyftopoulos, Mr. Holt, Mr. Jungers, Mr. Keiser, Mr. Lewis, Mr. McCabe, Mr. Melas-Kyriazi, Ms. Olayan, Mr. O'Leary, Mr. Rainville, Mr. Wellington and all directors and current executive officers as a group include 3,009, 40,586, 999, 11,443, 71,311, 409,081, 7,925, 163,687, 3,009,
    666, 19,065, 3,009 and 733,790 shares, respectively, that such person or members of the group have the right to acquire within 60 days of January 31, 2000 through the exercise of stock options. Shares beneficially owned by Mr. Melas-Kyriazi and all directors and current executive officers as a group include 468 shares allocated to Mr. Melas-Kyriazi's account maintained pursuant to the ESOP. Shares beneficially owned by Mr. Jungers, Mr. McCabe and all directors and current executive officers as a group include 13,563, 8,908 and 22,471 shares, respectively, allocated to their respective accounts maintained pursuant to Thermo Instrument's deferred compensation plan for directors. Shares beneficially owned by Mr. Lewis include 2,987 shares held by his spouse. No director or current executive officer beneficially owned more than 1% of the Thermo Instrument common stock outstanding as of January 31, 2000; all directors and current executive officers as a group beneficially owned less than 1% of the Thermo Instrument common stock outstanding as of January 31, 2000.

THERMO INSTRUMENT

     We have set forth in the following table:

     - the name, business address, position with Thermo Instrument, present principal occupation or employment and five-year employment history of each of the directors and executive officers of Thermo Instrument; and

     - the names, principal businesses and addresses of any corporations or other organizations in which those principal occupations are conducted.

     Unless otherwise indicated, each occupation listed in the table refers to Thermo Instrument, each individual is a United States citizen and each individual's business address is 81 Wyman Street, Waltham, Massachusetts 02454.

     Unless otherwise indicated, to our knowledge, no director or executive officer of Thermo Instrument beneficially owns any shares of our common stock or of Thermo Instrument common stock or rights to acquire shares of our common stock or Thermo Instrument common stock. Unless otherwise indicated, to our knowledge, no director or executive officer of Thermo Instrument has been convicted in a criminal proceeding during the last five years, excluding traffic violations or similar misdemeanors, and no director or executive officer of Thermo Instrument was a party to any judicial or administrative proceeding during the last five years that resulted in a judgement, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

     Arvin H. Smith, John N. Hatsopoulos and Richard F. Syron resigned from the board of directors of Thermo Instrument effective February 15, 2000, February 21, 2000 and March 7, 2000, respectively. George N. Hatsopoulos retired from the board of directors of Thermo Instrument effective March 31, 2000.

EARL R. LEWIS.......................     Mr. Lewis, 56, has been a director and
                                         the chief executive officer of Thermo
                                         Instrument since January 1998, and has
                                         been president of Thermo Instrument
                                         since March 1997. He was chief
                                         operating officer of Thermo Instrument
                                         from January 1996 to January 1998.
                                         Prior to that time, he was executive
                                         vice president of Thermo Instrument
                                         from January 1996 to March 1997 and
                                         senior vice president from January 1994
                                         to January 1996. Mr. Lewis has been the
                                         chief operating officer, measurement
                                         and detection, of Thermo Electron since
                                         September 1998. Prior to his
                                         appointment as chief operating officer,
                                         Mr. Lewis served as senior vice
                                         president of Thermo Electron from June
                                         1998 to September 1998 and vice
                                         president from September 1996 to June
                                         1998. Mr. Lewis served as chief
                                         executive officer of Thermo Optek
                                         Corporation from its inception in
                                         August 1995 to January 1998. Mr. Lewis
                                         is a director of FLIR Systems Inc.,
                                         Metrika Systems Corporation, SpectRx
                                         Inc., Spectra-Physics Lasers, Inc.,
                                         Thermo Optek Corporation and
                                         ThermoQuest Corporation.

POLYVIOS C. VINTIADIS...............     Mr. Vintiadis, 64, has been a director
                                         of Thermo Instrument since July 1993.
                                         Mr. Vintiadis has been the chairman and
                                         chief executive officer of Towermarc
                                         Corporation, a real estate development
                                         company located at Two Sound View
                                         Drive, Green-
                                         wich, CT 06830, since 1984. Mr.
                                         Vintiadis is also a director of
                                         Spectra-Physics Lasers, Inc. and Thermo
                                         TerraTech Inc.

RICHARD W.K. CHAPMAN................     Dr. Chapman, 54, has been senior vice
                                         president of Thermo Instrument since
                                         July 1998 and was a vice president of
                                         Thermo Instrument from 1992 until July
                                         1998. He has been the chief executive
                                         officer, president and a director of
                                         ThermoQuest Corporation, a majority
                                         owned subsidiary of Thermo Instrument
                                         since its inception in June 1995.
                                         ThermoQuest Corporation develops and
                                         distributes mass spectrometers, liquid
                                         chromatographs, gas chromatographs, and
                                         multi-instrument combinations of these
                                         products for the pharmaceutical,
                                         environmental, and industrial
                                         marketplaces and is located at 2215
                                         Grand Avenue Parkway, Austin, TX
                                         78728-3812.

DENIS A. HELM.......................     Mr. Helm, 61, has been executive vice
                                         president of Thermo Instrument since
                                         January 1999, and was a senior vice
                                         president from 1994 to 1998. From 1981
                                         to 1998, Mr. Helm served as president
                                         of Thermo Instrument's Thermo
                                         Environmental Instruments Inc.
                                         subsidiary, a manufacturer of
                                         instruments and systems for detecting
                                         and monitoring environmental
                                         pollutants. Mr. Helm also served as
                                         chief executive officer of Metrika
                                         Systems Corporation, a majority-owned
                                         subsidiary of Thermo Instrument that
                                         develops and manufactures process
                                         optimization systems for raw material
                                         analysis and finished materials quality
                                         control, from November 1996 until
                                         February 1998. Mr. Helm's business
                                         address is 8 East Forge Parkway,
                                         Franklin, MA 02038. Mr. Helm is also a
                                         director of Metrika Systems
                                         Corporation.

BARRY S. HOWE.......................     Mr. Howe, 44, has been a vice president
                                         of Thermo Instrument since 1994. He has
                                         been president and chief executive
                                         officer of ThermoSpectra Corporation, a
                                         subsidiary of Thermo Instrument that
                                         develops, manufactures, and markets
                                         precision imaging, inspection,
                                         measurement, and temperature-control
                                         instrumentation, since March 1998 and
                                         was appointed president, chief
                                         executive officer and a director of
                                         Thermo Optek Corporation, a
                                         majority-owned subsidiary of Thermo
                                         Instrument in October 1999. Thermo
                                         Optek is a manufacturer of analytical
                                         instruments that measure energy and
                                         light for purposes of materials
                                         analysis, characterization and
                                         preparation. Mr. Howe also served as
                                         president and chief executive officer
                                         of Thermo BioAnalysis Corporation,
                                         which develops and markets instruments,
                                         consumables, diagnostics and
                                         information measurement systems for
                                         biochemistry, healthcare and other
                                         applications, from February 1995 to
                                         March 1998. Mr. Howe's business
                                         address is 8 East Forge Parkway,
                                         Franklin, MA 02038.

THEO MELAS-KYRIAZI..................     Mr. Melas-Kyriazi, 40, has been the
                                         chief financial officer of Thermo
                                         Instrument since January 1999. He has
                                         been a vice president of Thermo
                                         Electron since March 1998 and its chief
                                         financial officer since January 1999.
                                         Prior to his appointment as a vice
                                         president at Thermo Electron, Mr.
                                         Melas-Kyriazi served as president and
                                         chief executive officer of
                                         ThermoSpectra Corporation, a subsidiary
                                         of Thermo Instrument that develops,
                                         manufactures, and markets precision
                                         imaging, inspection, measurement, and
                                         temperature-control instrumentation,
                                         from its inception until March 1998.
                                         Mr. Melas-Kyriazi is a director of
                                         ThermoRetec Corporation. Mr.
                                         Melas-Kyriazi is a citizen of Greece.

     Stock Ownership. The following table sets forth the beneficial ownership of common stock of Thermo Instrument and Thermo Electron, as of January 31, 2000, with respect to each director and executive officer of Thermo Instrument. While some directors and executive officers of Thermo Instrument are also directors and executive officers of Thermo Electron or its subsidiaries, all such persons disclaim beneficial ownership of the shares of common stock beneficially owned by us.

                                                                   THERMO            THERMO
                                                                 INSTRUMENT         ELECTRON
                          NAME(1)                             SYSTEMS INC.(2)    CORPORATION(3)
                          -------                             ----------------   --------------
Richard W.K. Chapman........................................       225,530            79,801
Denis A. Helm...............................................       278,638           167,163
Barry S. Howe...............................................       303,290            71,655
Earl R. Lewis...............................................       436,499           215,477
Theo Melas-Kyriazi..........................................       182,715           458,532
Polyvios C. Vintiadis.......................................        17,597             2,500
All directors and current executive officers as a group (6
  persons)..................................................     1,444,269           995,128

---------------
(1) Except as reflected in the footnotes to this table, shares of the common stock beneficially owned consist of shares owned by the indicated person or by that person for the benefit of minor children, and all share ownership includes sole voting and investment power.

(2) Shares of the Thermo Instrument common stock beneficially owned by Dr. Chapman, Mr. Helm, Mr. Howe, Mr. Lewis, Mr. Melas-Kyriazi, Mr. Vintiadis and all directors and current executive officers as a group include 196,249, 216,250, 273,156, 409,081, 163,687, 11,745 and 1,270,168 shares, respectively, that such person or group had the right to acquire within 60 days of January 31, 2000, through the exercise of stock options. Shares beneficially owned by Mr. Melas-Kyriazi and all directors and current executive officers as a group include 468 shares, allocated through January 31, 2000, to Mr. Melas-Kyriazi's account maintained pursuant to Thermo Electron's employee stock ownership plan (the "ESOP"). Shares beneficially owned by Mr. Vintiadis and all directors and current executive officers as a group include 5,590 shares, allocated through January 1, 2000, to Mr. Vintiadis' account maintained under Thermo Instrument's deferred compensation plan for directors. Shares beneficially owned by Mr. Helm include a total of 5,264 shares held in custodial accounts for the benefit of four minor children. Shares beneficially owned by Mr. Howe include 374 shares held in custodial accounts for the benefit of his minor children. Shares beneficially owned by Mr. Lewis include 2,987 shares held by his spouse. No director or current executive officer beneficially owned more than 1% of the Thermo Instrument common stock outstanding as of January 31, 2000; all directors and current executive officers as a group beneficially owned 1.1% of the Thermo Instrument common stock outstanding as of such date.

(3) Shares of the common stock of Thermo Electron beneficially owned by Dr. Chapman, Mr. Helm, Mr. Howe, Mr. Lewis, Mr. Melas-Kyriazi and all directors and current executive officers as a group include 76,428, 99,816, 64,141, 212,278, 384,361 and 837,024 shares, respectively, that such person or group had the right to acquire within 60 days of January 31, 2000, through the exercise of stock options. Shares beneficially owned by Mr. Melas-Kyriazi and all directors and current executive officers as a group include 1,071 shares, allocated through January 31, 2000, to Mr. Melas-Kyriazi's account maintained pursuant to the ESOP. Shares beneficially owned by Mr. Helm include 8,100 shares held in custodial accounts for the benefit of his minor children. Shares beneficially owned by Mr. Howe include 200 shares held in custodial accounts for the benefit of his minor children. No director or current executive officer beneficially owned more than 1% of the Thermo Electron common stock outstanding as of January 31, 2000; all directors and current executive officers as a group beneficially owned less than 1% of the Thermo Electron common stock outstanding as of such date.

                      [This page intentionally left blank]

                                    ANNEX B

                   INFORMATION CONCERNING TRANSACTIONS IN THE
                       COMMON STOCK OF THERMO INSTRUMENT

     Neither we nor, to our knowledge, any of our directors or executive officers engaged in any transactions in Thermo Instrument common stock during the 60-day period ended April 20, 2000, except for the option exercises described below.

                                                                                        NUMBER OF
                                                                                     SHARES RECEIVED    EXERCISE PRICE
NAME                                         RELATIONSHIP           EXERCISE DATE     UPON EXERCISE       PER SHARE
----                                   -------------------------    -------------    ---------------    --------------
Dr. Elias P. Gyftopoulos.............  Director, Thermo Electron       3/10/00            1,406             $11.15
Robert A. McCabe.....................  Director, Thermo Electron       3/20/00            1,406             $11.15

                      [This page intentionally left blank]

                                    ANNEX C

              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec.251 (other than a merger effected pursuant to sec.251(g)of this title), sec.252, sec.254, sec.257, sec.258, sec.263 or sec.264
of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec.251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec.251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec.253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec.228 or sec.253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed, by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by or more publications at least week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 339, L. '98, eff. 7-1-98.)

                      [This page intentionally left blank]

                      [This page intentionally left blank]

                      [This page intentionally left blank]

     You or your broker, dealer, commercial bank, trust company or other nominee should deliver your letter of transmittal, certificates for Thermo Instrument shares and any other required documents to the depositary at one of its address set forth below.

                   The Depositary for the exchange offer is:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

           By Mail:                   By Hand or Overnight
        40 Wall Street                      Courier:
          46th Floor                     40 Wall Street
   New York, New York 10005                46th Floor
     Attn: Reorganization           New York, New York 10005
          Department                  Attn: Reorganization
                                           Department

                           By Facsimile Transmission:
                                 (718) 234-5001

                             Confirm by Telephone:
                                 (718) 921-8200

     You should direct any questions or requests for assistance or additional copies of the prospectus, the letter of transmittal and the notice of guaranteed delivery to the Information Agent at its telephone numbers and location listed below. You may also contact your local broker, commercial bank, trust company or nominee for assistance concerning the exchange offer.

                The Information Agent for the exchange offer is:

                             D.F. KING & CO., INC.
                          77 Water Street, 20th Floor
                               New York, NY 10005
                Bankers and Brokers Call Collect (212) 269-5550
                    All Others Call Toll-Free (800) 290-6433

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Delaware General Corporation Law and Thermo Electron's Certificate of Incorporation and Bylaws limit the monetary liability of directors to Thermo Electron and to its stockholders and provide for indemnification of Thermo Electron's officers and directors for liabilities and expenses that they may incur in such capacities. In general, officers and directors are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of Thermo Electron and, with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Thermo Electron also has indemnification agreements with its directors and officers that provide for the maximum indemnification allowed by law.

     Thermo Electron has an insurance policy which insures its directors and officers against those liabilities set forth in the insurance policy which might be incurred in connection with the performance of their duties.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) The following exhibits are filed herewith or incorporated herein by reference:

EXHIBIT
NUMBER                      DESCRIPTION OF DOCUMENT
-------                     -----------------------
  3.1     Amended and Restated Certificate of Incorporation of the
          Registrant (incorporated by reference to Exhibit 1 to the
          Registrant's Amendment No. 3 to Registration Statement on
          Form 8-A/A filed on September 9, 1999 (SEC File No.
          1-8002)).
  3.2     Bylaws of the Registrant (incorporated by reference to
          Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q
          for the quarter ended July 3, 1999 (SEC File No. 1-8002)).
  4.1     Reference is made to Exhibits 3.1 and 3.2 above.
  4.2     Fiscal Agency Agreement dated as of January 3, 1996, between the Registrant and Chemical Bank pertaining to the
          Registrant's 4 1/4% Subordinated Convertible Debentures due
          2003 (incorporated by reference to Exhibit 4.1 to
          Registrant's Annual Report on Form 10-K for the fiscal year ended December 30, 1995 (SEC File No. 1-8002)). The
          Registrant agrees, pursuant to Item 601(b)(4)(iii)(A) of
          Regulation S-K, to furnish to the Commission upon request, a copy of each instrument with respect to other long-term debt of the Registrant or its consolidated subsidiaries.
  4.3     Rights Agreement, dated as of January 19, 1996, between the
          Registrant and the First National Bank of Boston, as Rights
          Agent, which includes as Exhibit A the Form of Certificate of Designations, as Exhibit B the Form of Rights Certificate
          and as Exhibit C the Summary of Rights to Purchase Preferred
          Stock (incorporated by reference to Exhibit 1 to the
          Registrant's Registration Statement on Form 8-A filed on
          January 26, 1996, as amended by Amendment No. 1 to
          Registration Statement on Form 8-A/A filed on May 30, 1997
          (SEC File No. 1-8002)).
  4.4     Amendment No. 1 to Rights Agreement, dated as of June 11,
          1999, between the Registrant and BankBoston, N.A. (formerly,
          The First National Bank of Boston), as Rights Agent, which includes as Exhibit B the amended and restated Form of
          Rights Certificate and as Exhibit C the amended and restated
          Summary of Rights to Purchase Preferred Stock (incorporated by reference to Exhibit 2 to the Registrant's Amendment No.
          2 to Registration Statement on Form 8-A/A filed on June 21,
          1999 (SEC File No. 1-8002)).

EXHIBIT
NUMBER                      DESCRIPTION OF DOCUMENT
-------                     -----------------------
  4.5     Indenture dated as of October 29, 1998, by and between the
          Registrant and Bankers Trust Company, as Trustee, relating to the issuance of senior debt securities by the Registrant
          (incorporated by reference to Exhibit 4.1 to the
          Registrant's Current Report on Form 8-K dated October 29,
          1998, filed with the SEC on October 30, 1998 (SEC File No.
          1-8002)).
  4.6     First Supplemental Indenture dated as of October 29, 1998, by and between the Registrant and Bankers Trust Company, as
          Trustee, relating to the issuance by the Registrant of
          $150,000,000 aggregate principal amount of its 7.625% Notes due 2008 (incorporated by reference to Exhibit 4.2 to the
          Registrant's Current Report on Form 8-K dated October 29,
          1998, filed with the SEC on October 30, 1998 (SEC File No.
          1-8002)).
  5.1     Opinion and consent of Seth H. Hoogasian, Esq. as to the
          validity of the securities being issued.
  8.1     Opinion and consent of Hale and Dorr LLP as to the material
          United States federal income tax consequences of the
          exchange offer and the merger.
 10.1     Form of Indemnification Agreement between the Registrant and the directors and officers of its majority-owned
          subsidiaries (filed as Exhibit 10.1 to the Registrant's
          Registration Statement on Form S-4 [Reg. No. 333-90661] and
          incorporated herein by reference).
 10.2     Form of Amended and Restated Indemnification Agreement
          between the Registrant and its directors and officers (filed as Exhibit 10.2 to the Registrant's Registration Statement
          on Form S-4 [Reg. No. 333-90661] and incorporated herein by reference).
 12.1     Computation of Registrant's ratio of earnings to fixed
          charges.
 12.2     Computation of Thermo Instrument's ratio of earnings to
          fixed charges.
 21.1     Subsidiaries of the Registrant (incorporated by reference to
          Exhibit 21.1 to the Registrant's Annual Report on Form 10-K
          dated January 1, 2000, filed with the SEC on March 22, 2000
          (SEC File No. 1-8002)).
 23.1     Consent of Arthur Andersen LLP, independent accountants to the Registrant.
 23.2     Consent of Arthur Andersen LLP, independent accountants to
          Thermo Instrument Systems Inc.
 23.3     Consent of Seth H. Hoogasian, Esq. (included in Exhibit 5.1 of this Registration Statement).
 23.4     Consent of Hale and Dorr LLP (included in Exhibit 8.1 of
          this Registration Statement).
 24.1     Powers of Attorney (included in the signature pages of this
          Registration Statement).
 99.1     Form of Letter of Transmittal.
 99.2     Form of Notice of Guaranteed Delivery.
 99.3     Form of Broker Dealer Letter.
 99.4     Form of Letter to Clients.
 99.5     Form of Guidelines for Certification of Taxpayer
          Identification Number on Substitute Form W-9.

ITEM 22.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (2) that before any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

          (3) that every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (4) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, including information contained in documents filed after the effective date of this registration statement through the date of responding to such request; and

          (5) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

     Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 24th day of April, 2000.

                                          THERMO ELECTRON CORPORATION

                                          By:          /s/ RICHARD F. SYRON
                                            ------------------------------------
                                                       Richard F. Syron
                                                       President, Chief
                                              Executive Officer and
                                                       Chairman of the Board

                        POWER OF ATTORNEY AND SIGNATURES

     Each of the undersigned Directors and Officers of Thermo Electron Corporation hereby appoints Theo Melas-Kyriazi, Seth H. Hoogasian and Sandra L. Lambert, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

  SIGNATURE                                                         TITLE                      DATE
  ---------                                                         -----                      ----
           /s/ RICHARD F. SYRON                        President, Chief Executive         April 24, 2000
  ---------------------------------------------------    Officer and Chairman of the
           Richard F. Syron                              Board (Principal Executive
                                                         Officer)

           /s/ THEO MELAS-KYRIAZI                      Vice President and Chief           April 24, 2000
  ---------------------------------------------------    Financial Officer (Principal
           Theo Melas-Kyriazi                            Financial Officer and
                                                         Principal Accounting Officer)

           /s/ SAMUEL W. BODMAN                        Director                           April 24, 2000
  ---------------------------------------------------
           Samuel W. Bodman

           /s/ PETER O. CRISP                          Director                           April 24, 2000
  ---------------------------------------------------
           Peter O. Crisp

           /s/ ELIAS P. GYFTOPOULOS                    Director                           April 24, 2000
  ---------------------------------------------------
           Elias P. Gyftopoulos

           /s/ FRANK JUNGERS                           Director                           April 24, 2000
  ---------------------------------------------------
           Frank Jungers

  SIGNATURE                                                         TITLE                      DATE
  ---------                                                         -----                      ----
           /s/ ROBERT A. MCCABE                        Director                           April 24, 2000
  ---------------------------------------------------
           Robert A. McCabe

           /s/ HUTHAM S. OLAYAN                        Director                           April 24, 2000
  ---------------------------------------------------
           Hutham S. Olayan

           /s/ ROBERT W. O'LEARY                       Director                           April 24, 2000
  ---------------------------------------------------
           Robert W. O'Leary

           /s/ ROGER D. WELLINGTON                     Director                           April 24, 2000
  ---------------------------------------------------
           Roger D. Wellington